EXHIBIT 4.15

                                EXECUTION COPY




                               CREDIT AGREEMENT

                                     among

CEMEX, S.A. de C.V.,as Borrower and CEMEX MEXICO, S.A. de C.V., as Guarantor and EMPRESAS TOLTECA de MEXICO, S.A. de C.V., as Guarantor and BARCLAYS BANK PLC, as Issuing Bank and Documentation Agent and ING BANK N.V., as Issuing Bank and The Several Lenders Party Hereto, as Lenders and BARCLAYS CAPITAL,THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, as Joint Bookrunner and ING CAPITAL LLC, as Joint Bookrunner and Administrative Agent

                                US$800,000,000

                           Dated as of June 23, 2004

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                               TABLE OF CONTENTS
                               -----------------


                                                                          Page
                                                                          ----

ARTICLE I DEFINITIONS.......................................................1

         1.01 Certain Definitions...........................................1
         1.02 Other Definitional Provisions. ..............................18
         1.03 Accounting Terms and Determinations. ........................18


ARTICLE II THE LOAN FACILITIES.............................................18

         2.01 Revolving Loans..............................................18
         2.02 Swing Line Loans.............................................22
         2.03 Interest.....................................................25


ARTICLE III THE STANDBY L/C FACILITY.......................................26

       3.01 Issuance of the Standby L/C. ..................................26
       3.02 Reimbursement Obligations......................................28
       3.03 Obligations to Reimburse Standby L/C Drawing Absolute..........28
       3.04 Participating Interests........................................29
       3.05 Limited Liability of the Issuing Banks.. ......................32


ARTICLE IV TERMINATION AND REDUCTION OF COMMITMENTS; FEES, TAXES,
           PAYMENT PROVISIONS..............................................33

         4.01 Termination or Reduction of Commitments......................33
         4.02 Extension of Termination Date................................33
         4.03 Fees.........................................................35
         4.04 Computation of Fees..........................................36
         4.05 Taxes........................................................36
         4.06 General Provisions as to Payments............................38
         4.07 Funding Losses...............................................39
         4.08 Basis for Determining Interest Rate Inadequate or Unfair. ...39
         4.09 Capital Adequacy.............................................40
         4.10 Illegality...................................................40
         4.11 Requirements of Law..........................................41
         4.12 Substitute Lenders...........................................42
         Sharing of Payments, Etc..........................................42
         Conditions to Effectiveness. .....................................43


ARTICLE V CONDITIONS PRECEDENT ............................................43

         5.02 Conditions Precedent to Borrowings, Continuation or
              Conversion of the Loans and Issuances of Standby L/Cs........45

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BORROWER..................46

         6.01  Corporate Existence and Power...............................46
         6.02  Power and Authority; Enforceable Obligations................46
         6.03  Compliance with Law and Other Instruments...................47
         6.04  Consents/Approvals..........................................47
         6.06  Litigation..................................................47
         6.07  No Immunity.................................................48
         6.08  Governmental Regulations....................................48
         6.09  Direct Obligations; Pari Passu; Liens.......................48
         6.10  Subsidiaries................................................48
         6.11  Ownership of Property.......................................48
         6.12  No Recordation Necessary....................................48
         6.13  Taxes.......................................................49
         6.14  Compliance with Laws........................................49
         6.15  Absence of Default..........................................49
         6.16  Full Disclosure.............................................50
         6.17  Choice of Law; Submission to Jurisdiction and Waiver
               of Sovereign Immunity.......................................50
         6.18  Total Outstandings..........................................50
         6.19  Existing Standby L/C's......................................50
         6.20  Pension and Welfare Plans...................................50
         6.21  Environmental Matters.......................................50
         6.22  Margin Regulations..........................................51

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS...............52

         7.01 Corporate Existence and Power................................52
         7.02 Power and Authority; Enforceable Obligations.................52
         7.03 Compliance with Law and Other Instruments. ..................52
         7.04 Consents/Approvals. .........................................53
         7.05 Litigation; Material Adverse Effect..........................53
         7.06 No Immunity..................................................53
         7.07 Governmental Regulations.....................................53
         7.09 No Recordation Necessary.....................................53
         7.10 Choice of Law; Submission to Jurisdiction and Waiver
              of Sovereign Immunity........................................54

ARTICLE VIII AFFIRMATIVE COVENANTS.........................................54

         8.01 Financial Reports and Other Information. ....................54
         8.02 Notice of Default and Litigation.............................55
         8.03 Compliance with Laws and Contractual Obligations, Etc........55
         8.04 Payment of Obligations.......................................56
         8.05 Maintenance of Insurance.....................................56
         8.06 Conduct of Business and Preservation of Corporate
              Existence....................................................56
         8.07 Books and Records............................................56
         8.08 Maintenance of Properties, Etc...............................56
         8.09 Use of Proceeds..............................................57
         8.10 Pari Passu Ranking...........................................57
         8.11 Transactions with Affiliates.................................57
         8.12 Maintenance of Governmental Approvals........................57
         8.13 Measurement Date.............................................57
         8.14 Inspection of Property.......................................58


ARTICLE IX NEGATIVE COVENANTS..............................................58

     9.01 Financial Conditions. ...........................................58
     9.02 Liens............................................................58
     9.03 Consolidations and Mergers. .....................................60
     9.04 Sales of Assets, Etc.............................................61
     9.05 Change in Nature of Business.....................................61
     9.06 Margin Regulations...............................................61


ARTICLE X OBLIGATIONS OF GUARANTORS .......................................61

     10.01 The Guaranty.. .................................................61
     10.02 Nature of Liability. ...........................................62
     10.03 Unconditional Obligations.......................................62
     10.04 Independent Obligation..........................................62
     10.05 Waiver of Notices. .............................................63
     10.06 Waiver of Defenses..............................................63
     10.07 Bankruptcy and Related Matters..................................64
     10.08 No Subrogation..................................................65
     10.09 Right of Contribution...........................................65
     10.10 General Limitation on Guaranty..................................66
     10.11 Covenants of the Guarantors.....................................66


ARTICLE XI EVENTS OF DEFAULT...............................................66

     11.01 Events of Default. .............................................66
     11.02 Remedies........................................................69
     11.03 Notice of Default. .............................................69
     11.04 Default Interest. ..............................................69


ARTICLE XII THE ADMINISTRATIVE AGENT.......................................69

     12.01 Appointment and Authorization. .................................69
     12.02 Delegation of Duties............................................70
     12.03  Liability of Administrative Agent..............................70
     12.04  Reliance by Administrative Agent...............................70
     12.05  Notice of Default..............................................71
     12.06  Credit Decision................................................71
     12.07  Indemnification................................................72
     12.08  Administrative Agent in Individual Capacity....................72
     12.09  Successor Administrative Agent.................................73


ARTICLE XIII THE ISSUING BANKS.............................................73

     13.01 Appointment. ...................................................73
     13.02 Liability of Issuing Bank. .....................................74
     13.03 Reliance by Issuing Banks.......................................74
     13.04 Credit Decision. ...............................................74
     13.05 Indemnification.................................................75
     13.06 Issuing Banks in their Individual Capacities. ..................75
     13.07 Notice of Default. .............................................76


ARTICLE XIV THE JOINT BOOKRUNNERS..........................................76

     14.01 The Joint Bookrunners...........................................76
     14.02 Liability of Joint Bookrunners..................................76
     14.03 Joint Bookrunners in their respective Individual Capacities. ...76
     14.04 Credit Decision. ...............................................76


ARTICLE XV MISCELLANEOUS...................................................77

     15.01 Notices. .......................................................77
     15.02 Amendments and Waivers..........................................77
     15.03 No Waiver; Cumulative Remedies. ................................79
     15.04 Payment of Expenses, Etc........................................79
     15.05 Indemnification.................................................79
     15.06 Successor and Assigns...........................................80
     15.07 Right of Set-off. ..............................................82
     15.08 Confidentiality. ...............................................82
     15.09 Use of English Language.........................................83
     15.10 GOVERNING LAW...................................................83
     15.11 Submission to Jurisdiction......................................83
     15.12 Appointment of Agent for Service of Process.....................84
     15.13 Waiver of Sovereign Immunity. ..................................84
     15.14 Judgment Currency...............................................84
     15.15 Counterparts....................................................85
     15.16 USA PATRIOT Act. ...............................................85
     15.17 Severability. ..................................................85
     15.18 Survival of Agreements and Representations......................85

SCHEDULES

Schedule 1.01(a)              Commitments
Schedule 1.01(b)              Lending Offices
Schedule 3.01                 Existing Standby L/Cs
Schedule 6.06                 Litigation
Schedule 6.10                 Subsidiaries
Schedule 7.05                 Litigation
Schedule 9.02                 Liens

EXHIBITS

Exhibit A               Form of Note
Exhibit B               Notice of Borrowing
Exhibit C               Form of Notice of Extension/Conversion
Exhibit D               Form of Assignment and Assumption Agreement
Exhibit E               Form of Opinion of Special New York Counsel to
                          the Borrower and the Guarantors
Exhibit F               Form of Opinion of Mexican Counsel to the Borrower
                          and the Guarantors
Exhibit G               Form of  Standby Letter of Credit

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                                CREDIT AGREEMENT


         CREDIT AGREEMENT, dated as of June 23, 2004 among CEMEX, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States (the "Borrower"), CEMEX MEXICO, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States, EMPRESAS TOLTECA DE MEXICO, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States (each a "Guarantor" and together, the "Guarantors"), BARCLAYS BANK PLC, NEW YORK BRANCH ("Barclays"), as an Issuing Bank and Documentation Agent, ING BANK N.V., as an Issuing Bank (together with Barclays in its capacity as an Issuing Bank, the "Issuing Banks"), the several Lenders party hereto, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, as a Joint Bookrunner and ING CAPITAL LLC, as a Joint Bookrunner and Administrative Agent.



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                                   RECITALS

         WHEREAS, Barclays issued its letter of credit (the "CP Letter of Credit") in the maximum face amount of US$300,000,000 to provide for the repayment of outstanding promissory notes of the Borrower issued in the United States commercial paper market and issued certain standby letters of credit, each in accordance with the provisions of (i) a First Amended and Restated Reimbursement and Credit Agreement, dated as of August 8, 2003 (the "Prior Agreement"), among the Borrower, the Guarantors, Barclays, as issuing bank, documentation agent and administrative agent thereunder, the several lenders party thereto, Barclays Capital, the Investment Banking Division of Barclays, as a joint arranger thereunder and Banc of America Securities LLC, as a joint arranger and syndication agent thereunder, and (ii) an existing Depositary Agreement, dated as of August 8, 2003, by and among the parties thereto, upon the terms and subject to the conditions set forth therein.

         WHEREAS, the Borrower proposes to terminate its existing commercial paper program (the "CP Program"), the CP Letter of Credit issued in connection therewith and the Prior Agreement and enter into a new three-year revolving credit facility.

         NOW, THEREFORE, each of the Parties hereto hereby agrees as follows:


                                   ARTICLE I
                                  DEFINITIONS


         1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Acquired Subsidiary" means any Subsidiary acquired by the Borrower or any other Subsidiary after the date hereof in an Acquisition, and any Subsidiaries of such Acquired Subsidiary on the date of such Acquisition.

         "Acquiring Subsidiary" means any Subsidiary of the Borrower or any one of its Subsidiaries solely for the purpose of participating as the acquiring party in any Acquisition, and any Subsidiaries of such Acquiring Subsidiary acquired in such Acquisition.

         "Acquisition" means any merger, consolidation, acquisition or lease of assets, acquisition of securities or business combination or acquisition, or any two or more of such transactions, if upon the completion of such transaction or transactions, the Borrower or any Subsidiary thereof has acquired an interest in any Person who is deemed to be a Subsidiary under this Agreement and was not a Subsidiary prior thereto.

         "Additional Commitment Lender" has the meaning specified in Section 4.02(f).

         "Adjusted Consolidated Net Tangible Assets" means, with respect to any Person, the total assets of such Person and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), including any write-ups or restatements required under Mexican GAAP (other than with respect to items referred to in clause (ii) below), after deducting therefrom
(i) all current liabilities of such Person and its Subsidiaries (excluding the current portion of long-term debt) and (ii) all goodwill, trade names, trademarks, licenses, concessions, patents, unamortized debt discount and expense and other intangibles, all as determined on a consolidated basis in accordance with Mexican GAAP.

         "Administrative Agent" means ING Capital LLC, in its capacity as administrative agent for each of the Participating Lenders, and its successors in such capacity.

         "Administrative Agent's Payment Office" means the Administrative Agent's address for payments set forth on the signature pages hereof or such other address as the Administrative Agent may from time to time specify to the other Parties hereto pursuant to the terms of this Agreement.

         "Affected Lender" has the meaning specified in Section 4.10(a).

         "Affiliate" of any specified Person means any other Person who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aggregate Available Standby L/C Sublimit" means, as of any date, the lesser of (a)(i) the aggregate amount of the Available Standby L/C Sublimit of each Issuing Bank minus (ii) the aggregate amount of the Standby L/C Exposure of each Issuing Bank at such time, and (b) the Available Commitments.

         "Aggregate Committed Amount" means the aggregate amount of all of the Commitments.

         "Aggregate Exposure" means the sum of (i) the Outstanding Borrowings under this Agreement and (ii) the Aggregate Standby L/C Exposure.

         "Aggregate Standby L/C Sublimit" means, initially $200,000,000, as such amount may be reduced in accordance with Section 4.01.

         "Aggregate Standby L/C Exposure" means the sum the Standby L/C Exposure of each Issuing Bank.

         "Agreement" means this Credit Agreement, as the same may hereafter be amended, supplemented or otherwise modified from time to time.

         "Applicable Margin" means, at any date, the applicable margin set forth below based upon the Borrowers latest twelve-month total Consolidated Net Debt/EBITDA Ratio as of such date (it being understood that measurement of the Consolidated Net Debt/EBITDA Ratio as of the most recent Measurement Date is sufficient for this purpose):

Applicable Margin

Consolidated Net Debt/EBITDA Ratio Base Rate Loans                  LIBOR Loans
3.00 to 1 or greater                                  0.70%            0.70%
2.99 to 1 or less, but greater than 2.50 to 1         0.60%            0.60%
2.49 to 1 or less, but greater than 2.00 to 1         0.55%            0.55%
2.00 to 1 or less                                     0.50%            0.50%

; provided, however, the initial Applicable margin shall be 0.55.

         "Appropriate Issuing Bank" means, at any time, the Issuing Bank with the greatest Available Standby L/C Sublimit, or if the Available Standby L/C Sublimit for each Issuing Bank is equal, then the Issuing Bank designated as such in the Notice of Borrowing.

         "Assignee" has the meaning specified in Section 15.06(b).

         "Assignment and Assumption Agreement" means an assignment and assumption agreement in substantially the form of Exhibit D.

         "Available Commitments" means, as of any date, the total amount of the Aggregate Committed Amount minus the Aggregate Exposure.

         "Available Standby L/C Sublimit" means, with respect to each Issuing Bank, as of any date, the lesser of (a)(i) Standby L/C Sublimit for such Issuing Bank minus (ii) the Standby L/C Exposure for such Issuing Bank at such time, and (b) the Available Commitments.

         "Base Rate" means, for any day, the higher of (a) the Prime Rate or
(b) the Federal Funds Rate plus 1/2% per annum, in each case as in effect for such day. Any change in the Prime Rate announced by the Reference Banks shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means any Loan made or maintained at a rate of interest calculated with reference to the Base Rate.

         "Bookrunners" or "Joint Bookrunners" means Barclays Capital, the Investment Banking Division of Barclays Bank PLC, and ING Capital LLC, in their capacity as joint bookrunners hereunder, and each of their successors in such capacity.

         "Borrower" has the meaning specified in the preamble hereto.

         "Borrowing" means the aggregate amount of Loans hereunder to be made to the Borrower pursuant to Article II on a particular date by each of the Lenders.

         "Borrowing Request" means a Notice of Borrowing, a Swing Line Notice of Borrowing or a Standby L/C Request.

         "Business Day" means any day other than a Saturday or Sunday or other day on which commercial banks in New York City or The Netherlands Antilles are authorized or required by law to close.

         "Capital Lease" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under Mexican GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with Mexican GAAP.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designed) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Commitment" means, with respect to each Lender, the aggregate principal amount set forth opposite the name of such Lender in Schedule 1.01(a) or in any Assignment and Assumption Agreement, as such amount may be reduced or increased from time to time in accordance with the provisions hereof.
         "Commitment Percentage" means, with respect to each Lender, a fraction (expressed as a decimal) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Aggregate Committed Amount at such time. The initial Commitment Percentages are set out on Schedule 1.01(a).

         "Commitment Period" means the period from and including the Effective Date to but excluding the earlier of (i) the Termination Date, or (ii) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "Confidential Information" means information that the Borrower or a Guarantor furnishes to the Administrative Agent, the Joint Bookrunners or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or the Joint Bookrunners or such Lender from a source other than the Borrower or a Guarantor that is not, to the best of the Administrative Agent's, the Joint Bookrunners' or such Lender's knowledge, acting in violation of a confidentiality agreement with the Borrower or Guarantor or any other Person.

         "Consolidated" refers to the consolidation of accounts in accordance with Mexican GAAP.

         "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) mandatory dividend payments during such period in respect of preferred Capital Stock of the Borrower or any of its Subsidiaries and (c) to the extent not included in (a) above, payments during such period in respect of the financing costs of financial derivatives in the form of equity swaps.

         "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period to (b) Consolidated Fixed Charges for such period.

         "Consolidated Interest Expense" means, for any period, the total gross interest expense of the Borrower and its consolidated Subsidiaries allocable to such period in accordance with Mexican GAAP.

         "Consolidated Leverage Ratio" means, at any time during any fiscal quarter, the ratio of (a) Consolidated Net Debt at such time to (b) EBITDA for the four consecutive fiscal quarters immediately preceding such fiscal quarter.

         "Consolidated Net Debt" means, at any date, the sum (without duplication) of (a) the aggregate amount of all Debt of the Borrower and its Subsidiaries at such date, plus (b) to the extent not included in Debt the aggregate amount of all derivative financing in the form of equity swaps outstanding at such date plus (c) to the extent not included in Debt, all payment obligations of such Person under the 9.66% Puttable Capital Securities issued by CEMEX International Capital LLC on May 14, 1998, or under any transaction similar thereto, minus (d) all Temporary Investments of the Borrower and its Subsidiaries at such date.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any indenture, mortgage, deed of trust, loan agreement or other agreement to which such Person is a party or by which it or any of its property or assets is bound.

         "CP Letter of Credit" has the meaning set forth in the recitals.

         "Credit Party" means any of the Borrower or the Guarantors.

         "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases,
(v) all Debt of others secured by a Lien on any asset of such Person, up to the value of such asset, as recorded in such Person's most recent balance sheet,
(vi) all obligations of such Person with respect to product invoices incurred in connection with export financing, and (vii) all obligations of such Person under repurchase agreements for the stock issued by such Person or another Person. For the avoidance of doubt, Debt does not include Derivatives. With respect to the Borrower and its subsidiaries, the aggregate amount of Debt outstanding shall be adjusted by the Value of Debt Currency Derivatives solely for the purposes of calculating the Consolidated Leverage Ratio. If the Value of Debt Currency Derivatives is a positive mark-to-market valuation for the Borrower and its subsidiaries, then Debt shall decrease accordingly, and if the Value of Debt Currency Derivatives is a negative mark-to-market valuation for the Borrower and its subsidiaries, then Debt shall increase by the absolute value thereof.

         "Debt Currency Derivatives" means derivatives of the Borrower and its subsidiaries related to currency entered into for the purposes of hedging exposures under outstanding Debt of the Borrower and its subsidiaries, including but not limited to cross-currency swaps and currency forwards.

         "Default" means any condition, event or circumstance which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

         "Defaulting Lender" has the meaning specified in Section 2.01(d).

         "Derivatives" means any type of derivative obligations, including but not limited to equity forwards, capital hedges, cross-currency swaps, currency forwards, interest rate swaps and swaptions.

         "Disbursement Date" means, with respect to a Drawing, the date on which such Drawing is paid by the relevant Issuing Bank and, with respect to a Loan, the date on which such Loan is made by the Participating Lender.

         "Disposition" means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Dollars", "$" and "U.S.$" each means the lawful currency of the United States.

         "Dow Jones Page 3750" means the display designated as page "3750" on the Dow Jones Market Screen (formerly known as the Telerate Service) or such other page as may replace the "3750" page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits.

         "Drawing" means a drawing made under a Standby L/C.

         "EBITDA" means, for any period, the sum for the Borrower and its Subsidiaries, determined on a consolidated basis of (a) operating income (utilidad de operacion), (b) cash interest income and (c) depreciation and amortization expense, in each case determined in accordance with Mexican GAAP consistently applied for such period. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio (but not Consolidated Fixed Charge Coverage Ratio), (i) if at any time during such Reference Period the Borrowers or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period and (ii) if at any time during such Reference Period the Borrower or any of its Subsidiaries shall have made any Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Debt) as if such Material Acquisition had occurred on the first day of such Reference Period. Additionally, if since the beginning of such Reference Period any Person that subsequently shall have become a Subsidiary or was merged or consolidated with the Borrower or any of its Subsidiaries as a result of a Material Acquisition occurring during such Reference Period shall have made any Disposition or Acquisition of property that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or any of its Subsidiaries during such Reference Period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Disposition or Acquisition had occurred on the first day of such period.

         "Effective Date" has the meaning specified in Section 5.01.

         "Environmental Action" means any audit procedure, action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, technical standard (norma tecnica or norma oficial Mexicana), code, order, judgment, decree or judicial agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group that includes the Borrower and that is treated as a single employer under Sections 414(b) or (c) of the Code.

         "Event of Default" has the meaning specified in Section 11.01.

         "Federal Funds Rate" means, for any relevant day, the overnight Federal funds rate as published for such day in the Federal Reserve Statistical Release H.15 (519) or any successor publication, or, if such rate is not published for any day, the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotation for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation" for such day under the caption "Federal Funds Effective Rate"). If on any relevant day the appropriate rate for such previous day is not yet published in either H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of recognized standing of Federal funds transactions in New York City selected by the Administrative Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Fee Letter" means any written agreement as to the payment of fees referred to in Section 4.03.

         "Foreign Financial Institution" means an institution registered as a foreign financial institution with the Ministry of Finance in the Mexican Banking and Financial Institutions, Pensions, Retirement and Foreign Investment Funds Registry for purposes of Article 195, Section I of the Mexican Income Tax Law.

         "Funding Default" means a default by a Lender pursuant to Section 2.01(d).

         "Governmental Authority" means any branch of power or government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including any central bank or taxing or environmental authority), any entity or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory, administrative or investigative functions of or pertaining to government.

         "Guarantor" has the meaning specified in the preamble hereto.

         "Hazardous Materials" means (a) radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any applicable Environmental Law.

         "Indemnified Party" has the meaning specified in Section 15.05.

         "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last day of each March, June, September and December, the date of repayment of such Loan and the Termination Date and, (ii) with respect to any LIBOR Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, (iii) with respect to any Swing Line Loan, the Maturity Date thereof. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of LIBOR Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

         "Interest Period" means, with respect to each Borrowing of LIBOR Loans, the period (i) commencing (A) on the date of such Borrowing or conversion of Base Rate Loans into LIBOR Loans or (B) in the case of the continuation of LIBOR Loans for a further Interest Period, on the last day of the immediately preceding Interest Period and

         (ii) ending one, two, three or six months thereafter as the Borrower may elect in the applicable Notice of Borrowing or Notice of Continuation/Conversion; provided, however, that:

         (1) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall, subject to paragraph (3) below, be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding LIBOR Business Day;

         (2) any Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to paragraph (3) below, end on the last LIBOR Business Day of a calendar month;

         (3) any Interest Period which would otherwise end after the last day of the Commitment Period shall end on the last day of the Commitment Period; and

         (4) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "Issuing Bank" means each of Barclays Bank PLC and ING Bank N.V., each in its capacity as issuer of Standby L/Cs, and its successors in such capacity.

         "Lender" means each financial institution designated as such on the signature pages hereof, each Assignee which becomes a Lender pursuant to
Section 4.02(c) or 15.06(b), each Substitute Lender and each of their respective successors or assigns.

         "Lending Office" means, with respect to any Lender, (a) the office or offices of such Lender specified as its "Lending Office" or "Lending Offices" in Schedule 1.01(b) or (b) such other office or offices of such Lender as it may designate as its Lending Office by notice to the Borrower and the Administrative Agent and with the consent of the Issuing Banks (which shall not be unreasonably withheld).

         "LIBOR", applicable to any Interest Period, means the rate for deposits in Dollars for a period equal to such Interest Period quoted on the second LIBOR Business Day prior to the first day of such Interest Period, as such rate appears on Dow Jones Page 3750 as of 11:00 a.m. (London time) on such date as determined by the Administrative Agent and notified to the Lenders and the Borrower on such second prior LIBOR Business Day. If LIBOR cannot be determined based on the Dow Jones Page 3750, LIBOR means the arithmetic mean (rounded upwards to the nearest 1/16%) of the rates per annum, as supplied to the Administrative Agent, quoted by the Reference Banks to prime banks in the London interbank market for deposits in Dollars at approximately 11:00 a.m. (London time) two LIBOR Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "LIBOR Business Day" means any Business Day on which commercial banks are open in London for the transaction of international business, including dealings in Dollar deposits in the international interbank markets.

         "LIBOR Loan" means any Loan made or maintained at a rate of interest calculated with reference to LIBOR.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. The Borrower or any Subsidiary of the Borrower shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention lease relating to such asset, or any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectability on the transferor).

         "Loan" means any Revolving Loan or any Swing Line Loan.

         "Material Acquisition" any (a) acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit, division or line of business or (b) acquisition of or other investment in the Capital Stock of any Subsidiary or any Person which becomes a Subsidiary or is merged or consolidated with the Borrower or any of its Subsidiaries, in each case, which involves the payment of consideration by the Borrower and its Subsidiaries in excess of U.S.$25,000,000 (or the equivalent in other currencies).

         "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole,
(b) the validity or enforceability of this Agreement or any of the Notes or the rights and remedies of the Administrative Agent or any Lender under this Agreement or any of the Notes or (c) the ability of the Borrower and/or the Guarantors to perform their Obligations under this Agreement or any other Transaction Document.

         "Material Debt" means Debt (other than the Loans and the Standby L/C Exposure) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount outstanding exceeding U.S.$50,000,000 (or the equivalent thereof in other currencies).

         "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of U.S.$25,000,000 (or the equivalent in other currencies).

         "Material Subsidiary" means, at any date, (a) each Subsidiary of the Borrower (if any) (i) the assets of which, together with those of its Subsidiaries, on a consolidated basis, without duplication, constitute 5% or more of the consolidated assets of the Borrower and its Subsidiaries as of the end of the then most recently ended fiscal quarter or (ii) the operating profit of which, together with that of its Subsidiaries, on a consolidated basis, without duplication, constitutes 5% or more of the consolidated operating profit of the Borrower and its Subsidiaries for the then most recently ended fiscal quarter and (b) each Guarantor.

         "Measurement Date" means any of the dates specified in Section 8.13.

         "Mexican GAAP" means, generally accepted accounting principles in Mexico as in effect from time to time, except that for purposes of Section 9.01, Mexican GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 8.01. In the event that any change in Mexican GAAP shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such change in Mexican GAAP with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such change in Mexican GAAP had not occurred.

         "Mexico" means the United Mexican States.

         "Ministry of Finance" means the Ministry of Finance and Public Credit of Mexico.

         "Non-Extending Lender" means, in connection with extending the Termination Date and the Commitments in accordance with Section 4.02, (a) any Participating Lender that gives written notice to the Joint Bookrunners and Administrative Agent that it does not agree to extend its Commitment and (b) any Participating Lender that fails to give any notice within five Business Days prior to the effective date of such extension, whether or not such Participating Lender agrees to such extension, and shall, for purposes of the effectiveness of this Agreement, also include any lender under the Prior Agreement that elected not to extend its commitment under the Prior Agreement to be a Participating Lender hereunder.

         "Notice of Borrowing" has the meaning specified in Section 2.01(c).

         "Notice of Extension/Conversion" has the meaning specified in Section 2.01(e).

         "Obligations" means, (a) with respect to the Borrower, all of its indebtedness, obligations and liabilities to the Participating Lenders, the Joint Bookrunners and the Administrative Agent now or in the future existing under or in connection with the Transaction Documents, whether direct or indirect, absolute or contingent, due or to become due, and (b) with respect to each Guarantor, all of its indebtedness, obligations and liabilities to the Participating Lenders, the Joint Bookrunners and the Administrative Agent now or in the future existing under or in connection with the Transaction Documents, in each case whether direct or indirect, absolute or contingent, due or to become due.

         "Obligors" means the Borrower and each Guarantor.

         "OECD Bank" shall mean any bank organized under the laws of a member of the Organization for Economic Cooperation and Development.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges, imposts, duties, fees, or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery, registration, performance or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document and which are imposed, levied, collected or withheld by any Governmental Authority.

         "Outstanding Borrowings" means the aggregate principal amount of all Loans outstanding.

         "Participant" has the meaning specified in Section 15.06(d).

         "Participating Lender" means any Lender, Swing Line Lender or Issuing Bank, or if used in the plural, all thereof.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which any Credit Party or any of its ERISA Affiliates has any liability.

         "Permitted Liens" has the meaning specified in Section 9.02.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or other business entity or Governmental Authority, whether or not having a separate legal personality.

         "Prime Rate" means the average of the rate of interest publicly announced by each of the Reference Banks from time to time as its Prime Rate in New York City, the Prime Rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent or any Lender in connection with extensions of credit to debtors of any class, or generally.

         "Prior Agreement" has the meaning specified in the Recitals hereto.

         "Process Agent" has the meaning specified in Section 15.12(a).

         "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer to a Special Purpose Vehicle (in the case of a transfer by the Borrower or any other Seller) and any other person (in the case of a transfer by a Special Purpose Vehicle), or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

         (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of a Special Purpose Vehicle (i) is guaranteed by the Borrower or any other Seller or (ii) is recourse to or obligates the Borrower or any other Seller in any way such that the requirements for off balance sheet treatment under Financial Accounting Standards Bulletin 140 are not satisfied; and

         (b) the Borrower and the other Sellers do not have any obligation to maintain or preserve the financial condition of a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results.

         "Receivables" means all rights of the Borrower or any other Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Borrower or such Seller as accounts receivable.

         "Receivables Documents" means (a) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by the Borrower, another Seller and/or a Special Purpose Vehicle, and (b) each other instrument, agreement and other document entered into by the Borrower, any other Seller or a Special Purpose Vehicle relating to the transactions contemplated by the items referred to in clause (a) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

         "Receivables Program Assets" means (a) all Receivables which are described as being transferred by the Borrower, another Seller or a Special Purpose Vehicle pursuant to the Receivables Documents, (b) all Receivables Related Assets in respect of such Receivables, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

         "Receivables Program Obligations" means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets and (b) related obligations of the Borrower, a Subsidiary of the Borrower or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield hedging obligations, breach of warranty claims and expense reimbursement and indemnity provisions).

         "Receivables Related Assets" means with respect to any "Receivables"
(i) any rights arising under the documentation governing or relating to such Receivables (including rights in respect of liens securing such Receivables),
(ii) any proceeds of such Receivables, (iii) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

         "Reference Banks" shall mean three banks in the London interbank market, initially Barclays Bank PLC, ING Bank N.V. and Citibank, N.A..

         "Regulation T, U, or X" means Regulation T, U, or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Required Lenders" means, at any time, Lenders (other than Defaulting Lenders) whose Total Exposures, when aggregated, exceed 50% of the Aggregate Exposure minus the Total Exposure of any Defaulting Lenders at such time.

         "Requirement of Law" means, as to any Person, any law, ordinance, rule, regulation or requirement of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" of any Person means the Chief Financial Officer, the Corporate Planning and Finance Director, the Finance Director or the Comptroller of such Person.

         "Revolving Loans" has the meaning specified in Section 2.01(a) hereof.

         "Seller" means the Borrower and any Subsidiary or other affiliate of the Borrower (other than a Subsidiary or affiliate that is a Special Purpose Vehicle) which is a party to a Receivables Document.

         "Special Purpose Vehicle" means a trust, partnership or other special purpose person established by the Borrower and/or its Subsidiaries to implement a Qualified Receivables Transaction.

         "Standby L/C" means (i) a standby letter of credit issued by an Issuing Bank and substantially in the form of Exhibit G, as such may hereafter be amended or replaced from time to time pursuant to the terms of this Agreement, and (ii) any standby letter of credit of an Issuing Bank, issued and outstanding on the Effective Date pursuant to the terms of the Prior Agreement.

         "Standby L/C Exposure" means, with respect to each Issuing Bank, at any time, the sum of (a) the aggregate undrawn amount at such time of all outstanding Standby L/Cs of such Issuing Bank plus (b) the aggregate unpaid amount at such time of all unreimbursed Drawings under all outstanding Standby L/Cs of such Issuing Bank.

         "Standby L/C Facility" means the Standby L/Cs, any Drawing (including any unreimbursed Drawing), any obligations of the Borrower in respect of the foregoing and the payments received by the Issuing Banks in respect of any of the foregoing.

         "Standby L/C Request" has the meaning specified in Section 3.01(c).

         "Standby L/C Sublimit" means, with respect to each Issuing Bank, initially US$100,000,000, as such amount as may be reduced or increased in connection with an extension of the Termination Date and the Commitments in accordance with Section 3.01(c).

         "Subsidiary" means with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than 50% of (a) in the case of a corporation, the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency not in the control of such Person), (b) in the case of a limited liability company, partnership or joint venture, the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) in the case of a trust or estate, the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by (X) such Person, (Y) such Person and one or more of its other Subsidiaries or (Z) one or more of such Person's other Subsidiaries. For purposes of determining whether a trust formed in connection with a Qualified Receivables Transaction is a Subsidiary, notes, trust certificates, undivided interests, partnership interests or other interests of the type described in clause (a) of the definition of Receivables Program Obligations shall be counted as beneficial interests in such trust.

         "Substitute Lender" means a commercial bank or other financial institution, acceptable to the Borrower, the Participating Lenders and the Administrative Agent, each in its sole discretion, and approved by the Joint Bookrunners (including such a bank or financial institution that is already a Lender hereunder), which assumes all or a portion of the Commitment of a Lender pursuant to the terms of this Agreement.

         "Swing Line Lenders" means Barclays Bank PLC and ING Bank N.V., each acting in the capacity of Lender of Swing Line Loans hereunder.

         "Swing Line Loans" means, collectively, the loans outstanding pursuant to Section 2.02 from time to time.

         "Swing Line Maturity Date" means, with respect to any Swing Line Loan, the later of (i) the Business Day set forth in the relevant Swing Line Request as the date upon which such Swing Line Loan matures; provided that such date shall be no later than the third Business Day following the relevant Borrowing or (ii) the date to which the Swing Line Loan has been extended pursuant to
Section 2.02(c)(iv).

         "Swing Line Request" means a request by the Borrower for a Swing Line Loan, which shall specify (i) the requested Borrowing Date, (ii) the requested date of maturity and (iii) the amount of such Swing Line Loan.

         "Swing Line Sublimit" means, with respect to each Swing Line Lender individually, US$50,000,000 and in the aggregate, US$100,000,000.

         "Taxes" means any and all present or future income, stamp, sales or other taxes, levies, imposts, duties, deductions, fees, charges or withholdings, and all liabilities with respect thereto collected, withheld or assessed by any Governmental Authority, excluding, (a) in the case of each Lender, each Issuing Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, such Issuing Bank or the Administrative Agent, as the case may be, is organized or maintains a Lending Office or its principal office or performs its functions as Administrative Agent or as are imposed on such Lender, such Issuing Bank or the Administrative Agent (as the case may be) as a result of a present or former connection between the Lender, the Issuing Bank and the Administrative Agent and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender, the Issuing Bank or such Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, the Transaction Documents) and (b) any taxes, levies, imposts, deductions, charges or withholdings imposed by reason of any Lender's or Administrative Agent's failure to (i) register as a Foreign Financial Institution with the Ministry of Finance and (ii) be a resident (or have a principal office which is a resident, if such Lender lends through a branch or agency) for tax purposes of a jurisdiction with which Mexico has in effect a treaty for the avoidance of double taxation (but only in respect of those taxes payable in excess of taxes that would have been payable had such Lender complied with those conditions).

         "Temporary Investments" means, at any date, all amounts that would, in conformity with Mexican GAAP consistently applied, be set forth opposite the caption "cash and cash equivalent" ("efectivo y equivalentes de efectivo") or "temporary investments" ("inversiones temporales") on a consolidated balance sheet of the Borrower at such date.

         "Termination Date" means the date which is the earliest of (a) the date three years following the Effective Date, or if extended with the written consent of such Lender, such later date or (b) if no Loans or Standby L/Cs are outstanding, the date the Commitments are terminated in accordance with this Agreement.

         "Total Exposure" means at any time, as to any Lender, the amount of its Commitment at such time, or, if the Commitments shall have terminated, it's Total Outstandings at such time.

         "Total Outstandings" means at any time, as to any Lender, the sum of the aggregate outstanding principal amount of such Lender's Revolving Loans and its pro rata share of the aggregate outstanding Standby L/C Exposure and its pro rata share of the Swing Line Exposure.

         "Transaction Documents" means a collective reference to this Credit Agreement, the Notes, any Assignment and Assumption Agreement, the Fee Letter, any Standby L/C, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "Up-Front Fee" has the meaning specified in Section 4.03(e).

         "Value of Debt Currency Derivatives" means, on any given date, the aggregate mark-to-market value of Debt Currency Derivatives, expressed as a positive number (if, on a mark-to-market basis, such aggregate amount reflects a net amount owed to the Borrower and its subsidiaries) or as a negative number (if, on a mark-to-market basis, such aggregate amount reflects a net amount owed by the Borrower and its subsidiaries).

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         1.02 Other Definitional Provisions.

         (a) The terms "including" and "include" are not limiting and mean "including but not limited to" and "include but are not limited to".

         (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

         (d) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days or LIBOR Business Days are expressly prescribed.

         (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         1.03 Accounting Terms and Determinations. All accounting and financing terms not specifically defined herein shall be construed in accordance with Mexican GAAP.

                                  ARTICLE II
                              THE LOAN FACILITIES

         2.01 Revolving Loans.

         (a) Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender, severally and not jointly with the other Lenders, agrees to make revolving credit loans in Dollars (the "Revolving Loans") to the Borrower from time to time in an aggregate principal amount at any one time outstanding not to exceed such Lender's Commitment for the purposes hereinafter set forth; provided that (i) with regard to the Lenders collectively, the aggregate principal amount of Loans outstanding, together with the Aggregate Standby L/C Exposure, at any one time shall not exceed the Aggregate Committed Amount, and (ii) with regard to each Lender individually, the aggregate principal amount of such Lender's Commitment Percentage of all the Loans outstanding at any time, together with such Lender's Commitment Percentage of its Standby L/C Exposure, shall not exceed the Commitment of such Lender. Revolving Loans may consist of Base Rate Loans or LIBOR Loans, or a combination thereof, as the Borrower may request, and may be repaid, prepaid and reborrowed in accordance with the provisions hereof; provided that if any Revolving Loan shall be made on the Effective Date or within three (3) Business Days thereafter such Revolving Loan may be a LIBOR Loan only if the Borrower delivers to the Administrative Agent a funding indemnity letter in form and substance satisfactory to the Administrative Agent.

         (b) Loans and Borrowings. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their Commitment Percentage. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Revolving Loans as required.

         (c) Revolving Loan Borrowings.

             (i) Requests for Borrowings.

                 (A) To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone, not later than 12:00 p.m., New York City time, (1) in the case of a request for a Base Rate Loan, on the business day prior to the day the Borrower designates therein as the Disbursement Date or (2) in the case of a request for a LIBOR Loan, on the date that is no less than three LIBOR Business Days prior to the Disbursement Date. Each such telephonic Borrowing request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written notice (the "Notice of Borrowing") in the form attached as Exhibit B approved by the Administrative Agent and signed by the Borrower. Each such telephonic request and written Notice of Borrowing shall specify the following information in compliance with this Section 2.01:

                     (1) that a Revolving Loan is requested;

                     (2) the requested Disbursement Date, which shall be a
                 Business Day;

                     (3) the aggregate principal amount to be borrowed; and

                     (4) whether the Borrowing shall be composed of Base Rate
                 Loans, LIBOR Loans, or a combination thereof, and if LIBOR Loans are requested, the Interest Period(s) therefor.

                 (B) If the Borrower shall fail to specify in any such Notice of Borrowing (i) an applicable Interest Period in the case of a LIBOR Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month, or (ii) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a LIBOR Loan hereunder.

                 (C) Not later than 1:00 p.m. New York City time on the
                     Business Day on which the Notice of Borrowing is received, the Administrative Agent shall promptly advise each Lender of the details thereof and shall advise each Lender of the amount of such Lender's Revolving Loan to be made as part of the requested Borrowing.

             (ii) Minimum Amounts. Each Revolving Loan shall be in a minimum aggregate principal amount of $5,000,000, in the case of LIBOR Loans, or $1,000,000 (or the remaining Committed Amount, if less), in the case of Base Rate Loans, and integral multiples of $1,000,000 in excess thereof.

         (d) Funding of Borrowings. Each Lender shall make each Revolving Loan to be made by it hereunder on the Disbursement Date by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account held by the Administrative Agent for such purpose most recently designated by it by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting on the same day the amounts so received, in like funds, to the account number 36964215 that the Borrower maintains with Citibank, NA. NY (ABA No. 021000089 Ref: CEMEX) in New York City (the "Funding Account") or any other account with such bank or any other financial institution designated by the Borrower in the applicable Notice of Borrowing. Unless the Administrative Agent shall have received notice from a Lender, prior to the time of any Borrowing, that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may, but shall not be required to, assume that such Lender has made such share available on such date in accordance with Section 2.01(c) and may in its sole discretion, but shall not be required to, in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender either does not make its share of the applicable Borrowing available to the Administrative Agent or delays in doing so past 4:00 p.m., New York City time, on the Disbursement Date (such Lender hereinafter referred to as a "Defaulting Lender"), then the Administrative Agent shall immediately notify the Borrower of such default. If the Administrative Agent has, in its sole discretion, made available to the Borrower an amount corresponding to such Defaulting Lender's share of the Borrowing, then the Defaulting Lender and the Borrower jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, on each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at:

                           (i) in the case of the Defaulting Lender, the
Federal Funds Rate; or

                           (ii) in the case of the Borrower, the interest rate
applicable to Base Rate Loans.

If, with respect to the immediately preceding sentence, the Borrower pays such amount to the Administrative Agent, then the Defaulting Lender shall indemnify and hold harmless the Borrower from and against such amount, and if such Defaulting Lender pays such amount to the Administrative Agent, then such amount shall constitute such Defaulting Lender's Loan included in such Borrowing. If the Administrative Agent, in its discretion, does not make available to the Borrower an amount corresponding to the Defaulting Lender's share of the Borrowing then (x) the Defaulting Lender shall indemnify and hold harmless the Borrower from and against such amount as well as any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs, and expenses (including reasonable fees and disbursements for counsel including allocated cost of internal counsel) resulting from any failure on the part of the Defaulting Lender to provide, or from any delay in providing, the Administrative Agent with such Defaulting Lender's pro rata share of the Borrowing, but no Lender shall be so liable for any such failure on the part of or caused by any other Lender or the Administrative Agent or the Borrower, and (y) such share of the applicable Borrowing that was not made available shall be disregarded for purposes of calculating the Commitment Fee pursuant to Section 4.03(a) and in the event such share has not been disregarded for such purposes, any amount paid by the Borrower in respect of such share shall be reimbursed to the Borrower by the applicable Defaulting Lender with interest thereon at the Federal Funds Rate for each day from and including the date such share of the Commitment Fee was paid by the Borrower to but excluding the date of reimbursement by the Defaulting Lender. The Administrative Agent, upon notice by the Borrower that such reimbursement is due from the applicable Defaulting Lender, shall notify such Defaulting Lender of the amount of the reimbursement due, including interest thereon, and shall forward such amount to the Borrower upon receipt from the Defaulting Lender. The Administrative Agent shall not, however, be liable to the Borrower for any failure by any Defaulting Lender to reimburse the Borrower for any amounts in respect of such Commitment Fee.

         (e) Extension and Conversion. The Borrower shall have the option, on any Business Day, to extend existing Revolving Loans into a subsequent permissible Interest Period or to convert Revolving Loans into Revolving Loans of another interest rate type; provided, however, that (i) except as provided in Section 4.10, LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto unless the Borrower agrees to pay all Funding Losses, (ii) LIBOR Loans may be extended, and Base Rate Loans may be converted into LIBOR Loans, only if the conditions in Section 5.02 have been satisfied, (iii) Loans extended as, or converted into, LIBOR Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.01 and shall be in such minimum amounts as provided in Section 2.01(c)(ii), and (iv) any request for extension or conversion of a LIBOR Loan that shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a written notice (or telephone notice promptly confirmed in writing) (a "Notice of Extension/Conversion") to the Administrative Agent prior to 10:00 a.m., New York City time, on the LIBOR Business Day of, in the case of the conversion of a LIBOR Loan into a Base Rate Loan, and on the third LIBOR Business Day prior to, in the case of the extension of a LIBOR Loan as, or conversion of a Base Rate Loan into, a LIBOR Loan, the date of the proposed extension or conversion, substantially in the form of Exhibit C hereto, specifying (A) the date of the proposed extension or conversion, (B) the Loans to be so extended or converted, (C) the types of Revolving Loans into which such Loans are to be converted, and, if appropriate,
(D) the applicable Interest Periods with respect thereto. Each Notice of Extension/Conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in Sections 5.02(a) through (e). So long as there is no Default or Event of Default, in the event the Borrower does not request extension or conversion of any LIBOR Loan in accordance with this Section, or any such conversion or extension is not required by this Section, then such LIBOR Loan shall be continued as a Base Rate Loan at the end of each Interest Period applicable thereto, until the Borrower selects an alternate Interest Period or converts such Loans to LIBOR Loans. It being hereby understood and agreed that such failure by the Borrower to request such extension or conversion resulting in the automatic conversion of a LIBOR Loan into a Base Rate Loan shall also constitute a representation and warranty by the Borrower of the matters specified in Sections 5.02(a) through (e). In the event any LIBOR Loans are not permitted to be converted into another LIBOR Loan hereunder, such LIBOR Loans shall automatically be converted to Base Rate Loans at the end of the applicable Interest Period with respect thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         (f) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date. (g) Revolving Notes. Upon the request of any Lender, such Lender's Commitment Percentage of the Revolving Loans shall be evidenced by a duly executed revolving note in favor of such Lender in the form of Exhibit A attached hereto.

         (h) Maximum Number of LIBOR Loans. The Borrower will be limited to a maximum number of ten (10) LIBOR Loans outstanding at any time. For purposes hereof, LIBOR Loans with separate or different Interest Periods will be considered as separate LIBOR Loans even if their Interest Periods expire on the same date.

         (i) Notice. The Administrative Agent shall promptly advise each Lender of any change in Commitment Percentages made pursuant to Section 4.02. 2.02 Swing Line Loans.

             (a) Swing Line Loans Commitments. During the Commitment Period, subject to the terms and conditions hereof, each Swing Line Lender hereby agrees to make Swing Line Loans to the Borrower in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, after giving effect to the making of any Swing Line Loan, in no event shall the aggregate amount of the Loans outstanding plus the aggregate amount of the Standby L/C Exposure exceed the Aggregate Committed Amount for the facility then in effect. Amounts borrowed pursuant to this Section 2.02 may be repaid, prepaid and reborrowed during the Commitment Period. Each Swing Line Lender's commitment to make Swing Line Loans shall expire on the Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date. Subject to Section 2.02(c)(iv), each Swing Line Loan shall mature on the Swing Line Maturity Date.

             (b) Loans and Borrowings. Each Swing Line Loan shall be made as part of a Borrowing consisting of Swing Line Loans made by the Swing Line Lenders on a pro rata basis. The failure of any Swing Line Lender to make any Swing Line Loan required to be made by it shall not relieve any other Swing Line Lender of its obligations hereunder; provided that the Commitments of the Swing Line Lenders are several and no Swing Line Lender shall be responsible for any other Swing Line Lender's failure to make Swing Line Loans as required.

             (c) Borrowing Mechanics for Swing Line Loans.

                  (i) Swing Line Loans shall be made in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

                  (ii) Whenever the Borrower desires that the Swing Line Lenders make a Swing Line Loan, the Borrower shall deliver to Administrative Agent, with a copy to each Swing Line Lender, a Swing Line Request no later than 11:00 a.m. (New York City time) on the proposed Disbursement Date. With respect to any Borrowing Date, the Borrower may deliver only a single Swing Line Request to the Administrative Agent. Any Swing Line Request, once delivered to the Administrative Agent in accordance with this Agreement, shall be irrevocable.

                   (iii) Each Swing Line Lender shall make its pro rata share of the amount of the requested Swing Line Loan available to the Administrative Agent by no later than 2:00 p.m. (New York City time) on the applicable Disbursement Date by wire transfer of same day funds in Dollars, at the account held by the Administrative Agent for such purpose most recently designated by it by notice to the Swing Line Lenders. Except as provided herein, upon satisfaction or waiver by the Swing Line Lenders of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swing Line Loans available to the Borrower on the applicable Disbursement Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from each Swing Line Lender to be credited to the account of the Borrower at the Administrative Agent's Payment Office, or to such other account as may be designated in writing to Administrative Agent by the Borrower.

                  (iv) The Borrower shall have the option, on any Business Day, to extend an existing Swing Line Loan for a subsequent three Business Day period; provided, however, that in no event may a Swing Line Loan be extended for more that two consecutive three Business Day periods. Each such extension shall be effected by the Borrower by giving a written notice of such extension (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 10:00 a.m., New York City time, on the Business Day of such extension.

               (d) Repayment and Participations.

                  (i) Swing Line Loans shall be repaid, together with all accrued and unpaid interest thereon on the earlier to occur of (i) the Swing Line Maturity date and (ii) the Commitment Termination Date.

                  (ii) With respect to any Swing Line Loans which have not been paid by the Borrower when due, each Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Borrower), no later than 10:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed Disbursement Date, a notice (which shall be deemed to be a Notice of Borrowing given by the Borrower) requesting that the Lenders make Revolving Loans that are Base Rate Loans to the Borrower, or its designee, on such Disbursement Date in an amount equal to the aggregate amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date a Swing Line Lender gives such Notice requesting that Lenders make Revolving Loans. For purposes of this
         Section 2.02, the Borrower agrees that such Base Rate Loan to be made by the Lenders pursuant to the Notice of Borrowing shall be made to the accounts of each of the Swing Line Lenders, as Borrower's designee, on a pro rata basis. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than the Lenders that are also Swing Line Lenders shall be immediately delivered by the Administrative Agent to each Swing Line Lender, as Borrower's designee, on a pro rata basis and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, each Swing Line Lender's pro rata share of the Refunded Swing Line Loans shall be deemed to be paid by such Swing Line Lender with the proceeds of a Revolving Loan deemed to be made by such Swing Line Lender to the Borrower, or its designee, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under any Swing Line Note of such Swing Line Lender but shall instead constitute part of such Swing Line Lender's outstanding Revolving Loans to the Borrower and shall be due under the revolving loan note, if any, issued by the Borrower to such Swing Line Lender in its capacity as Lender. The Borrower hereby authorizes the Administrative Agent and each Swing Line Lender to charge the Borrower's accounts with the Administrative Agent and each Swing Line Lender (up to the amount available in each such account) in order to immediately pay each Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by the Lenders, including the Revolving Loan deemed to be made by such Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to any Swing Line Lender should be recovered by or on behalf of the Borrower from such Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 4.13.

                  (iii) If for any reason Revolving Loans are not made pursuant to Section 2.01(d) in an amount sufficient to repay any amounts owed to such Swing Line Lenders in respect of any outstanding Swing Line Loans on or before the third (3rd) Business Day after demand is made for payment thereof by such Swing Line Lender, each Lender holding a Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its pro rata share of the applicable unpaid amount together with accrued interest thereon. Upon one (1) Business Day's notice from any Swing Line Lender, each Lender holding a Commitment shall deliver to each Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the domestic office of such Swing Line Lender. In order to evidence such participation, each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of such Swing Line Lender in form and substance reasonably satisfactory to such Swing Line Lender. In the event any Lender holding a Revolving Commitment fails to make available to any Swing Line Lender the amount of such Lender's participation as provided in this paragraph, each Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by such Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

                  (iv) Notwithstanding anything contained herein to the contrary, (1) each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party;
         (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that such obligations of each Lender are subject to the condition that each Swing Line Lender believed in good faith that all conditions under Section 5.02 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (2) no Swing Line Lender shall be obligated to make any Swing Line Loans
         (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default exists unless such Swing Line Lender has entered into arrangements satisfactory to it and the Borrower to eliminate each such Swing Line Lender's risk with respect to the Defaulting Lender's participation in such Swing Ling Loan, including by cash collateralizing such Defaulting Lender's pro rata share of the outstanding Swing Line Loans.

         2.03 Interest.

         (a) Base Rate Loans. Revolving Loans constituting each Base Rate Borrowing shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (b) LIBOR Rate Loans. Revolving Loans constituting each LIBOR Rate Borrowing shall bear interest at a rate per annum equal to the LIBOR Rate for the Interest Period for such Borrowing plus the Applicable Margin.

         (c) Swing Line Loans. Swing Line Loans shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (d) Default Interest. Notwithstanding the foregoing, if any principal of, or interest on, any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans as provided in Section 2.03(a).

         (e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, upon termination of the Commitments; provided that (i) interest accrued on a Swing Line Loan shall be payable on the Swing Line Maturity Date, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Loan that is a Base Rate Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Rate Borrowing prior to the end of the Interest Period therefore, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

         (f) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or LIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.


                                  ARTICLE III

                           THE STANDBY L/C FACILITY

         3.01 Issuance of the Standby L/C.

         (a) Subject to the terms and conditions set forth herein, including but not limited to the conditions precedent specified in Section 5.02, and so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may request the Issuing Banks to issue, in support of certain obligations of the Borrower and any of its Subsidiaries including but not limited to, contingent liabilities arising in connection with forward sales contracts, leases, insurance contracts and arrangements, service contracts, equipment contracts, financing transactions and other payment obligations, and each Issuing Bank agrees to issue on the terms set out in this Section 3.01 below, from time to time during the period from and including the Effective Date to but excluding the date that is five Business Days prior to the Termination Date, a Standby L/C denominated in Dollars for the Borrower's own account, and having a stated amount not exceeding the Available Standby L/C Sublimit at the time of issuance; provided, however, that the issuance of such requested Standby L/C shall not cause the Issuing Bank to violate any law or regulation to which it is or may be subject. The Standby L/C shall be substantially in the form indicated in Exhibit G-1 or G-2, as determined by the Borrower or in any other form that may be reasonably agreed upon by the Appropriate Issuing Bank and the Borrower.

         (b) The Borrower, the Guarantors and the Participating Lenders hereby acknowledge and agree that, as of the date hereof, Standby L/Cs issued pursuant to the Prior Agreement are outstanding, and the outstanding amount of each issued Standby L/C is set forth on Schedule 3.01 hereto. From and after the date hereof and upon fulfillment of the conditions specified in Section 5.02 hereof, each such existing letter of credit, as such may have been amended, shall be deemed and treated for all purposes hereof as a "Standby L/C" hereunder, and each Lender, without further action on its part, shall be deemed to have purchased a participation in each such Standby L/C as provided in
Section 3.04 hereof in accordance with its Commitment.

         (c) To request the issuance of a Standby L/C, the Borrower shall deliver notice (a "Standby L/C Request") to the Appropriate Issuing Bank requesting the issuance of a Standby L/C, specifying the date of issuance (which shall be a Business Day that is no earlier than either (i) the Business Day following the Business Day on which the Appropriate Issuing Bank shall have received the request for the issuance of the Standby L/C, if such request is received by the Appropriate Issuing Bank prior to 11:00 a.m. (New York City time), or (ii) the Business Day that is two (2) Business Days following the Business Day on which the Appropriate Issuing Bank shall have received the request for the issuance of the Standby L/C, if such request is received is by the Appropriate Issuing Bank after 11:00 a.m. (New York City time) but before 5:00 p.m. (New York City time); provided however, that the Appropriate Issuing Bank, in its sole discretion and on a request by request basis, may elect to accept a request for issuance of a Standby L/C specifying an issuance date not complying with the terms of this parenthetical), the date on which such Standby L/C is to expire, the amount of such Standby L/C, the name and address of the beneficiary thereof and any such other information as shall be necessary to prepare such Standby L/C. On the requested date of issuance, the Appropriate Issuing Bank shall, subject to the terms and conditions set forth herein and so long as no Default or Event of Default shall have occurred or be continuing, issue a Standby L/C in accordance with the Borrower's request pursuant to this paragraph (c).

         (d) Each Standby L/C shall have a minimum stated amount equal to U.S.$5,000,000 and shall expire at or prior to the close of business on the earlier of (i) the date that is 360 days after the date of issuance of such Standby L/C and (ii) the date that is five Business Days prior to the Termination Date.

         (e) Notwithstanding Clause (d) of this Section 3.01, if the Borrower is requesting a Standby L/C that is less than the Aggregate Available Standby L/C Sublimit, but greater than the Available Standby L/C Sublimit for each Issuing Bank, the Borrower may request a Standby L/C from each Issuing Bank in an amount up to the Available Standby L/C Sublimit for such Issuing Bank, on a pro rata basis determined on the basis of each Issuing Bank's Standby L/C Exposure, after giving effect to the requested Standby L/C, and each Issuing Bank shall be deemed to be the Appropriate Issuing Bank for the purposes of
Section 3.01(c) hereof.

         (f) Each Lender hereby irrevocably authorizes the Issuing Banks to issue Standby L/Cs under and in accordance with this Agreement, to pay the amount of any draft presented under any Standby L/C in accordance with the terms and conditions thereof, to receive from the Borrower reimbursement for Standby L/C Drawings and to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Issuing Bank by the terms hereof or thereof, together with such powers as are reasonably incidental thereto.

         3.02 Reimbursement Obligations.

         (a) The Borrower agrees to reimburse the Issuing Banks for the full amount of any Drawing paid by an Issuing Bank on a Disbursement Date; provided, however, that in no event shall such reimbursement be made prior to the time such Drawing is paid by such Issuing Bank.

         (b) If the amount of any Drawing is not reimbursed in full on the Disbursement Date by the Borrower, then the amount thereof which is not so reimbursed shall bear interest from (and including), the Disbursement Date until (but excluding) the date of actual payment thereof at a rate per annum equal to the Base Rate plus 2.00%, payable on demand.

         3.03 Obligations to Reimburse Standby L/C Drawing Absolute.

         (a) The obligations of the Borrower to reimburse an Issuing Bank for any Drawing shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

             (i) any lack of validity or enforceability of any Transaction Document;

             (ii) any amendment to or waiver of or any consent to departure from the terms of any Transaction Document;

             (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the beneficiary of any Standby L/C or any transferee of any Standby L/C (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participating Lender or any other Person, whether in connection with this Agreement, any other Transaction Document or any unrelated transaction;

             (iv) any draft, statement or any other document presented under a Standby L/C proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

             (v) payment by an Issuing Bank under a Standby L/C against presentation of a draft or document which does not comply with the terms of such Standby L/C.

         (b) The Issuing Banks shall not be responsible to any Person:

             (i) for the validity, genuineness or legal effect of any document submitted to an Issuing Bank by any Person in connection with the issuance of, or any Drawing under, any Standby L/C; provided, however, that nothing in this clause (i) shall relieve an Issuing Bank from its obligations to honor a Drawing under a Standby L/C that strictly complies with the terms of such Standby L/C;

             (ii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

             (iii) for any loss or delay in the transmission or otherwise of any document required in order to make a Drawing under a Standby L/C or of the proceeds thereof;

             (iv) for the misapplication by the beneficiary of a Standby L/C of the proceeds of a Drawing under such Standby L/C; or (v) for any consequences arising from causes beyond the control of an Issuing Bank (including, any acts of any Governmental Authority);

provided, however, that the provisions of this Section 3.03 shall not limit any right or claim the Borrower may have against an Issuing Bank to the extent of any direct, as opposed to consequential or special, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank's gross negligence or willful misconduct, it being understood that the existence of any such right or claim shall not in any way affect the obligation of the Borrower to reimburse such Issuing Bank for all Drawings under Standby L/Cs.

         3.04 Participating Interests.

         (a) Without further action on the part of the Issuing Banks and the Lenders, each Lender severally purchases from the Issuing Banks, without recourse to the Issuing Banks, and the Issuing Banks hereby sell to each such Lender, an undivided interest, to the extent of such Lender's Commitment Percentage, in each Standby L/C issued or to be issued hereunder or issued pursuant to the Prior Agreement, all Drawings, all interest thereon and all other rights, costs and expenses of the Issuing Banks hereunder and under such Standby L/C with respect thereto.

         (b) As promptly as practicable upon becoming aware that the Borrower has not reimbursed or will not reimburse the relevant Issuing Bank in full for a Drawing under any Standby L/C in accordance with Section 3.02(a) or (b) on any applicable Disbursement Date, such Issuing Bank shall notify the Administrative Agent which shall promptly notify each Lender to such effect and each Lender shall (i) not later than 4:30 p.m. (New York City time) on the Business Day such notice is received from the Administrative Agent (if such notice is received at or prior to 12:00 noon (New York City time)) or (ii) not later than 11:00 a.m. (New York City time) on the Business Day following receipt of such notice (if such notice is received after 12:00 noon (New York City time)) pay to the Administrative Agent, at the Administrative Agent's Payment Office, for the account of such Issuing Bank, an amount equal to such Lender's Commitment Percentage of such unreimbursed Drawing. Notwithstanding clause (ii) of this paragraph (b), if a Lender does not make available to the Administrative Agent on the applicable Disbursement Date such Lender's Commitment Percentage of any unreimbursed Drawing, such Lender shall be required to pay interest to the Administrative Agent for the account of such the Issuing Bank on its Commitment Percentage of the amount of such unreimbursed Drawing at the Federal Funds Rate from such Disbursement Date until the date payment is received by the Administrative Agent; provided, however, that if the Federal Funds Rate does not cover such Issuing Bank's cost of funds, the applicable rate of interest shall be such rate as determined by such Issuing Bank, in good faith, to be equal to its cost of funds; and provided, further, that if any amount remains unpaid by any Lender for more than five Business Days after receipt of notice, such Lender shall, commencing on the day next following such fifth Business Day, pay interest to the Administrative Agent for the account of such Issuing Bank at a rate per annum equal to the Federal Funds Rate (or such other rate as may be determined by such Issuing Bank as set forth herein) plus 2.00%. Upon receipt of any such funds, the Administrative Agent shall promptly pay such funds to such Issuing Bank.

         (c) If the Administrative Agent receives a Lender's Commitment Percentage of an unreimbursed Drawing on the corresponding Disbursement Date therefor, or if the Administrative Agent receives such payment together with interest thereon in accordance with the provisions of the preceding paragraph
(b), such Lender shall be entitled to receive interest on its Commitment Percentage of such Standby L/C Drawing, as provided in Section 3.04(d)(ii) below, from the applicable Disbursement Date. (d) The payment obligations of each Lender to the relevant Issuing Bank as described in this Section 3.04 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be affected by any circumstance, including:

              (i) any set-off, counterclaim, defense or other right which such Lender or any other Person may have against the Administrative Agent, an Issuing Bank or any other Person for any reason whatsoever;

              (ii) the occurrence or continuance of a Default or Event of Default or the termination of the Commitments or the expiration the applicable Standby L/C;

              (iii) any adverse change in the condition (financial or otherwise) of the Borrower;

              (iv) any breach of any Transaction Document by any party thereto;

              (v) any violation or asserted violation of law by any Lender or any affiliate thereof;

              (vi) the failure of any Lender to perform its obligations hereunder;

              (vii) any amendment to or extension of an issued and outstanding Standby L/C; or

              (viii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing;

provided, however, that no Lender shall be liable for any portion of such liability resulting from such Issuing Bank's gross negligence or willful misconduct.

         (e) The relevant Issuing Bank agrees to pay promptly upon receipt to the Administrative Agent for the account of each Lender (i) first, such Lender's Commitment Percentage of all amounts received from the Borrower in payment, in whole or in part, of an unreimbursed Standby L/C Drawing, but only to the extent that such Lender has paid in full its Commitment Percentage of such Standby L/C Drawing to the Administrative Agent for the account of such Issuing Bank pursuant to Section 3.04(c) above and (ii) second, such Lender's Commitment Percentage of any interest received from the Borrower with respect to any such unreimbursed Standby L/C Drawing, but only to the extent such Lender has paid in full its Commitment Percentage of such Standby L/C Drawing to the Administrative Agent for the account of such Issuing Bank pursuant to
Section 3.04(c) above.

         (f) If, on account of the bankruptcy, insolvency, concurso mercantil or governmental intervention (or similar event) of the Borrower, an Issuing Bank or the Administrative Agent is required at any time (whether before or after the Termination Date) to return to the Borrower or to a trustee, receiver, liquidator, custodian or other similar official or any other Person, any portion of the payments made by (or on behalf of) the Borrower to the Administrative Agent for the account of an Issuing Bank (or directly to an Issuing Bank) in reimbursement of any unreimbursed Drawing and interest thereon, each Lender shall, on demand of such Issuing Bank or the Administrative Agent, forthwith return to such Issuing Bank or the Administrative Agent for the account of such Issuing Bank any amounts transferred to such Lender by such Issuing Bank or the Administrative Agent in respect thereof pursuant to the terms hereof plus such Lender's pro rata share of any interest on such payments required to be paid to the Person recovering such payments plus interest on all amounts so demanded from the day such amounts are returned by such Issuing Bank or the Administrative Agent, as the case may be, to the day such amounts are returned by such Lender to such Issuing Bank or the Administrative Agent at a rate per annum for each day equal to the Federal Funds Rate; provided, however, that if the Federal Funds Rate does not cover such Issuing Bank's or the Administrative Agent's cost of funds, the applicable rate of interest shall be such rate as determined by such Issuing Bank or the Administrative Agent, in good faith, to be equal to its cost of funds; and provided, further, that if any amount remains unpaid by any Lender for more than five Business Days after demand, such Lender shall, commencing on the day next following such fifth Business Day, pay interest to such Issuing Bank or the Administrative Agent, as the case may be, at a rate per annum equal to the Federal Funds Rate plus 2.00%. In any case when an amount is returned to any Person pursuant to this paragraph (f), the reimbursement obligation of the Borrower contained in Section 3.02(a) will be reinstated as of the original date such reimbursement obligation arose.

         (g) The Borrower hereby confirms and acknowledges that each Lender shall have a direct claim against the Borrower for the principal of and interest on each portion of any unreimbursed Standby L/C Drawing advanced by such Lender to an Issuing Bank and that each Lender shall to the extent applicable be entitled to all the rights of the Issuing Bank against the Borrower (to the extent not exercised by such Issuing Bank) as if such Lender had funded its Commitment Percentage of the Standby L/C Drawing directly to the beneficiary of the applicable Standby L/C.

         (h) Each Issuing Bank and each Lender, with respect to the amounts payable to it in respect of any unreimbursed Standby L/C Drawing, and the Administrative Agent, with respect to all amounts payable in respect of unreimbursed Standby L/C Drawings, shall maintain on its books in accordance with its usual practice, loan accounts, setting forth its Commitment Percentage of each Standby L/C Drawing, the applicable interest rate and the amounts of principal and interest paid and payable by the Borrower from time to time hereunder with respect thereto; provided, however, that the failure by an Issuing Bank, any Lender or the Administrative Agent to record any such amount on its books or any error in such recordation shall not affect the obligations of the Borrower with respect thereto. In the case of any dispute, action or proceeding relating to any amount payable in respect of any unreimbursed Standby L/C Drawings, the entries in each such account shall be prima facie evidence of such amount. In the case of any discrepancy between the entries in an Issuing Bank's books and any Lender's books or the Administrative Agent's books, an Issuing Bank's books shall be considered correct in the absence of manifest error.

         3.05 Limited Liability of the Issuing Banks. As between an Issuing Bank on the one hand, and the Borrower on the other, the Borrower assumes all risks of any acts or omissions of the beneficiaries of Standby L/Cs with respect to their use of the Standby L/Cs or the proceeds thereof. Neither of the Issuing Banks nor any of its employees, officers, directors or agents shall be liable or responsible for any acts or omissions of the beneficiaries in connection therewith.


                                   ARTICLE IV
             TERMINATION AND REDUCTION OF COMMITMENTS; FEES, TAXES,
                              PAYMENT PROVISIONS

           4.01 Termination or Reduction of Commitments.

         (a) Mandatory Termination. Subject to Section 4.02, the Commitments shall terminate on the Termination Date.

         (b) Voluntary Termination. Upon at least five Business Days' notice to the Administrative Agent, the Joint Bookrunners and the Issuing Banks, but no sooner than six months after the Effective Date, in which case such termination may occur at any time upon five Business Days, the Borrower may terminate the existing Commitments by instructing each beneficiary of a Standby L/C to surrender such Standby L/C to the relevant Issuing Bank for cancellation; and provided, further, however, that the existing Commitments may not be terminated so long as (i) any Standby L/C is outstanding or (ii) any Loan is outstanding or (iii) any Drawing, interest, fee or expenses remain unpaid. Upon at least five Business Days prior notice to the Administrative Agent and the Issuing Banks, the Borrower may terminate any Standby L/C, in accordance with its terms, by surrendering, or causing the beneficiary thereof to surrender, such Standby L/C to the relevant Issuing Bank for cancellation.

         (c) Reduction of Standby L/C. Upon at least five Business Days prior notice to the Administrative Agent and each Issuing Bank, the Borrower may reduce the stated amount of any Standby L/C to be reduced, in accordance with its terms, by surrendering, or causing the beneficiary thereof to surrender, such Standby L/C to the relevant Issuing Bank for cancellation in exchange for a new Standby L/C having the reduced stated amount and otherwise having the same terms as the Standby L/C being cancelled; provided, however, that the stated amount of any Standby L/C shall not as a result of such reduction be reduced below U.S.$3,000,000.

         (d) Any reduction of the Commitments shall reduce the Commitment of each Lender pro rata except as otherwise specified in Section 4.02(e).

         (e) No reduction or termination of the Commitments shall in any event release any Lender from any of its direct or indirect obligations to the Issuing Banks in respect of (i) any Standby L/Cs issued prior to such termination or reduction or (ii) any Drawing.

         4.02 Extension of Termination Date.

         (a) Extension of Termination Date/Reduction of Standby L/C. Upon at least five Business Days' prior notice to the Administrative Agent and each Issuing Bank, but no sooner than six months after the Effective Date, the Borrower may permanently reduce the amount of the Aggregate Standby L/C Sublimit and the Standby L/C Sublimit for each Issuing Bank by a minimum amount of U.S.$5,000,000 or any integral multiple of U.S.$1,000,000 in excess thereof; provided, however, the Standby L/C Sublimit for any Issuing Bank may not be reduced below the Standby L/C Exposure of such Issuing Bank and any reductions in the Standby L/C Sublimit for the Issuing Banks must be made on a pro rata basis. The Borrower may, within 90 days, but not less than 45 days, prior to each anniversary date of the original Effective Date (each anniversary date being referred to as an "Anniversary Date"), by notice to the Administrative Agent, the Issuing Banks and the Lenders, make a written request of the Participating Lenders to extend the Termination Date for an additional period of one (1) year. The Administrative Agent will give prompt notice to each of the Participating Lenders of its receipt of any such request for extension of the Termination Date. Each Participating Lender shall make a determination not later than 30 days prior to the then applicable Anniversary Date (the "Extension Consent Date") as to whether or not it will agree to extend the Termination Date as requested (such approval of an extension shall be an "Extension Consent"); provided, however, that failure by any Participating Lender to make a timely response to the Borrower's request for extension of the Termination Date shall be deemed to constitute a refusal by such Participating Lender to an extension of the Termination Date.

         (b) Lender Not Consenting. If by any Extension Consent Date the Borrower and the Administrative Agent have not received an Extension Consent from any Participating Lender, the Termination Date, as it relates to such Participating Lender, shall not be extended, the Commitment of such Participating Lender shall terminate on the Termination Date applicable to it and any Loans or Standby L/C, as applicable, made by such Participating Lender and all accrued and unpaid interest thereon shall be due and payable on such Termination Date. Upon the termination of the Commitment of any such Lender, unless this Agreement is amended as provided in Sections 4.02(e) or 4.02(f), the aggregate amount of the Commitments shall be reduced by the amount of such terminated Commitment, and the Commitment Percentage of each other Lender shall be adjusted to that percentage obtained by dividing the Commitment of such Lender by the aggregate amount of the Commitments after giving effect to such reduction as provided in the definition of "Commitment Percentage".

         (c) Other Lenders. No refusal by any one Participating Lender to consent to any extension of the Termination Date shall affect the extension of the Termination Date as it may relate to the Commitment and Loans of any Participating Lender that consents to such extension as provided in Section 4.02(b), and one or more Participating Lenders may consent to the extension of the Termination Date as it relates to them notwithstanding any refusal by any other Lenders so to consent; provided that even as to the consenting Lenders, the Termination Date will be extended only upon consent to such an extension by the Required Lenders.

         (d) Termination of Commitment. If any Participating Lender does not deliver an Extension Consent as provided in Section 4.02(b) and no Loans or Standby L/Cs, as applicable are then outstanding, the Borrower may upon at least three (3) Business Days' prior notice to such Participating Lender and to the Administrative Agent terminate the Commitment of such Lender. Upon any such termination, the Commitment Percentage of each other Lender shall be adjusted, if necessary, to that percentage obtained by dividing the Commitment of such Lender by the aggregate amount of the Commitments after giving effect to such termination and any increases in the aggregate amount of the Commitments under the provisions of Section 4.02(e) or Section 4.02(f).

         (e) Increase in Commitment of Other Lender or Lenders. If any Lender does not deliver an Extension Consent as provided in Section 4.02(b), upon the expiration of the Commitment of such Lender, or upon its termination as provided in Section 4.02(d), the Borrower may offer each Lender that has delivered an Extension Consent as provided in Section 4.02(b) a reasonable opportunity to increase its Commitment by an amount equal to its pro rata share (based on its Commitment before giving effect to such increase) of the Commitment of the Lender that does not deliver an Extension Consent as provided in Section 4.02(b). After giving such Lenders such an opportunity, the Borrower may with the approval of the Administrative Agent amend this Agreement to increase the Commitment of any other Lender or Lenders with the consent of such Lender or Lenders; provided that such increase does not increase the aggregate amount of the Commitments to an amount greater than the Aggregate Committed Amount in effect immediately before such expiration or termination.

         (f) Additional Lender or Lenders. If any Lender does not deliver an Extension Consent as provided in Section 4.02(b), upon the expiration of the Commitment of such Lender, or upon its termination as provided in Section 4.02(d), the Borrower may with the approval of the Administrative Agent amend this Agreement as provided herein to add one or more other Lenders (each an "Additional Commitment Lender") as parties, with such Commitments as may be agreed to by the Administrative Agent and such other Lender or Lenders; provided that such additions do not increase the Aggregate Committed Amount to an amount greater than the aggregate amount of Commitments in effect immediately before such expiration or termination.

         4.03 Fees.

         (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent, quarterly in arrears commencing on September 30, 2004, for the account of the Lenders ratably in accordance with their Commitment Percentage a commitment fee (the "Commitment Fee") at the rate of 40% of the Applicable Margin per annum for the relevant quarterly period on the Available Commitments as from time to time in effect]. The Commitment Fee shall accrue from the Effective Date to the Termination Date and shall be payable in arrears on the last day in each of March, June, September, and December and on the Termination Date provided that if any day or the Termination Date is not a Business Day, then the Commitment Fee shall be payable on the next preceding Business Day.

         (b) Standby L/C Fees. The Borrower will pay to each Issuing Bank Standby L/C documentation fees (the "Standby L/C Fees") in the amounts and at the times agreed to by the Issuing Banks and the Borrower in the Fee Letter.

         (c) Letter of Credit Utilization Fees. A letter of credit utilization fee, at a rate per annum equal to the Applicable Margin for the relevant quarterly period from time to time in effect, calculated on a per annum basis on the daily amount of Aggregate Standby L/C Exposure from time to time, payable to the Administrative Agent for the account of the Lenders in arrears on (i) the last day of each calendar quarter, commencing on the first such date after the Borrowing Date, and (ii) the Termination Date.

         (d) Joint Bookrunners Fees. The Borrower will pay to the Joint Bookrunners, for the sole account of the Joint Bookrunners, the arrangement fees (the "Joint Bookrunners Fees") and other fees in the amounts and at the times agreed to by the Joint Bookrunners and the Borrower in the Fee Letter.

         (e) Up-Front Fee. The Borrower will pay to the Administrative Agent, for the account of the Lenders, an up-front fee (the "Up-front Fee") in accordance with the Summary of Terms and Conditions agreed to by the Borrower and the Joint Bookrunners on May 10, 2004.

         4.04 Computation of Fees. All fees calculated on a per annum basis shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

         4.05 Taxes.

         (a) Any and all payments by the Borrower or the Guarantor, as the case may be, to any Lender, any Issuing Bank, the Joint Bookrunners or the Administrative Agent under this Agreement and the other Transaction Documents shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes. In addition, the Borrower shall promptly pay all Other Taxes.

         (b) Except as otherwise provided in Section 4.05(c), the Borrower and the Guarantors agree to indemnify and hold harmless each Lender, each Issuing Bank and the Administrative Agent for the full amount of Taxes or Other Taxes excluding in each case United States backup withholding Taxes imposed because of payee underreporting (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.05) paid by or assessed against any Lender, any Issuing Bank or the Administrative Agent in respect of any sum payable hereunder and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, unless such penalties, interest, additions to tax or expenses are incurred solely as a result of any gross negligence or willful misconduct of such Lender, Issuing Bank or Administrative Agent, as the case may be. Payment under this indemnification shall be made within 30 days after the date any Lender, any Issuing Bank or the Administrative Agent makes written demand therefore, setting forth in reasonable detail the basis and calculation of such amounts (such written demand shall be presumed correct, absent significant error).

         (c) If the Borrower or the Guarantors, as the case may be, shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender, any Issuing Bank or the Administrative Agent, then:

              (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this
         Section 4.05, but excluding in each case United States backup withholding Taxes imposed because of payee underreporting) such Lender, such Issuing Bank or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made; provided, that, the Borrower shall not be required to increase any amounts payable to such Lender, Issuing Bank or the Administrative Agent to the extent such increased amounts would be in excess of the increased amounts that would have been payable to such Lender or Issuing Bank had such Lender, Issuing Bank or Administrative Agent complied with the requirements of Section 4.05(f);

              (ii) the Borrower or the Guarantors, as the case may be, shall make such deductions and withholdings; and

              (iii) the Borrower or the Guarantors, as the case may be, shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

         (d) Within 30 days after the date of any payment by the Borrower or the Guarantors, as the case may be, of Taxes or Other Taxes, the Borrower or the Guarantors, as the case may be, shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent.

         (e) If the Borrower or the Guarantors, as the case may be, is required to pay additional amounts to any Lender or any Issuing Bank pursuant to Section 4.05(c) other than amounts related to the withholding of Mexican tax at the rate applicable to interest payments received by foreign financial institutions registered with the Secretaria de Hacienda y Credito Publico as a Foreign Financial Institution for the purposes of Article 195, Section I of the Mexican Income Tax law, then such Lender or such Issuing Bank, as the case may be, shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or issuing office, as the case may be, so as to eliminate or reduce the obligation of the Borrower or the Guarantor, as the case may be, to pay any such additional amounts which may thereafter accrue or to indemnify such Lender or the Issuing Bank in the future, if such change in the reasonable judgment of such Lender or such Issuing Bank is not otherwise disadvantageous to such Lender or such Issuing Bank.

         (f) Each Issuing Bank, each Lender and the Administrative Agent shall, from time to time at the request of the Borrower or the Administrative Agent (as the case may be), promptly furnish to the Borrower and the Administrative Agent (as the case may be), such forms, documents or other information (which shall be accurate and complete) as may be reasonably required to establish any available exemption from, or reduction in the amount of, applicable Taxes; provided, however, that none of any Issuing Bank, any Lender or the Administrative Agent shall be obliged to disclose information regarding its tax affairs or computations to the Borrower in connection with this paragraph (f). Each of the Borrower and the Administrative Agent shall be entitled to rely on the accuracy of any such forms, documents or other information furnished to it by any Person and shall have no obligation to make any additional payment or indemnify any Person for any Taxes, interest or penalties that would not have became payable by such Person had such documentation been accurate.

         (g) If any Issuing Bank, the Administrative Agent or any Lender receives a refund or credit in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower or a Guarantor, as the case may be, pursuant to Section 4.05(b) and such refund or credit is directly and clearly attributable to this Agreement, it shall notify the Borrower or such Guarantor, as the case may be, of the amount of such refund or credit and shall return to the Borrower or such Guarantor, as the case may be, such refund or the benefit of such credit; provided, however, that (A) such Issuing Bank, the Administrative Agent or such Lender, as the case may be, shall not be obligated to make any effort to obtain such refund or credit or to provide the Borrower or the Guarantors with any information on or justification for the arrangement of its tax affairs or otherwise disclose to the Borrower, the Guarantors or any other Person any information that it considers to be proprietary or confidential, and (B) the Borrower or such Guarantor, as the case may be, upon the request of such Issuing Bank, the Administrative Agent or such Lender, as the case may be, shall return the amount of such refund or the benefit of such credit to such Issuing Bank, the Administrative Agent or such Lender, as the case may be, if such Issuing Bank, the Administrative Agent or such Lender, as the case may be, is required to repay the amount of such refund or the benefit of such credit to the relevant authorities within six years of the date the Borrower or such Guarantor, as the case may be, is paid such amount by such Issuing Bank, the Administrative Agent or such Lender, as the case may be.

         4.06 General Provisions as to Payments.

         (a) All payments to be made by the Borrower or the Guarantors, as the case may be, shall be made without set-off, counterclaim or other defense. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders, the Swing Line Lenders or the Issuing Banks, as the case may be, at the Administrative Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 3:30 p.m. (New York City time) (but not earlier than 11:30 a.m. (New York City time) in respect of any Drawing under a Standby L/C), on the dates specified herein but in no event prior to the payment by the relevant Issuing Bank of such Drawing, as the case may be, to be reimbursed. The Administrative Agent will promptly distribute to the relevant Issuing Bank or to each Lender its Commitment Percentage (or other applicable share as expressly provided herein) of each payment in like funds as received. Any payment received by the Administrative Agent later than 3:30 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

         (b) Except and to the extent otherwise specifically provided herein, whenever any payment to be made hereunder is due on a day which is not a Business Day, the date for payment thereof shall be extended to the immediately following Business Day and, if interest is stated to be payable in respect thereof, interest shall continue to accrue to such immediately following Business Day.

         (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to an Issuing Bank or the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to the relevant Issuing Bank or each Lender, as the case may be, on such due date an amount equal to the amount then due to such Issuing Bank or such Lender. If and to the extent that the Borrower shall not have made such payment, the relevant Issuing Bank or each Lender, as the case may be, shall repay to the Administrative Agent forthwith on demand such amount distributed to such Issuing Bank or such Lender together with accrued interest thereon, for each day from the date such amount is distributed to such Issuing Bank or such Lender until the date such Issuing Bank or such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate; provided, however, that if any amount remains unpaid by the relevant Issuing Bank or any Lender for more than five Business Days after the Administrative Agent has made a demand for such amount, such Issuing Bank or such Lender shall, commencing on the day next following such fifth Business Day, pay interest to the Administrative Agent at a rate per annum equal to the Federal Funds Rate plus 1%, and, provided further, that if any such amount remains unpaid by the relevant Issuing Bank or any Lender for more than ten Business Days, such Issuing Bank or such Lender shall, commencing on the day next following such tenth Business Day, pay interest to the Administrative Agent at a rate per annum equal to the Federal Funds Rate plus 2.00%.

                   4.07 Funding Losses. If the Borrower makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any LIBOR Loans after notice has been given to any Lender in accordance with
Section 2.01 or to convert or continue a Loan as a LIBOR Loan after a Notice of Extension/Conversion has been delivered by the Borrower pursuant to Section 2.01(e), or if the Borrower fails to prepay any LIBOR Loans after notice has been given pursuant to Section 2.01, the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or reemploying deposits bearing interest by reference to LIBOR from third parties ("Funding Losses"), provided such Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the computations for the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                   4.08 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any LIBOR
Loan:

         (a) the Administrative Agent determines that by reason of circumstances affecting the London interbank market, reasonably adequate means do not exist for ascertaining LIBOR applicable to such Interest Period or that deposits in Dollars (in the applicable amounts) are not being offered in the London interbank market for such Interest Period, or

         (b) the Required Lenders advise the Administrative Agent that LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to any Lender of making or maintaining its Loan for such Interest Period,

         (c) then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders. In the event of any such determination or advise, until the Administrative Agent shall have notified the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Loan of the affected amount or Interest Period, or a conversion to or continuation of a Loan of the affected amount or Interest Period shall be deemed rescinded and such request shall instead be considered a request for a Base Rate Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         4.09 Capital Adequacy.

         If any Participating Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule, or regulation regarding capital adequacy, or compliance by such Participating Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of increasing such Participating Lender's cost of maintaining its Commitment or Standby L/C, as the case may be, or making or maintaining any Loans or any Standby L/C, as the case may be, or reducing the rate of return on such Participating Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Participating Lender could have achieved but for such adoption, effectiveness, change, or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Participating Lender to the Borrower, the Borrower shall be obligated to pay to such Participating Lender such additional amount or amounts as will compensate such Participating Lender for such increased cost or reduction in amount received. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. The relevant Lender will, upon request, provide a certificate in reasonable detail as to the amount of such increased cost or reduction in amount received and method of calculation.

         Upon any Participating Lender's making a claim for compensation under this Section 4.09, (i) such Participating Lender shall use commercially reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office or assign its rights and obligations hereunder to another of its offices, branches or affiliates so as to eliminate or reduce any such additional payment by the Borrower which may thereafter accrue, if such change is not otherwise disadvantageous to such Lender, and (ii) the Borrower may replace such Lender in accordance with
Section 4.12.

         4.10 Illegality.

         (a) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Effective Date shall make it unlawful for any Lender to make or maintain any Commitment or any Loan as contemplated by this Credit Agreement, then such Lender, together with Lenders giving notice under
Section 4.08(c), shall be an "Affected Lender" and by written notice to the Borrower and to the Administrative Agent:

              (i) such Lender may declare that such Loans will not thereafter (for the duration of such unlawfulness or impossibility) be made by such Lender hereunder, whereupon, in the case of any request for a LIBOR Loan, as to such Lender, such request shall only be deemed a request for a Base Rate Loan (unless it should also be illegal for the Affected Lender to provide a Base Rate Loan, in which case such Loan shall bear interest at a commensurate rate to be agreed upon by the Administrative Agent and the Affected Lender, and so long as no Event of Default shall have occurred and be continuing, the Borrower), unless such declaration shall be subsequently withdrawn;

              (ii) such Lender may require that all outstanding LIBOR Loans, made by it be converted to Base Rate Loans, in which event all such LIBOR Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below; and

              (iii) if it is also illegal for the Affected Lender to make Base Rate Loans, such Lender may declare all amounts owed to them by the Borrower to the extent of such illegality to be due and payable; provided, however, the Borrower has the right, with the consent of the Administrative Agent to find an additional Lender to purchase the Affected Lenders' rights and obligations.

In the event any Lender shall exercise its rights under (i) or (ii) above with respect to any Loans, all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Loans that would have been made by such Lender or the converted LIBOR Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion, of such LIBOR Loans.

         (b) For purposes of this Section 4.10, a notice to the Borrower by any Lender shall be effective as to each such Loan, if lawful, on the last day of the Interest Period currently applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         4.11 Requirements of Law.

         If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender):

         (a) shall impose, modify, or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans, or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the LIBOR hereunder; or

         (b) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender reasonably deems to be material, of making, converting into, continuing, or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice delivered to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided that, in any such case, the Borrower may elect to convert the LIBOR Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one (1) Business Day's notice of such election. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall provide notice thereof to the Borrower, promptly upon occurrence of such event, but in any case within three (3) days from the date of such event, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. If any Lender becomes aware of a proposed change in any Requirement of Law that would entitle it to claim any additional amounts pursuant to this
Section it shall promptly, upon the Lender becoming aware of such event, provide notice to the Borrower through the Administrative Agent.

         4.12 Substitute Lenders. If any Lender has demanded compensation pursuant to Sections 4.09, 4.10 or to 4.11, and such Lender does not waive its right to future additional compensation pursuant to Section, 4.09, 4.10 or 4.11, the Borrower shall have the right (i) to replace such Lender with a Substitute Lender or Substitute Lenders that shall succeed to the rights of such Lender under this Agreement upon execution of an Assignment and Assumption Agreement and payment by the Borrower of the related processing fee of U.S.$3,500 to the Administrative Agent and a fee of U.S.$1,500 payable directly to each Issuing Bank; or (ii) to remove such Lender, reduce the Commitments by the amount of the Commitment of such Lender, and adjust the Commitment Percentage of each Lender such that the percentage of each other Lender shall be increased to equal the percentage equivalent of a fraction. The numerator of which is the Commitment of such other Lender and the denominator of which is the Commitments of the Lenders minus the Commitments of the Lender who demanded payment pursuant to Sections 4.09, 4.10 or 4.11; provided, however, that such Lender shall not be replaced or removed hereunder until such Lender has been repaid in full all amounts owed to it pursuant to this Agreement and the other Transaction Documents (including Sections 4.09) unless any such amount is being contested by the Borrower in good faith.

         4.13 Sharing of Payments, Etc.

         (a) If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Obligations owing to it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Obligations obtained by all the Participating Lenders (an "excess payment"), such Lender shall forthwith (i) notify the Administrative Agent of such fact, and (ii) purchase from the other Lenders such participations in such Obligations owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's Commitment Percentage (according to the proportion of (A) the amount of such paying Lender's required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased pursuant to this Section 4.13 and will in each case notify the Lenders following any such purchases.

         (b) If any Lender shall commence any action or proceeding in any court to enforce its rights hereunder after consultation with the other Lenders and, as a result thereof or in connection therewith, it shall receive any excess payment, then such Lender shall not be required to share any portion of such excess payment with any Lender which has the legal right to, but does not, join in any such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.

         (c) The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.13 may exercise all its rights of set-off with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.


                                   ARTICLE V
                             CONDITIONS PRECEDENT


         5.01 Conditions to Effectiveness. The obligations of the Participating Lenders under this Agreement are subject to the satisfaction or waiver of the following conditions precedent (the date on which all such conditions precedent are satisfied or waived being the "Effective Date"):

         (a) Agreement. The Administrative Agent shall have received counterparts of this Agreement duly executed by each party hereto and if requested by a Lender, there shall have been delivered to the Administrative Agent for the account of such Lender, a Note, executed by the Borrower.

         (b) Opinions of Borrower's and each Guarantor's Counsel. The Administrative Agent shall have received (i) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Borrower and the Guarantors, in substantially the form of Exhibit E, and (ii) the opinion of Lic. Ramiro G. Villareal Morales, Mexican counsel to the Borrower, in substantially the form of Exhibit F.

         (c) Opinion of Counsel to the Administrative Agent. The Administrative Agent shall have received (i) a favorable opinion of Ritch, Heather y Mueller, S.C., special Mexican counsel to the Administrative Agent and the Participating Lenders, and (ii) the opinion of Sullivan & Cromwell LLP, New York counsel to the Participating Lenders.

         (d) Governmental Approvals. The Administrative Agent shall have received certified copies of any and all necessary approvals, authorizations, or consents of, or notices to, or registrations with any Governmental Authority required for the Borrower and each Guarantor to enter into, or perform its obligations under, the Transaction Documents.

         (e) Organizational Documents of the Borrower and the Guarantors. The Administrative Agent shall have received certified copies of (i) the acta constitutiva and estatutos sociales in effect on the Effective Date of the Borrower and each Guarantor, (ii) the powers-of-attorney of each Person executing any Transaction Document on behalf of the Borrower and each Guarantor, together with specimen signatures of such Person and (iii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the authorization for the execution, delivery and performance of each such Transaction Document and the transactions contemplated hereby and thereby. All certificates shall state that the resolutions or other information referred to in such certificates have not been amended, modified, revoked or rescinded as of the date of such certificates (which shall not be earlier than five Business Days before the Effective Date).

         (f) Agent for Service of Process. The Administrative Agent shall have received a power of attorney, notarized under Mexican law, granted by the Borrower and each Guarantor to the Process Agent in respect of the Transaction Documents together with evidence that the Process Agent has accepted its appointment as Process Agent pursuant to Section 15.12.

         (g) Fees and Expenses. The Borrower shall have paid all fees and expenses owing to the Participating Lenders, the Joint Bookrunner and the Administrative Agent to the extent of and payable on or before the Effective Date of the Agreement, and all other fees and expenses owing hereunder and under the Fee Letter to the extent due and payable on or before the Effective Date of the Agreement.

         (h) No Default. No Default or Event of Default shall have occurred and be continuing either prior to or after giving effect to the transactions contemplated on the Effective Date, and the Borrower and each Guarantor shall have provided a certificate from a Responsible Officer of the Borrower to such effect to the Administrative Agent.

         (i) Representations and Warranties. The representations and warranties of the Borrower and of each Guarantor contained in this Agreement and each other Transaction Document shall be true on and as of the Effective Date, and the Borrower and each Guarantor shall have provided a certificate to such effect to the Administrative Agent.

         (j) No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2003 and there shall have occurred no circumstance and/or event of a financial, political or economic nature in Mexico that has a reasonable likelihood of having a material adverse effect on the ability of the Borrower or the Guarantors to perform their obligations under this Agreement and the other Transaction Documents.

         (k) Other Documents. The Administrative Agent shall have received such other certificates, powers of attorney and other documents and undertakings relating to the authority for, and the execution, delivery and validity of, the Transaction Documents, as may be reasonably requested by the Administrative Agent or any Participating Lender through the Administrative Agent.

         (l) Fees, Costs and Expenses under the Prior Agreement. The Borrower shall have paid all accrued and unpaid fees payable under the Prior Agreement to the extent due and payable on or before the Effective Date of this Agreement.

         (m) Prior Agreement. The Prior Agreement shall have been cancelled or terminated in accordance with its respective terms, any promissory notes issued thereunder shall have been cancelled or returned to the Borrower, all outstanding loans issued under the Prior Agreement, other than the existing Standby L/C set forth on Schedule 3.01, shall have been repaid or reimbursed. The parties hereto agree that a Notice of Borrowing may be given under this Agreement simultaneously to repay or reimburse all outstanding obligations under the Prior Agreement.

         (n) Termination of the U.S. Commercial Paper Program. The Administrative Agent shall have received evidence that all outstanding amounts under the CEMEX U.S. Commercial Paper program, dated as of August 8, 2003, shall have been, or will be with the proceeds of a Borrowing hereunder, paid in full and all commitments shall have been or will on the same day be terminated or cancelled.

                   5.02 Conditions Precedent to Borrowings, Continuation or Conversion of the Loans and Issuances of Standby L/Cs. The obligation of any Lender to make a Loan on the occasion of any Borrowing or to continue or convert any Loan or for an Issuing Bank to issue a Standby L/C is subject to the satisfaction of the following conditions:

         (a) Notices. In the case of Borrowings, continuance or conversion of Loans, the Administrative Agent shall have received a Notice of Borrowing, Swing Line Request or a Notice of Extension/Conversion as required by Section 2.01(c), 2.02(c) or 2.01(e), respectively, and, in the case of issuances of Standby L/Cs, the Appropriate Issuing Bank shall have received a Standby L/C Request as required by Section 3.01(c);

         (b) Availability. (i) Immediately after such Borrowing (after giving effect to the payment of any unreimbursed Drawing with the proceeds of such Borrowing), the continuation or conversion of any Loan or the issuance of the Standby L/C, as the case may be, the Total Outstandings shall not exceed the Aggregate Committed Amount; and

         (ii) in the case of issuances of Standby L/Cs, the stated amount of the Standby L/C subject of such issuance shall not exceed the Available Standby L/C Sublimit.

         (c) No Default. Immediately before and after giving effect to such Borrowing or the continuation or conversion of any Borrowing or the issuance of such Standby L/C, no Default or Event of Default shall have occurred and be continuing and such Borrowing or continuation or conversion of any Loan or issuance of a Standby L/C thereof will not cause or result in a Default or Event of Default; and

         (d) Representations and Warranties. The representations and warranties of the Borrower contained in this Agreement and in each other Transaction Document and of each Guarantor contained in this Agreement shall be true and correct in all material respects on and as of the date of any Borrowing, continuation or conversion of any Loan or issuance of a Standby L/C thereof.

         (e) Fees. In the case of issuances of Standby L/Cs, the Borrower shall have paid to the Issuing Banks all of the Standby L/C Fees due and payable on or before the issuance of such Standby L/C.


                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         The Borrower represents and warrants that:

         6.01 Corporate Existence and Power.

         (a) The Borrower is a corporation (sociedad anonima de capital variable) duly incorporated, validly existing and in good standing under the laws of Mexico and has all requisite corporate power and authority (including all governmental licenses, permits and other approvals except for such licenses, permits and approvals the absence of which will not have a Material Adverse Effect) to own its assets and carry on its business as now conducted and as proposed to be conducted.

         (b) All of the outstanding stock of the Borrower has been validly issued and is fully paid and non-assessable.

         6.02 Power and Authority; Enforceable Obligations.

         (a) The execution, delivery and performance by the Borrower of each Transaction Document to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action pursuant to the estatutos sociales of the Borrower.

         (b) This Agreement and the other Transaction Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or general equity principles.

         6.03 Compliance with Law and Other Instruments. The execution, delivery of and performance under this Agreement and each of the other Transaction Documents to which the Borrower is a party and the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof and thereof, do not and will not (a) conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any Lien upon the assets of the Borrower pursuant to, any Contractual Obligation of the Borrower or (b) result in any violation of the estatutos sociales of the Borrower or any provision of any Requirement of Law applicable to the Borrower.

         6.04 Consents/Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or notice to or filing with, or exemption by, any Governmental Authority or third party is required to authorize, or is required in connection with, the execution, delivery and performance by the Borrower of this Agreement and the other Transaction Documents to which the Borrower is a party or the taking of any action contemplated hereby or by any other Transaction Document.

         6.05 Financial Information.

         (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2003, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG Cardenas Dosal, S.C., independent public accountants, and the consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2004, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at March 31, 2004, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with Mexican GAAP, consistently applied.

         (b) Since December 31, 2003 there has been no development or event which has had or is reasonably likely to have a Material Adverse Effect.

         6.06 Litigation. Except as set forth in Schedule 6.06, there is no pending or threatened action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator that (a) would be reasonably likely to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby, and there has been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the litigation described in Schedule 6.06.

         6.07 No Immunity. The Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and each other Transaction Document to which it is a party and the execution, delivery and performance of this Agreement or any such other Transaction Document by the Borrower constitute private and commercial acts rather than public or governmental acts. Under the laws of Mexico neither the Borrower nor any of its property has any immunity from jurisdiction of any court or any legal process (whether through service or notice, attachment prior to judgment or attachment in aid of execution).

         6.08 Governmental Regulations. The Borrower is not, and is not controlled by, (a) an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended or (b) a "holding company", or of a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.09 Direct Obligations; Pari Passu; Liens.

         (a) (i) This Agreement constitutes a direct, unconditional unsubordinated and unsecured obligation of the Borrower, and (ii) the Loans, when made, will constitute direct, unconditional unsubordinated and unsecured obligations of the Borrower.

         (b) The obligations of the Borrower under this Agreement and the Loans rank and will rank in priority of payment at least pari passu with all other senior unsecured Debt of the Borrower.

         (c) There are no Liens on the property of the Borrower or any of its Subsidiaries other than Permitted Liens.

         6.10 Subsidiaries. All Material Subsidiaries of the Borrower are listed on Schedule 6.10.

         6.11 Ownership of Property. (a) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except Permitted Liens and (b) each Credit Party maintains insurance as required by
Section 8.05.

         6.12 No Recordation Necessary.

         (a) This Agreement and the Notes are in proper legal form under the law of Mexico for the enforcement thereof against the Borrower under the law of Mexico. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and each other Transaction Document in Mexico, it is not necessary that this Agreement or any other Transaction Document be filed or recorded with any Governmental Authority in Mexico or that any stamp or similar tax be paid on or in respect of this Agreement or any other document to be furnished under this Agreement, unless such stamp or similar taxes have been paid by the Borrower; provided, however, that in the event any legal proceedings are brought in the courts of Mexico, an official Spanish translation of the documents required in such proceedings, including this Agreement, would have to be approved by the court after the defendant is given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

         (b) It is not necessary (i) in order for the Administrative Agent or any Participating Lender to enforce any rights or remedies under the Transaction Documents or (ii) solely by reason of the execution, delivery and performance of this Agreement by the Administrative Agent or any Participating Lender, that the Administrative Agent or such Participating Lender be licensed or qualified with any Mexican Governmental Authority or be entitled to carry on business in Mexico.

         6.13 Taxes.

         (a) Each Obligor has filed all material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any material assessment received by the Borrower, except where the same may be contested in good faith by appropriate proceedings and as to which such Obligor maintains reserves to the extent it is required to do so by law or pursuant to Mexican GAAP. The charges, accruals and reserves on the books of each Obligor in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         (b) Except for tax imposed by way of withholding on interest, fees and commissions remitted from Mexico, there is no tax (other than taxes on, or measured by, income or profits), levy, impost, deduction, charge or withholding imposed, levied, charged, assessed or made by or in Mexico or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any of the other Transaction Documents or (ii) on any payment to be made by the Borrower pursuant to this Agreement or any of the other Transaction Documents. The Borrower is permitted to pay any additional amounts payable pursuant to Section 4.05.

         6.14 Compliance with Laws. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable Requirements of Law (including with respect to the licenses, certificates, permits, franchises, and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, antitrust laws or Environmental Laws and the rules and regulations and laws with respect to social security, workers' housing funds, and pension funds obligations), except where the failure to so comply would not have a Material Adverse Effect.

         6.15 Absence of Default. No Default or Event of Default has occurred and is continuing.

                    6.16 Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent, the Joint Bookrunners or any Participating Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (other than projections and other "forward-looking" information that have been prepared on a reasonable basis and in good faith by the Borrower) is, and all such information hereafter furnished by the Borrower to the Administrative Agent, the Joint Bookrunners or any Participating Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified and does not omit to state any material fact necessary in order to make the statements contained herein or therein, taken as a whole, not misleading. The Borrower has disclosed to the Participating Lenders in writing any and all facts which may have a Material Adverse Effect.

                   6.17 Choice of Law; Submission to Jurisdiction and Waiver of Sovereign Immunity. In any action or proceeding involving the Borrower arising out of or relating to this Agreement in any Mexican court or tribunal, any Participating Lender, the Joint Bookrunners and the Administrative Agent would be entitled to the recognition and effectiveness of the choice of law, submission to jurisdiction and waiver of sovereign immunity provisions of Sections 15.10, 15.11 and 15.13.

         6.18 Total Outstandings. The Total Outstandings do not exceed the aggregate amount of the Commitments.

         6.19 Existing Standby L/C's. Attached hereto as Schedule 3.01 is a complete and accurate list of the outstanding Standby L/C's under the Prior Agreement, listed by number, stated amount, date of issue and expiry.

         6.20 Pension and Welfare Plans. During the consecutive twelve-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which would reasonably be expected to result in the incurrence by any Credit Party, any of its Subsidiaries, or any its ERISA Affiliates of any material liability (other than liabilities incurred in the ordinary course of maintaining the Pension Plan), fine or penalty. No Credit Party, nor any of its Subsidiaries, has any contingent liability with respect to any post-retirement benefit under a Welfare Plan which would reasonably be expected to have a Material Adverse Effect, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         6.21 Environmental Matters.

         Except as would not have or be reasonably expected to have a Material Adverse Effect:

         (a) Each of the properties owned or leased by a Credit Party or any of its Subsidiaries (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

         (b) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance or liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor, to the knowledge of a Credit Party or any of its Subsidiaries, is any such notice being threatened.

         (c) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party or any of its Subsidiaries in a manner that would give rise to liability under any applicable Environmental Laws.

         (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which a Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of its Subsidiaries, the Real Properties or the Businesses.

         (e) There has been no release (including, without limitation, disposal) or to the Borrower's knowledge, threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of a Credit Party or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, or would give rise to liability under, any applicable Environmental Laws.

         (f) None of the Real Properties contains any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute a violation of, or could give rise to liability under, Environmental Laws.

         (g) No Credit Party, nor any of its Subsidiaries, has assumed any liability of any Person (other than another Credit Party or one of its Subsidiaries) under any Environmental Law.

         (h) This Section 6.21 constitutes the only representations and warranties of the Credit Parties with respect to any Environmental Law or Hazardous Substance.

                   6.22 Margin Regulations. No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Participating Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Participating Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. Neither the execution and delivery hereof by the Borrower, nor the performance by it of any of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U, or X.

                                  ARTICLE VII
               REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS


         Each of the Guarantors separately represents and warrants that:

         7.01 Corporate Existence and Power.

         (a) Such Guarantor is a corporation (sociedad anonima de capital variable) duly incorporated, validly existing and in good standing under the laws of Mexico and has all requisite corporate power and authority (including all governmental licenses, permits and other approvals except for such licenses, permits and approvals the absence of which will not have a Material Adverse Effect) to own its assets and carry on its business as now conducted and as proposed to be conducted.

         (b) All of the outstanding stock of such Guarantor has been validly issued and is fully paid and non-accessible.

         7.02 Power and Authority; Enforceable Obligations.

         (a) The execution, delivery and performance by such Guarantor of each Transaction Document to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Guarantor's corporate powers and have been duly authorized by all necessary corporate action pursuant to the estatutos sociales of such Guarantor.

         (b) This Agreement and the other Transaction Documents to which such Guarantor is a party have been duly executed and delivered by such Guarantor and constitute legal, valid and binding obligations of such Guarantor enforceable in accordance with their respective terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or general equity principals.

         7.03 Compliance with Law and Other Instruments. The execution, delivery and performance of this Agreement and any of the other Transaction Documents to which such Guarantor is a party and the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof and thereof, do not and will not (a) conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any Lien upon the assets of such Guarantor pursuant to, any Contractual Obligation of such Guarantor or (b) result in any violation of the estatutos sociales of such Guarantor or any provision of any Requirement of Law applicable to such Guarantor.

         7.04 Consents/Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or notice to or filing with, or exemption by, any Governmental Authority or third party is required to authorize, or is required in connection with, the execution, delivery and performance by such Guarantor of this Agreement and the other Transaction Documents to which such Guarantor is a party or the taking of any action contemplated hereby or by any other Transaction Document.

         7.05 Litigation; Material Adverse Effect. (a) Except as set forth in
Schedule 7.05, there is no pending or threatened action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby, and there has been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the litigation described in Schedule 7.05.

         (b) Since December 31, 2003 there has been no development or event which has had or is reasonably likely to have a Material Adverse Effect.

         7.06 No Immunity. Such Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement and each other Transaction Document to which it is a party and the execution, delivery and performance of this Agreement or any such other Transaction Document by such Guarantor constitute private and commercial acts rather than public or governmental acts. Under the laws of Mexico neither such Guarantor nor any of its property has any immunity from jurisdiction of any court or any legal process (whether through service or notice, attachment prior to judgment or attachment in aid of execution).

         7.07 Governmental Regulations. Such Guarantor is not, and is not controlled by, (a) an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         7.08 Direct Obligations; Pari Passu.

         (a) This Agreement constitutes a direct, unconditional unsubordinated and unsecured obligation of such Guarantor.

         (b) The obligations of such Guarantor under this Agreement rank and will rank in priority of payment at least pari passu with all other senior unsecured Debt of such Guarantor.

         7.09 No Recordation Necessary. This Agreement is in proper legal form under the law of Mexico for the enforcement thereof against such Guarantor under the law of Mexico. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and each other Transaction Document in Mexico, it is not necessary that this Agreement or any other Transaction Document be filed or recorded with any Governmental Authority in Mexico or that any stamp or similar tax be paid on or in respect of this Agreement or any other document to be furnished under this Agreement unless such stamp or similar taxes have been paid by the Borrower or the Guarantors; provided, however, that in the event any legal proceedings are brought in the courts of Mexico, an official Spanish translation of the documents required in such proceedings, including this Agreement, would have to be approved by the court after the defendant is given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

         7.10 Choice of Law; Submission to Jurisdiction and Waiver of Sovereign Immunity. In any action or proceeding involving such Guarantor arising out of or relating to this Agreement in any Mexican court or tribunal, the Participating Lenders, the Joint Bookrunners and the Administrative Agent would be entitled to the recognition and effectiveness of the choice of law, submission to jurisdiction and waiver of sovereign immunity provisions of Sections 15.10, 15.11 and 15.13.


                                 ARTICLE VIII
                             AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that for so long as any Obligation under this Agreement or any other Transaction Document remains unpaid, any Standby L/Cs remain outstanding or any Lender has any Commitment hereunder:

         8.01 Financial Reports and Other Information. The Borrower will deliver to the Administrative Agent (with a copy for each Participating Lender):

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries containing consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such fiscal year and consolidated statements of income and cash flows of the Borrower and its Subsidiaries, for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by KPMG Cardenas Dosal, S.C. or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with Mexican GAAP, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) a certificate of a Responsible Officer of the Borrower, stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto; provided that in the event of any change in the Mexican GAAP used in the preparation of such financial statements, the Borrower shall also provide, for informational purposes only, a statement of reconciliation conforming such financial statements to Mexican GAAP consistent with those applied in the preparation of the financial statements referred to in Section
6.05 and provided further that all such documents will be prepared in English;
and

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of such quarter and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by any Responsible Officer of the Borrower as having been prepared in accordance with Mexican GAAP and together with a certificate of a Responsible Officer of the Borrower, as to compliance with the terms of this Agreement and stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto; provided that in the event of any change in the Mexican GAAP used in the preparation of such financial statements, the Borrower shall also provide, for informational purposes only, a statement of reconciliation conforming such financial statements to Mexican GAAP consistent with those applied in the preparation of the financial statements referred to in Section 6.05 and provided further that all such documents will be prepared in English.

         8.02 Notice of Default and Litigation. The Borrower will furnish to the Administrative Agent (and the Administrative Agent will notify each Participating Lender):

         (a) as soon as practicable and in any event within five days after the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower has taken and proposes to take with respect thereto; and

         (b) promptly after the commencement thereof, notice of all litigation, actions, investigations and proceedings before any court, Governmental Authority or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 6.06 or the receipt of written notice by the Borrower or any of its subsidiaries of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation (including but not limited to Environmental Laws) the violation of which could reasonably be expected to have a Material Adverse Effect.

         8.03 Compliance with Laws and Contractual Obligations, Etc. The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable Requirements of Law (including with respect to the licenses, approvals, certificates, permits, franchises, notices, registrations and other governmental authorizations necessary to the ownership of its respective properties or to the conduct of its respective business, antitrust laws or Environmental Laws and laws with respect to social security and pension funds obligations) and all material Contractual Obligations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         8.04 Payment of Obligations. The Borrower will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies assessed, charged or imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property, except where the failure to make such payments or effect such discharges could not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

         8.05 Maintenance of Insurance. The Borrower will maintain, and cause each of its Subsidiaries to maintain, insurance with reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of established reputation engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

         8.06 Conduct of Business and Preservation of Corporate Existence. The Borrower will continue to engage in business of the same general type as now conducted by the Borrower and will preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), licenses, consents, permits, notices or approvals and franchises deemed material to its business; provided that neither the Borrower nor any of its Subsidiaries shall be required to maintain its corporate existence in connection with a merger or consolidation in compliance with
Section 9.03; and provided, further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Borrower or any such Subsidiary shall in its good faith judgment, determine that the preservation thereof is no longer in the best interests of the Borrower or such Subsidiary, as the case may be, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

         8.07 Books and Records. The Borrower will keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with Mexican GAAP, consistently applied.

         8.08 Maintenance of Properties, Etc. The Borrower will:

         (a) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and

         (b) maintain, preserve and protect all intellectual property and all necessary governmental and third party approvals, franchises, licenses and permits, material to the business of the Borrower or its Subsidiaries, provided neither paragraph (a) nor this paragraph (b) shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or allowing to lapse certain approvals, licenses or permits which discontinuance is desirable in the conduct of its business and which discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         8.09 Use of Proceeds.

         (a) The Borrower will use the proceeds of all Loans made hereunder for general corporate purposes, including but not limited to the repayment of short term debt.

         (b) The Borrower will ensure that at no time shall the Aggregate Exposure of the Participating Lenders exceed the Aggregate Committed Amount then in effect.

         8.10 Pari Passu Ranking. The Borrower will ensure that at all times the Obligations of the Borrower and each of the Guarantors under the Transaction Documents constitute unconditional general obligations of such Obligor ranking in priority of payment at least pari passu with all other senior unsecured, unsubordinated Debt of such Obligor.

         8.11 Transactions with Affiliates. The Borrower will conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of its Affiliates on terms that are commercially reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         8.12 Maintenance of Governmental Approvals. The Borrower will maintain in full force and effect at all times all approvals of and filings with any Governmental Authority or third Party required under applicable law for the conduct of its business (including, without limitation, antitrust laws or Environmental Laws) and the performance of the Obligors' obligations hereunder and under the other Transaction Documents by the Borrower and/or the Guarantors, as applicable, and for the validity or enforceability hereof and thereof, except where failure to maintain any such approvals or filings could not reasonably be expected to have a Material Adverse Effect.

         8.13 Measurement Date. The Borrower shall provide to the Administrative Agent a certificate of a Responsible Officer detailing the latest twelve month total Consolidated Net Debt/EBITDA Ratio (i) on the date a Notice of Borrowing is submitted by the Borrower, (ii) one Business Day following the date any Responsible Officer obtains actual knowledge of a change in the Consolidated Net Debt/EBITDA Ratio, (iii) one Business Day following the date the Administrative Agent or any Participating Lender requests such ratio and (iv) as soon as practicable, but in no event later than the 20th Business Day following the last day of every quarter, in each case calculated as of the date of such event or occurrence based on the most recently available consolidated financial statements of the Borrower and its Subsidiaries for the corresponding fiscal quarter prior to such date and calculated (for purposes of event (i) above) after giving effect to the Borrowing, obligation or conversion requested under the Notice of Borrowing.

         8.14 Inspection of Property. At any reasonable time during normal business hours and from time to time with at least ten Business Days prior notice, or at any time if a Default or Event of Default shall have occurred and be continuing, permit the Administrative Agent or any of the Participating Lenders or any agents or representatives thereof to examine and make abstracts from the records and books of account of, and visit the properties of, each of the Borrower or the Guarantors, and to discuss the affairs, finances and accounts of the Borrower or such Guarantor with any of its officers or directors and with its independent certified public accountants. All expenses associated with such inspection shall be borne by the inspecting Participating Lenders; provided that if a Default or an Event of Default shall have occurred and be continuing, any expenses associated with such inspection shall be borne jointly and severally by the Borrower and the Guarantors.



                                  ARTICLE IX
                              NEGATIVE COVENANTS

         The Borrower covenants and agrees that for so long as any Obligation under this Agreement or any other Transaction Document remains unpaid, any Standby L/C remains outstanding or any Lender has any Commitment hereunder:

         9.01 Financial Conditions.

         (a) The Borrower shall not permit the Consolidated Leverage Ratio at any time to exceed 3.5 to 1.

         (b) The Borrower shall not permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters to be less than 2.5 to 1.

         (c) Concurrently with the delivery by the Borrower of any financial statements pursuant to Section 8.01 the Borrower shall deliver to the Administrative Agent (with a copy to each Participating Lender) a certificate from a Responsible Officer containing all information and calculations necessary for determining compliance by the Borrower with Sections 9.01 (a) and
(b) above.

         9.02 Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Borrower or any Subsidiary, whether now owned or held or hereafter acquired, other than the following Liens ("Permitted Liens"):

         (a) Liens for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Mexican GAAP shall have been made;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Mexican GAAP shall have been made;

         (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

         (e) Liens existing on the date of this Agreement as described in
Schedule 9.02 hereto;

         (f) any Lien on property acquired by the Borrower after the date hereof that was existing on the date of acquisition of such property; provided that such Lien was not incurred in anticipation of such acquisition, and any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price, of property acquired by the Borrower or any of its Subsidiaries after the date hereof; provided, further, that (A) any such Lien permitted pursuant to this clause (f) shall be confined solely to the item or items of property so acquired (including, in the case of any Acquisition of a corporation through the acquisition of 51% or more of the voting stock of such corporation, the stock and assets of any Acquired Subsidiary or Acquiring Subsidiary) and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to, or is acquired for specific use with, such acquired property; and (B) if applicable, any such Lien shall be created within nine months after, in the case of property, its acquisition, or, in the case of improvements, their completion;

         (g) any Lien renewing, extending or refunding any Lien permitted by clause (f) above; provided that the principal amount of Debt secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced and such Lien is not extended to other property;

         (h) any Liens created on shares of capital stock of the Borrower or any of its Subsidiaries solely as a result of the deposit or transfer of such shares into a trust or a special purpose vehicle (including any entity with legal personality) of which such shares constitute the sole assets; provided that (A) any shares of Subsidiary stock held in such trust, corporation or entity could be sold by the Borrower; and (B) proceeds from the deposit or transfer of such shares into such trust, corporation or entity and from any transfer of or distributions in respect of the Borrower's or any Subsidiary's interest in such trust, corporation or entity are applied as provided under
Section 9.04; and provided, further that such Liens may not secure Debt of the Borrower or any Subsidiary (unless permitted under another clause of this Section 9.02);

         (i) any Liens on securities securing repurchase obligations in respect of such securities;

         (j) any Liens in respect of any Receivables Program Assets which are or may be sold or transferred pursuant to a Qualified Receivables Transaction; and

         (k) in addition to the Liens permitted by the foregoing clauses (a) through (j), Liens securing Debt of the Borrower and its Subsidiaries (taken as a whole) not in excess of 5% of the Adjusted Consolidated Net Tangible Assets of the Borrower and its Subsidiaries;

unless, in each case, the Borrower has made or caused to be made effective provision whereby the Obligations hereunder are secured equally and ratably with, or prior to, the Debt secured by such Liens (other than Permitted Liens) for so long as such Debt is so secured.

                   9.03 Consolidations and Mergers. The Borrower shall not, and shall not permit any Material Subsidiary to, in one or more related transactions, (x) consolidate with or merge into any other Person or permit any other Person to merge into it or (y), directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties or assets to any Person, unless, with respect to any transaction described in clause (x) or (y), immediately after giving effect to such transaction:

         (a) the Person formed by any such consolidation or merger, if it is not the Borrower or such Material Subsidiary, or the Person that acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Borrower or such Material Subsidiary (any such Person, a "Successor") (i) shall be a corporation organized and validly existing under the laws of its place of incorporation, which in the case of a Successor to the Borrower shall be Mexico, the United States, Canada, France, Belgium, Germany, Italy, Luxembourg, the Netherlands, Portugal, Spain, Switzerland or the United Kingdom, or any political subdivision thereof, (ii) in the case of a Successor to the Borrower, shall expressly assume, pursuant to a written agreement in form and substance satisfactory to the Required Lenders, the Obligations of the Borrower pursuant to this Agreement and the performance of every covenant on part of the Borrower to be performed and observed and (iii) in the case of a Successor to any Guarantor, shall expressly assume, pursuant to a written agreement in form and substance satisfactory to the Required Lenders, the performance of every covenant of this Agreement on part of such Guarantor to be performed and observed;

         (b) in the case of any such transaction involving the Borrower or any Guarantor, the Borrower or such Guarantor, or the Successor of any thereof, as the case may be, shall expressly agree to indemnify each Participating Lender and the Administrative Agent against any tax, levy, assessment or governmental charge payable by withholding or deduction thereafter imposed on such Participating Lender and/or the Administrative Agent solely as a consequence of such transaction with respect to payments under the Transaction Documents;

         (c) immediately after giving effect to such transaction, including for purposes of this clause (c) the substitution of any Successor to the Borrower for the Borrower or the substitution of any Successor to a Subsidiary for such Subsidiary and treating any Debt or Lien incurred by the Borrower or any Successor to the Borrower, or by a Subsidiary of the Borrower or any Successor to such Subsidiary, as a result of such transactions as having been incurred at the time of such transaction, no Default or Event of Default shall have occurred and be continuing; and

         (d) the Borrower shall have delivered to the Administrative Agent an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a written agreement is required in connection with such transaction, such written agreement comply with the relevant provisions of this Article IX and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with.

         9.04 Sales of Assets, Etc. The Borrower will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including the capital stock of any Subsidiary), other than (a) inventory, trade receivables and assets surplus to the needs of the business of the Borrower or any Subsidiary sold in the ordinary course of business and (b) assets not used, usable or held for use in connection with cement operations and related operations, unless the proceeds of the sale of such assets are retained by the Borrower or such Subsidiary, as the case may be, and, as promptly as practicable after such sale (but in any event within 180 days of such sale), the proceeds are applied to (i) expenditures for property, plant and equipment usable in the cement industry or related industries; (ii) the repayment of senior Debt of the Borrower or any of its Subsidiaries, whether secured or unsecured; or (iii) investments in companies engaged in the cement industry or related industries.

         9.05 Change in Nature of Business. The Borrower shall not make, or permit any of its Material Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

         9.06 Margin Regulations. The Borrower shall not use any part of the proceeds of the Loans or any Standby L/C for any purpose which would result in any violation (whether by the Borrower, the Administrative Agent, any Issuing Bank or the Lenders) of Regulation T, U or X of the Federal Reserve Board or to extend credit to others for any such purpose. The Borrower shall not engage in, or maintain as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in such regulations).


                                   ARTICLE X
                           OBLIGATIONS OF GUARANTORS

         10.01 The Guaranty. Each of the Guarantors jointly and severally hereby unconditionally and irrevocably guarantee (as a primary obligor and not merely as surety) payment in full as provided herein of all Obligations payable by the Borrower to each Participating Lender, the Administrative Agent and the Joint Bookrunners under this Agreement and the other Transaction Documents and the Fee Letter, as and when such amounts become payable (whether at stated maturity, by acceleration or otherwise).

         10.02 Nature of Liability. The obligations of the Guarantors hereunder are guarantees of payment and shall remain in full force and effect until all Obligations of the Borrower have been validly, finally and irrevocably paid in full, and shall not be affected in any way by the absence of any action to obtain such amounts from the Borrower or by any variation, extension, waiver, compromise or release of any or all Obligations from time to time therefor. Each Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to this Agreement and the other Transaction Documents.

         10.03 Unconditional Obligations. Notwithstanding any contrary principles under the laws of any jurisdiction other than the State of New York, the obligations of each of the Guarantors hereunder shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing, shall not be impaired, terminated, released, discharged or otherwise affected by the following:

         (a) the existence of any claim, set-off or other right which either of the Guarantors may have at any time against the Borrower, the Administrative Agent, the Issuing Banks, any Lenders or any other Person, whether in connection with this transaction or with any unrelated transaction;

         (b) any invalidity or unenforceability of this Agreement or any other Transaction Document relating to or against the Borrower or either of the Guarantors for any reason (including for the reason that the obtaining of the Standby L/Cs may be in excess of the powers of the Borrower or of its officers, directors or other agents, acting or purporting to act on its behalf, or be in any way irregular or defective);

         (c) any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of any amount payable by the Borrower under this Agreement or any of the other Transaction Documents or the payment, observance, fulfillment or performance of any other Obligations;

         (d) any change in the name, purposes, business, capital stock (including the ownership thereof) or constitution of the Borrower; or

         (e) any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, the Participating Lenders or any other Person or any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of or defense to either of the Guarantors' obligations hereunder.

         10.04 Independent Obligation. The obligations of each of the Guarantors hereunder are independent of the Borrower's obligations under the Transaction Documents and of any guaranty or security that may be obtained for the Obligations. The Administrative Agent and the Participating Lenders may neglect or forbear to enforce payment hereunder, under any Transaction Document or under any guaranty or security, without in any way affecting or impairing the liability of each Guarantor hereunder. The Administrative Agent or the Participating Lenders shall not be obligated to exhaust recourse or take any other action against the Borrower or under any agreement to purchase or security which the Administrative Agent or the Participating Lenders may hold before being entitled to payment from the Guarantors of the obligations hereunder or proceed against or have resort to any balance of any deposit account or credit on the books of the Administrative Agent or the Participating Lenders in favor of the Borrower or each of the Guarantors. Without limiting the generality of the foregoing, the Administrative Agent or the Participating Lenders shall have the right to bring suit directly against either of the Guarantors, either prior or subsequent to or concurrently with any lawsuit against, or without bringing suit against, the Borrower and/or the other Guarantor.

         10.05 Waiver of Notices. Each of the Guarantors hereby waives notice of acceptance of this ARTICLE X and notice of any liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any such liability, suit or the taking of other action by the Administrative Agent or the Participating Lenders against, and any other notice, to the Guarantors.

         10.06 Waiver of Defenses. To the extent permitted by New York law and notwithstanding any contrary principles under the laws of any other jurisdiction, each of the Guarantors hereby waives any and all defenses to which it may be entitled, whether at common law, in equity or by statute which limits the liability of, or exonerates, guarantors or which may conflict with the terms of this ARTICLE X, including failure of consideration, breach of warranty, statute of frauds, merger or consolidation of the Borrower, statute of limitations, accord and satisfaction and usury. Without limiting the generality of the foregoing, each of the Guarantors consents that, without notice to such Guarantor and without the necessity for any additional endorsement or consent by such Guarantor, and without impairing or affecting in any way the liability of such Guarantor hereunder, the Administrative Agent and the Participating Lenders may at any time and from time to time, upon or without any terms or conditions and in whole or in part, (a) change the manner, place or terms of payment of, and/or change or extend the time or payment of, renew or alter, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this ARTICLE X shall apply to the Obligations as so changed, extended, renewed or altered; (b) exercise or refrain from exercising any right against the Borrower or others (including the Guarantors) or otherwise act or refrain from acting, (c) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any such liability (whether due or not) of the Borrower to creditors of the Borrower other than the Administrative Agent and the Participating Lenders and the Guarantors, (d) apply any sums by whomsoever paid or howsoever realized, other than payments of the Guarantors of the Obligations, to any liability or liabilities of the Borrower under the Transaction Documents or any instruments or agreements referred to herein or therein, to the Administrative Agent and the Participating Lenders regardless of which of such liability or liabilities of the Borrower under the Transaction Documents or any instruments or agreements referred to herein or therein remain unpaid; (e) consent to or waive any breach of, or any act, omission or default under the Obligations or any of the instruments or agreements referred to in this Agreement and the other Transaction Documents, or otherwise amend, modify or supplement the Obligations or any of such instruments or agreements, including the Transaction Documents; and/or (f) request or accept other support of the Obligations or take and hold any security for the payment of the Obligations or the obligations of the Guarantors under this ARTICLE XI, or allow the release, impairment, surrender, exchange, substitution, compromise, settlement, rescission or subordination thereof. Furthermore, each of the Guarantors hereby waives to the extent permitted by law any right to which it may be entitled to under Articles 2830, 2836, 2842, 2845, 2846, 2848 and 2849 of the Mexican Federal Civil Code and related Articles contained in the Civil Codes of the States in Mexico. The Guarantors further expressly waive the benefits of order, excusion y division contained in Articles 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2837, 2838, 2840, 2841 and other related Articles of the Mexican Federal Civil Code and related Articles contained in other Civil Codes of the States of Mexico. The Guarantors hereby represent that the terms of each such provision of each such civil code as known of form and substance to each such Guarantor

         10.07 Bankruptcy and Related Matters.

         (a) So long as any of the Obligations remain outstanding, each of the Guarantors shall not, without the prior written consent of the Administrative Agent (acting with the consent of the Required Lenders), commence or join with any other Person in commencing any bankruptcy, liquidation, reorganization, concurso mercantil or insolvency proceedings of, or against, the Borrower.

         (b) If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or the Notes is stayed upon the insolvency, bankruptcy, reorganization, concurso mercantil or any similar event of the Borrower or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Participating Lenders.

         (c) The obligations of each of the Guarantors under this ARTICLE X shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding or action, voluntary or involuntary, involving the bankruptcy, insolvency, concurso mercantil, receivership, reorganization, marshalling of assets, assignment for the benefit of creditors, readjustment, liquidation or arrangement of the Borrower or similar proceedings or actions or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding or action. Without limiting the generality of the foregoing, the Guarantors' liability shall extend to all amounts and obligations that constitute the Obligations and would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of any such proceeding or action.

         (d) Each of the Guarantors acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding or action referred to above in Section 10.07(c) (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding or action, such interest as would have accrued on such portion of the Obligations if said proceedings or actions had not been commenced) shall be included in the Obligations, it being the intention of the Guarantors, the Administrative Agent, and the Participating Lenders that the Obligations which are to be purchased by the Guarantors pursuant to this ARTICLE X shall be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Obligations. The Guarantors will take no action to prevent any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person from paying the Administrative Agent, or allowing the claim of the Administrative Agent, for the benefit of the Administrative Agent, and the Participating Lenders, in respect of any such interest accruing after the date of which such proceeding is commenced, except to the extent any such interest shall already have been paid by the Guarantors.

         (e) Notwithstanding anything to the contrary contained herein, if all or any portion of the Obligations are paid by or on behalf of the Borrower, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered, directly or indirectly, from the Administrative Agent and/or the Participating Lenders as a preference, preferential transfer, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this ARTICLE X, to the extent permitted by applicable law.

                   10.08 No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any Participating Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Participating Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Participating Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Participating Lenders by the Borrower on account of the Obligations shall have been indefeasibly paid in full in cash. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been indefeasibly paid in full in cash, such amount shall be held by such Guarantor in trust for the Issuing Bank, the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         10.09 Right of Contribution. Subject to Section 10.08, each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. The provisions of this Section 10.09 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Joint Bookrunners and the Participating Lenders, and each Guarantor shall remain liable to the Administrative Agent, the Joint Bookrunners and the Participating Lenders for the full amount guaranteed by such Guarantor hereunder.

         10.10 General Limitation on Guaranty. In any action or proceeding involving any applicable corporate law, or any applicable bankruptcy, insolvency, reorganization, concurso mercantil or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this
Section 10.10 would otherwise, taking into account the provisions of Section 10.09, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Participating Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         10.11 Covenants of the Guarantors. Each Guarantor hereby covenants and agrees that, so long as any Obligations under this Agreement and any other Transaction Document remains unpaid, any Standby L/C remains outstanding or any Participating Lender has any Commitment hereunder, it shall comply with the covenants contained or incorporated by reference in this Agreement to the extent applicable to it as a Subsidiary of the Borrower.


                                  ARTICLE XI
                               EVENTS OF DEFAULT

                    11.01 Events of Default. The following specified events shall constitute "Events of Default" for the purposes of this Agreement:

         (a) Payment Defaults. The Borrower shall (i) fail to reimburse any Drawing or fail to pay any principal of any Loan when due in accordance with the terms hereof or

         (ii) fail to pay any interest on any Drawing, or any Loan, any fee or any other amount payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

         (b) Representation and Warranties. Any representation or warranty made by the Borrower herein or in any other Transaction Document on or made by either Guarantor herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Transaction Document, as applicable, shall prove to have been incorrect in any material respect on or as of the date made if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) the chief financial officer of the Borrower or such Guarantor, as the case may be, becomes aware of such incorrectness or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent; or

         (c) Specific Defaults. The Borrower or a Guarantor, as applicable, shall fail to perform or observe any term, covenant or agreement contained in
Section 8.01, 8.02(a), 8.06 (with respect to the Borrower's and each Guarantor's existence only), 8.09(b) or 8.10 or ARTICLE IX; or

         (d) Other Defaults. The Borrower or a Guarantor, as applicable, shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Transaction Document (other than as provided in paragraphs (a) and (c) above) and such failure shall continue unremedied for a period of 30 days after the earlier of the date on which (i) the chief financial officer of the Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent at the request of any Lender; or

         (e) Defaults under Other Agreements. The occurrence of a default or event of default under any indenture, agreement or instrument relating to any Material Debt of the Borrower or any of its Subsidiaries, and (unless any principal amount of such Material Debt is otherwise due and payable) such default or event of default results in the acceleration of the maturity of any principal amount of such Material Debt prior to the date on which it would otherwise become due and payable; or

         (f) Voluntary Bankruptcy. The Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization, concurso mercantil or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or the equivalent thereof under Mexican law (including the Ley de Concursos Mercantiles); or

         (g) Involuntary Bankruptcy. An involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, concurso mercantil or other similar law now or hereafter in effect (including but not limited to the Ley de Concursos Mercantiles) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or an order for relief shall be entered against the Borrower or any Material Subsidiaries under any bankruptcy, insolvency suspension de pagos or other similar law as now or hereafter in effect; or

         (h) Monetary Judgment. A final judgment or judgments or order or orders not subject to further appeal for the payment of money in an aggregate amount in excess of U.S.$50,000,000 shall be rendered against the Borrower and/or any of its one or more Subsidiaries of the Borrower that are neither discharged nor bonded in full within 30 days thereafter; or

         (i) Pari Passu. The Obligations of the Borrower under this Agreement or of any Guarantor under this Agreement shall fail to rank at least pari passu with all other senior unsecured Debt of the Borrower or such Guarantor, as the case may be; or

         (j) Validity of Agreement. The Borrower shall contest the validity or enforceability of any Transaction Document or shall deny generally the liability of the Borrower under any Transaction Documents or either Guarantor shall contest the validity of or the enforceability of their guarantee hereunder or any obligation of either Guarantor under ARTICLE X hereof shall not be (or is claimed by either Guarantor not to be) in full force and effect;

         (k) Governmental Authority. Any governmental or other consent, license, approval, permit or authorization which is now or may in the future be necessary or appropriate under any applicable Requirement of Law for the execution, delivery, or performance by the Borrower or either Guarantor of any Transaction Document to which it is a party or to make such Transaction Document legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn, revoked or modified or shall cease to be in full force and effect or shall be modified in any manner that would have an adverse effect on the rights or remedies of the Administrative Agent or the Participating Lenders; or

         (l) Expropriation, Etc. Any Governmental Authority shall condemn, nationalize, seize or otherwise expropriate all or any substantial portion of the property of, or capital stock issued or owned by, the Borrower or either Guarantor or take any action that would prevent the Borrower or either Guarantor from performing its obligations under the Transaction Documents; or

         (m) Moratorium; Availability of Foreign Exchange. A moratorium shall be agreed or declared in respect of any Debt of the Borrower or either Guarantor or any restriction or requirement not in effect on the date hereof shall be imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by the Borrower or either Guarantor for the purpose of performing any material obligation under any Transaction Document to which it is a party; or

         (n) Material Adverse Effect. There shall occur any circumstance, event or condition of a financial or other nature which the Required Lenders determine in good faith is reasonably likely to have a material adverse effect on the ability of the Borrower or either Guarantor to perform its obligations under this Agreement or any of the other Transaction Documents; or

         (o) Change of Ownership or Control. The beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more in voting power of the outstanding voting stock of the Borrower or either Guarantor is acquired by any Person; provided that the acquisition of beneficial ownership of capital stock of the Borrower or either Guarantor by Lorenzo H. Zambrano or any member of his immediate family shall not constitute an Event of Default.

         11.02 Remedies. If any Event of Default has occurred and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders or the relevant Issuing Bank, as applicable:

         declare by notice to the Borrower the principal amount of all outstanding Loans and Standby L/Cs to be forthwith due and payable, whereupon such principal amount, together with accrued interest thereon and any fees and all other Obligations accrued hereunder, shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in the case of any Event of Default specified in Section 11.01(f) or (g), without notice or any other act by the Lenders, the Loans and Standby L/Cs (together with accrued interest thereon) and all other Obligations of the Borrower hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided, however, that nothing in this Section 11.02 shall (x) impair the obligation of any Issuing Bank to make payments in accordance with the Standby L/Cs or (y) impair the obligation of the Borrower to reimburse each Issuing Bank for, or the obligation of any Lender to fund its participation in, any Drawing, made subsequent to the time any remedy provided in this paragraph shall have been exercised.

         11.03 Notice of Default. The Administrative Agent shall give notice to the Borrower of any event occurring under Section 11.01(a), (b), (c) or (d) promptly upon being requested to do so by any Participating Lender and shall thereupon notify all the Participating Lenders thereof.

         11.04 Default Interest. In the event of default by the Borrower in the payment on the due date of any sum due under this Agreement, the Borrower shall pay interest on demand on such sum from the date of such default to the day of actual receipt of such sum by the Administrative Agent (as well after as before judgment) at the rate specified in Section 2.03(d). So long as the default continues, the default interest rate shall be recalculated on the same basis at intervals of such duration as the Administrative Agent may select, provided that the amount of unpaid interest at the above rate accruing during the preceding period (or such longer period as may be the shortest period permitted by applicable law for the capitalization of interest) shall be added to the amount in respect of which the Borrower is in default.


                                  ARTICLE XII
                           THE ADMINISTRATIVE AGENT

         12.01 Appointment and Authorization. Each Participating Lender hereby irrevocably designates and appoints ING Capital LLC as the Administrative Agent of such Participating Lender under this Agreement, and each Participating Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Participating Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent.

         12.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         12.03 Liability of Administrative Agent. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by it or any such Person under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Participating Lenders for any recital, statement, representation or warranty made by the Borrower, the Guarantors or any officer thereof contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Borrower, the Guarantors or any other party to any Transaction Document to perform its obligations hereunder or thereunder. Except as otherwise expressly stated herein, the Administrative Agent shall not be under any obligation to any Participating Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower or the Guarantors.

         12.04 Reliance by Administrative Agent.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or teletype message, statement, order or other document or telephone conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders or the relevant Issuing Bank, as the case may be, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders or the relevant Issuing Bank, as the case may be, against any and all liability and expense which may be incurred by it by reason of failing to take, taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Lenders (or when expressly required hereby, all the Lenders), or the relevant Issuing Bank, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders or such Issuing Bank, as the case may be.

         (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Participating Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter sent by the Administrative Agent to such Participating Lender for consent, approval, acceptance or satisfaction on or before the Effective Date.

         12.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of each Issuing Bank and the Lenders) unless the Administrative Agent shall have received written notice from a Lender, an Issuing Bank or the Borrower referring to this Agreement and describing such Default or Event of Default and stating that such notice is a "Notice of Default". The Administrative Agent shall promptly notify each Issuing Bank and the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders and the Issuing Banks.

         12.06 Credit Decision. Each Participating Lender expressly acknowledges that neither the Administrative Agent nor any of its Affiliates, officers, directors, employees, agents or attorneys-in-fact has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, the Guarantors, or any of their Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Participating Lender. Each Participating Lender acknowledges to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Participating Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors, and their Affiliates and all applicable Participating Lender regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement. Each Participating Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Participating Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or the Guarantors. Except for notices, reports and other documents expressly herein required to be furnished to the Participating Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Participating Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or the Guarantors which may come into the possession of the Administrative Agent or any of its Affiliates, officers, directors, employees, agents or attorneys-in-fact.

         12.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify upon demand the Administrative Agent and its Affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages in effect on the date the cause for indemnification arose, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Obligations or the Termination Date) be imposed on, incurred by or asserted against the Administrative Agent (or any of its Affiliates, directors, officers, agents and employees) in any way relating to or arising out of this Agreement or any other Transaction Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent it results from the gross negligence or willful misconduct of the Administrative Agent or its Affiliates, directors, officers, agents or employees. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any reasonable and documented costs or out-of-pocket expenses (including legal fees) incurred by the Administrative Agent in connection with the preparation, execution, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.

     12.08 Administrative Agent in Individual Capacity. ING Capital LLC may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower, the Guarantors or any of their Affiliates as though ING Capital LLC were not the Administrative Agent hereunder and without notice to or consent of the Participating Lenders. The Participating Lenders acknowledge that, pursuant to such activities, ING Capital LLC, New York Branch or its Affiliates may receive information regarding the Borrower, the Guarantors and their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or the Guarantors) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to the Obligations, ING Capital LLC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include ING Capital LLC in its individual capacity.

     12.09 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Lenders and/or the Issuing Banks shall, resign as Administrative Agent upon 30 days' notice to the Participating Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders and/or the Issuing Banks shall appoint from among the Participating Lenders a successor agent for the Participating Lenders, which appointment shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld (unless a Default or Event of Default shall have occurred and be continuing, in which case such approval shall not be required). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Participating Lenders and the Borrower, a successor agent from among the Participating Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act on the part of such retiring Administrative Agent. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE XII and Sections 15.04 and 15.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted the appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and either the Borrower or the retiring Administrative Agent may, on behalf of the Participating Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least U.S.$400,000,000.


                                 ARTICLE XIII
                               THE ISSUING BANKS

         13.01 Appointment. Each Lender hereby irrevocably designates and appoints each of Barclays Bank PLC, New York Branch and ING Bank N.V., as an Issuing Bank under this Agreement, and each Lender hereby irrevocably authorizes each of Barclays Bank PLC, New York Branch and ING Bank N.V., as an Issuing Bank, to take such action under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Issuing Banks by the terms of this Agreement or any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Transaction Document, the Issuing Banks shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, nor shall the Issuing Banks have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Issuing Banks; provided, however, that nothing contained in this ARTICLE XIII shall be deemed to limit or impair the rights and obligations of the Issuing Banks under the Standby L/Cs issued hereunder.

         13.02 Liability of Issuing Bank. Neither of the Issuing Banks nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by it or any such Person under or in connection with this Agreement or any other Transaction Document (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any Lender for any recital, statement, representation or warranty made by the Borrower or any officer thereof contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Issuing Banks under or in connection with, this Agreement or any other Transaction Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Borrower or any other party to any Transaction Document to perform its obligations hereunder or thereunder. Except as otherwise expressly stated herein, and except for the obligation to examine all documents stipulated in any Standby L/C issued hereunder, in accordance with the Uniform Customs and Practice for Documentary Credits and applicable law, the Issuing Banks shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower or the Guarantors.

         13.03 Reliance by Issuing Banks. Each of the Issuing Banks shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or teletype message, statement, order or other document or telephone conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by an Issuing Bank. Except for the issuance of any Standby L/Cs issued hereunder, in accordance with the terms of this Agreement and the payment of Drawings, as the case may be, thereunder, each of the Issuing Banks shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as such Issuing Bank deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of failing to take, taking or continuing to take any such action. Each Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Transactions Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         13.04 Credit Decision. Each Lender expressly acknowledges that neither of the Issuing Banks nor any of either of their respective Affiliates, officers, directors, employees, agents or attorneys-in-fact has made any representation or warranty to it, and that no act by any Issuing Bank hereafter taken, including any review of the affairs of the Borrower, the Guarantors or any of their Affiliates, shall be deemed to constitute any representation or warranty by any Issuing Bank to any Lender. Each Lender acknowledges to the Issuing Banks that it has, independently and without reliance upon the Issuing Banks, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their Affiliates and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Issuing Banks, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects operations, property, financial and other condition and creditworthiness of the Borrower and the Guarantors.

         13.05 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify upon demand from an Issuing Bank or its Affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so in accordance with Section 15.05), ratably according to the respective amounts of their Commitment Percentages in effect on the date the cause for indemnification arose, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Obligations or the Termination Date) be imposed on, incurred by or asserted against such Issuing Bank (or any of its Affiliates, directors, officers, agents or employees) in any way relating to or arising out of this Agreement or any other Transaction Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Issuing Bank under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for (a) the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent it results from such Issuing Bank's gross negligence or willful misconduct or (b) any untrue statement of a material fact in the material furnished in writing by such Issuing Bank to the Borrower for inclusion in any offering statement or any omission in such offering statement to state a material fact required to be stated therein in light of the circumstances under which they were made. Notwithstanding the foregoing, no Lender shall be required to fund any other Lender's portion of an unreimbursed Drawing or Standby L/C Drawing, as the case may be, which such other Lender fails to fund hereunder.

         13.06 Issuing Banks in their Individual Capacities. Each of Barclays Bank PLC and ING Bank N.V. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower or any of its Affiliates as though it was not an Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, each Issuing Bank or its Affiliates may receive information regarding the Borrower, the Guarantors and their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or the Guarantors) and acknowledge that each Issuing Bank shall be under no obligation to provide such information to them. With respect to the Obligations, each of Barclays Bank PLC, New York Branch and ING Bank N.V. shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Issuing Bank, and the terms "Lender" and "Lenders" shall include each of ING Bank N.V. and Barclays Bank PLC, New York Branch in its individual capacity.

         13.07 Notice of Default. Neither of Issuing Banks shall be deemed to have knowledge or notice of any Default or Event of Default unless such Issuing Bank shall have received written notice from the Administrative Agent, any Participating Lender, the Borrower or a Guarantor referring to this Agreement and describing such Default or Event of Default.


                                  ARTICLE XIV
                             THE JOINT BOOKRUNNERS

         14.01 The Joint Bookrunners. The Borrower hereby confirms the designation of Barclays Capital, the Investment Banking Division of Barclays Bank PLC, and ING Capital LLC, as arrangers and Joint Bookrunners for the Revolving Facility and the Standby L/C Facility. The Joint Bookrunners assume no responsibility or obligation hereunder for servicing, enforcement or collection of the Obligations, or any duties as agent for the Participating Lenders. The title "Joint Bookrunner" or "Book-runner" implies no fiduciary responsibility on the part of the Joint Bookrunners to the Administrative Agent, or the Participating Lenders and the use of either such title does not impose on the Joint Bookrunners any duties or obligations under this Agreement except as may be expressly set forth herein.

         14.02 Liability of Joint Bookrunners. Neither the Joint Bookrunners nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by them or any such Person under or in connection with this Agreement or any other Transaction Document (except for such Joint Bookrunner's own gross negligence or willful misconduct), or (b) responsible in any manner to any Lender for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Arrangers under or in connection with, this Agreement or any other Transaction Document or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or for any failure of the Borrower or any other party to any other Transaction Document to perform its obligations hereunder or thereunder. Except as otherwise expressly stated herein, the Joint Bookrunners shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower.

         14.03 Joint Bookrunners in their respective Individual Capacities. Each of Barclays Capital, the Investment Banking Division of Barclays Bank PLC and its Affiliates, and Banc of America Securities LLC and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Affiliates as though they were not the Joint Bookrunners hereunder.

         14.04 Credit Decision. Each Lender expressly acknowledges that neither the Joint Bookrunners nor any of their respective Affiliates, officers, directors, employees, agents or attorneys-in-fact have made any representation or warranty to it, and that no act by the Joint Bookrunners hereafter taken, including any review of the affairs of the Borrower or the Guarantors, shall be deemed to constitute any representation or warranty by the Joint Bookrunners to any Lender. Each Lender acknowledges to the Joint Bookrunners that it has, independently and without reliance upon the Joint Bookrunners, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or the Guarantors and their Affiliates and made its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Joint Bookrunners, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or the Guarantors. The Joint Bookrunners shall not have any duty or responsibility to provide any Lender with any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Arrangers or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.


                                  ARTICLE XV
                                 MISCELLANEOUS

         15.01 Notices.

         (a) Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon any party hereunder shall be in writing (including facsimile transmission) and shall be sent by an overnight courier service, transmitted by facsimile or delivered by hand to such party: (i) in the case of the Borrower, the Guarantors, the Issuing Banks, the Joint Bookrunners or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as such party may designate by notice to the other parties hereto and (ii) in the case of any Lender, at its address or facsimile number set forth in Schedule 1.01(b) or at such other address or facsimile number as such Lender may designate by notice to the Borrower, the Issuing Banks, the Joint Bookrunners and the Administrative Agent.

         (b) Unless otherwise expressly provided for herein, each such notice, request, demand or other communication shall be effective (i) if sent by overnight courier service or delivered by hand, upon delivery, (ii) if given by facsimile, when transmitted to the facsimile number specified pursuant to paragraph (a) above and confirmation of receipt of a legible copy thereof is received, or (iii) if given by any other means, when delivered at the address specified pursuant to paragraph (a) above; provided, however, that notices to the Administrative Agent under ARTICLE II, III, IV, V or XII shall not be effective until received.

         15.02 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower or any Guarantor from the terms of this Agreement, shall in any event be effective unless the same shall be in writing, consented to by the Borrower or the applicable Guarantors, as the case may be, and acknowledged by the Administrative Agent (which shall be a purely ministerial action), and signed or consented to by the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

                 (a) (i) except as specifically provided herein, increase or decrease the Commitment of any Participating Lender;

                           (ii) extend the maturity of any of the Obligations,
                  extend the time of payment of interest thereon, or, other than as provided in Section 4.02, extend the Termination Date;

                           (iii) forgive any Obligation, reduce the principal
                  amount of the Obligations, reduce the rate of interest thereon, reduce the amount or change the method of calculation of any Fee hereunder (other than the Standby L/C Fees, Agency Fees or Arrangement Fees), or change the provisions of 4.06(a);

in each case without the consent of the Borrower and each Participating Lender directly affected thereby;

         (b) (i) amend, modify or waive any provision of this Section 15.02;

              (ii) change the percentage specified in the definition of Required Lenders or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement (except as provided in Article V for Non-Extending Lenders); or

              (iii) amend, modify or waive any provision of Section 5.01;

              (iv) amend or modify the definition of "Available Standby L/C Sublimit" in Section 1.01 hereof;

              (v) amend, modify or waive any provision of Section 5.02; or

              (vi) amend, modify or waive any provision of Section 15.06;

in each case without the consent of the Borrower and all the Participating Lenders;

         (c) amend, modify or waive any provision of ARTICLE XII without the written consent of the Administrative Agent;

         (d) amend, modify or waive any provision of ARTICLE XIV without the consent of the Joint Bookrunners;

         (e) amend, modify or waive any provision of ARTICLE III and XIII without the consent of the Required Lenders and the Issuing Bank; and

         (f) amend, modify or waive any provision of Section 2.02, without the consent of the Required Lenders and the Swing Line Lenders.

         15.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Participating Lender, any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         15.04 Payment of Expenses, Etc. The Borrower agrees to pay on demand

         (a) all reasonable and documented out-of-pocket costs and expenses (including reasonable legal fees and disbursements of special Mexican counsel to the Administrative Agent, English and New York counsel to the Issuing Banks and the allocated cost of in-house counsel to the Administrative Agent), syndication (including printing, distribution and bank meetings), travel, telephone and duplication expenses and other reasonable and documented costs and out of- pocket expenses in connection with the arrangement, documentation, negotiation and closing of the Transactions Documents, subject to the maximum amount set forth in a letter agreement between the Borrower and the Joint Bookrunners;

         (b) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Issuing Banks in connection with any amendment to, waiver of, or consent to any Transaction Document or the transactions contemplated hereby, including the reasonable fees and reasonable and documented out-of-pocket expenses of counsel for the Administrative Agent and the Issuing Banks and the allocated cost of in-house counsel thereof; and

         (c) all reasonable and documented, out-of-pocket costs and expenses incurred by the Administrative Agent or any Participating Lender in connection with the enforcement of and/or preservation of any rights under this Agreement or any other Transaction Document (whether through negotiations, legal proceedings or otherwise), including the reasonable fees and reasonable and documented out-of-pocket expenses of counsel for the Administrative Agent, such Participating Lender and the allocated costs of in-house counsel thereof.

         15.05 Indemnification. The Borrower agrees to indemnify and hold harmless the Joint Bookrunners, the Administrative Agent, each Issuing Bank and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel and the allocated cost of in-house counsel), but excluding taxes that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)
(a) the Transaction Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or (b) or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 15.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Joint Bookrunners, the Administrative Agent, an Issuing Bank, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Transaction Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Transaction Documents. Neither the Joint Bookrunner, the Administrative Agent, an Issuing Bank nor any Lender shall be deemed to have any fiduciary relationship with the Borrower or the Guarantor.

         15.06 Successor and Assigns.

         (a) The provisions of this Agreement shall be binding upon the Borrower, the Guarantors, their successors and assigns and shall inure to the benefit of the Issuing Bank, the Joint Bookrunners, the Administrative Agent and the Lenders and their respective successors and assigns, except that the Borrower and the Guarantors may not assign or otherwise transfer any of their rights or obligations under this Agreement without the prior written consent of all Lenders except pursuant to the terms of this Agreement.

         (b) Any Lender (other than an Issuing Bank in its capacity as such) may at any time, and any Lender, if demanded by the Borrower or an Issuing Bank pursuant to Section 2.01(d) or Section 4.11 upon at least five Business Days' notice to such Lender and the Administrative Agent, shall, assign to one or more commercial banks either (i) registered as a Foreign Financial Institution and a resident (or having its principal office as a resident, if lending through a branch or agency) for tax purposes in a jurisdiction that is a party to an income tax treaty to avoid double taxation with Mexico on the date of such assignment, qualified to receive the benefits of said treaty or (ii) organized and existing under the laws of Mexico on the date of such assignment (each an "Assignee") all, or a proportionate part of all, of its Commitment and its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably withheld or delayed, and if a Default or Event of Default has occurred and is continuing, the consent of the Borrower shall not be required) and the Issuing Bank (which consent may be withheld for any reason; except that where such Assignee is an OECD Bank, consent may not be unreasonably withheld); provided, however, that if an Assignee is an Affiliate of such transferor Lender, which Affiliate is registered as a Foreign Financial Institution and meets the tax residence and qualification requirements of clause (ii) above and, at the time of such assignment, the additional amounts payable with respect to Taxes to such Assignee will not exceed such amounts payable to the transferor Lender, no such consent shall be required other than from the relevant Issuing Bank; and provided further that, in the case of an assignment of only part of such rights and obligations, the Assignee shall acquire a Total Exposure of not less than U.S.$3,000,000 and integral multiples of U.S.$1,000,000 in excess thereof. Upon execution and delivery of an Assignment and Assumption Agreement and payment by the Assignee to the transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption (in addition to any Commitment previously held by it), and the transferor Lender shall be released from its obligations hereunder to a corresponding extent (except to the extent the same arose prior to the assignment), and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph (b), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that a new Note is issued to the Assignee at the expense of the Assignee. In connection with any such assignment (other than a transfer by a Lender to one of its Affiliates), the transferor Lender (or in the case of Section 2.06(b) or 4.11, the Borrower), without prejudice to any claims the Borrower may have against any Defaulting Lender, shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of U.S.$2,000 and to the Issuing Bank a fee of U.S.$1,000.

         (c) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank of the United States in accordance with applicable law and without compliance with the foregoing provisions of this Section 15.06; provided, however, that such pledge or assignment shall not release such Lender from its obligations hereunder.

         (d) Any Lender may, without any consent of the Borrower, the Administrative Agent, the Issuing Banks or any other third party at any time grant to one or more banks or other institutions (i) registered as a Foreign Financial Institution and (ii) resident (or having its principal office as a resident, if lending through a branch or agency) for tax purposes in a jurisdiction that is a party to an income tax treaty to avoid double taxation with Mexico on the date of such assignment and qualified to receive the benefits of said treaty and having (at the time such Lender or financial institution becomes a Participant) a withholding tax rate under such treaty applicable to payments hereunder no higher than that applicable to payments to such Lender (each a "Participant") participating interests in its Commitment or any or all of its Loans or its share of the Standby L/C Exposure. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, the Issuing Banks and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement extending the maturity of any Obligation in respect of which the participation was granted, or reducing the rate or extending the time for payment of interest thereon or reducing the principal thereof, or reducing the amount or basis of calculation of any fees to accrue in respect of the participation, without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 4.07 and 4.10 with respect to its participating interest as if it were a Lender named herein; provided, however, that the Borrower shall not be required to pay any greater amounts pursuant to such Sections than it would have been required to pay but for the sale to such Participant of such Participant's participation interest. An assignment or other transfer which is not permitted by paragraph (b) or (c) above shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this paragraph (d).

         (e) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 15.06, disclose to the Assignee or Participant or proposed Assignee or Participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the Assignee or Participant or proposed Assignee or Participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

         15.07 Right of Set-off. In addition to any rights and remedies of the Participating Lenders provided by law, each such Participating Lender shall have the right, without prior notice to the Borrower or the Guarantors, any such notice being expressly waived by the Borrower and the Guarantors to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower or the Guarantors hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Participating Lender, or any branch or agency thereof to or for the credit or the account of the Borrower or the Guarantors. Each Participating Lender agrees promptly to notify the Borrower, or such Guarantor, as the case may be, and the Administrative Agent after any such set-off and application made by such Participating Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         15.08 Confidentiality. Neither the Administrative Agent nor any Participating Lender shall disclose any Confidential Information to any other Person without the prior written consent of the Borrower, other than (a) to the Administrative Agent's, or such Participating Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by
Section 15.06(e), to actual or prospective Assignees and Participants, and then only on a confidential basis, (b) as required by any law, rule or regulation (including as may be required in connection with an audit by the Administrative Agent's, or such Participating Lender's independent auditors, and as may be required by any self-regulating organizations) or as may be required by or necessary in connection with any judicial process and (c) as requested by any state, federal or foreign authority or examiner regulating banks or banking. Notwithstanding the foregoing or anything contained in any Transaction Document to the contrary, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Agreement, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of such transactions (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

         15.09 Use of English Language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement shall be in the English language (other than the documents required to be provided pursuant to Section 5.01(e)(iii), Section 8.01 and Section 8.02 which shall be in the English language or in the Spanish language accompanied by an English translation or summary). Except in the case of the laws of, or official communications of, Mexico, the English language version of any such document shall control the meaning of the matters set forth therein.

         15.10 GOVERNING LAW. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         15.11 Submission to Jurisdiction

         (a) Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court located in the Borough of Manhattan in New York City and any appellate court thereof and, with respect to the Borrower and the Guarantors, to the competent courts of their own corporate domicile for purposes of any suit, legal action or proceeding arising out of or relating to this Agreement, any other Transaction Document or the transactions contemplated hereby, and each of the parties hereto hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such federal or New York State court and, with respect to the Borrower and the Guarantors, as well as in the competent court of their own corporate domicile.

         (b) Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such federal or New York State court or, with respect to the Borrower and the Guarantors, any such competent court in the place of their corporate domicile and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding.

         (c) Each of the parties hereto irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over it.

         (d) Each of the parties hereto agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) above brought in any such court shall be conclusive and binding upon such party and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law.

         (e) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE ARRANGER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         15.12 Appointment of Agent for Service of Process.

         (a) The Borrower and each Guarantor hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent (the "Process Agent") to receive on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding brought in any New York State or federal court sitting in New York City. Such service may be made by delivering a copy of such process to the Borrower or the Guarantor, as the case may be, in care of the Process Agent at its address specified above, and the Borrower or the Guarantor, as the case may be, hereby authorizes and directs the Process Agent to accept such service on its behalf. The appointment of the Process Agent shall be irrevocable until the appointment of a successor Process Agent. The Borrower and each Guarantor, further agrees to promptly appoint a successor Process Agent in New York City prior to the termination for any reason of the appointment of the initial Process Agent.

         (b) Nothing in Section 15.11 or in this Section 15.12 shall affect the right of any party hereto to serve process in any manner permitted by law or limit any right that any party hereto may have to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         15.13 Waiver of Sovereign Immunity. To the extent that the Borrower or a Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, the Borrower or the Guarantor, as the case may be, hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law. Without limiting the generality of the foregoing, the Borrower and each Guarantor agrees that the waivers set forth in this Section 15.13 shall have force and effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

         15.14 Judgment Currency.

         (a) All payments made under this Agreement and the other Transaction Documents shall be made in Dollars. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower in Dollars into another currency, the parties hereto agree to the fullest extent that they may legally and effectively do so that the rate of exchange used shall be that at which in accordance with normal banking procedures (based on quotations from four major dealers in the relevant market) the Administrative Agent, each Issuing Bank or each Lender, as the case may be, could purchase Dollars with such currency at or about 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given.

         (b) The Obligations in respect of any sum due to any Lender, an Issuing Bank or the Administrative Agent hereunder or under any other Transaction Document shall, to the extent permitted by applicable law notwithstanding any judgment expressed in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender, such Issuing Bank or the Administrative Agent of any sum adjudged to be so due in such other currency such Lender, such Issuing Bank or the Administrative Agent may in accordance with normal banking procedures purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due to such Issuing Bank, such Lender or the Administrative Agent, the Borrower and each of the Guarantors agree, to the fullest extent it may legally do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Issuing Bank, such Lender or the Administrative Agent against such resulting loss.

         15.15 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         15.16 USA PATRIOT Act. The Participating Lenders, to the extent that they are subject to the requirements of the USA PATRIOT Act (Title III of Pub.
L. 107-56 (signed into law October 26, 2001)) (the "Act"), hereby notify the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Issuing Banks to identify the Borrower in accordance with the Act.

         15.17 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and the remaining portion of such provision and all other remaining provisions hereof will be construed to render them enforceable to the fullest extent permitted by law.

         15.18 Survival of Agreements and Representations.

         (a) All representations and warranties made herein or in any other Transaction Document shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (b) The covenants and agreements contained in Sections 4.05, 4.07, 4.09, 4.10, 15.04, 15.05, 15.08, 15.09, 15.11 and 15.12, and the obligations of the Lenders under Sections 12.07 and 13.05, shall survive the termination of the Commitments, the expiration of Standby L/Cs and, in the case of any Lender that may assign any interest in its Commitment or obligations hereunder, with respect to matters occurring before such assignment, shall survive the making of such assignment to the extent any claim arising thereunder relates to any period prior to such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                                 CEMEX, S.A. DE C.V.,
                                                 as Borrower


                                                 By  /s/ Humberto Lozano
                                                   ____________________________
                                                   Name:  Humberto Lozano
                                                   Title: Attorney-in-Fact

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                                 CEMEX MEXICO, S.A. DE C.V.,
                                                 as Guarantor


                                                 By  /s/ Hector Vega
                                                   ____________________________
                                                   Name:  Hector Vega
                                                   Title: Attorney-in-Fact

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                                 EMPRESAS TOLTECA DE MEXICO,
                                                 S.A. DE C.V.,
                                                 as Guarantor


                                                 By  /s/ Hector Vega
                                                   ____________________________
                                                   Name:  Hector Vega
                                                   Title: Attorney-in-Fact

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             ING CAPITAL LLC, as Administrative
                                             Agent



                                             By  /s/ Michele M. Mangav
                                               ________________________________
                                               Name:  Michele M. Mangav
                                               Title: Director

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                          BARCLAYS BANK PLC
                                          as Issuing Bank, Documentation
                                          Agent and Lender


                                          By  /s/  Nicholas A. Bell
                                            ________________________________
                                            Name:  Nicholas A. Bell
                                            Title: Director
                                                   Loan Transaction Management

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                          ING Bank, N.V. (acting through its
                                          Curacao Branch), as Issuing bank
                                          and Lender


                                          By  /s/  A. C. Zulia
                                            ________________________________
                                            Name:  A. C. Zulia
                                            Title: Senior Manager Transaction
                                                   Processing

                                          By  /s/  A. B. Rosaria
                                            _______________________________
                                            Name:  A. B. Rosaria
                                            Title: Vice President Risk Manager

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             BANCO SANTANDER CENTRAL
                                             HISPANO, S.A., New York Branch,
                                             as Lender


                                             By  /s/  Ruben Perez-Romo
                                               ________________________________
                                               Name:  Ruben Perez-Romo
                                               Title: Vice President
                                                      ____ Corporate Banking

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                       BBVA BANCOMER, S.A.,
                                       INSTITUCION DE BANCA
                                       MULTIPLE, GRUPO FINANCIERO
                                       BBVA-BANCOMER,
                                       as Lender



                                       By  /s/ Carlo David Velazquez Thierry
                                         ____________________________________
                                         Name:  Carlo David Velazquez Thierry
                                         Title: Apoderado


                                       By  /s/  Sergio Antonio del Rio Herrera
                                         ____________________________________
                                         Name:  Sergio Antonio del Rio Herrera
                                         Title: Apoderado

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             MIZUHO CORPORATE BANK, LTD.,
                                             as Lender



                                             By  /s/  Takeo Kada
                                               ________________________________
                                               Name:  Mr. Takeo Kada
                                               Title: Deputy General Manager

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             THE BANK OF NOVA SCOTIA,
                                             as Lender



                                             By  /s/  Kevin C. Clark
                                               ________________________________
                                               Name:  Kevin C. Clark
                                               Title: Managing Director,
                                                      International Banking

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             THE BANK OF TOKYO-MITSUBISHI LTD.,
                                             as Lender



                                             By  /s/  Hiroshi Azuma
                                               ________________________________
                                               Name:  Hiroshi Azuma
                                               Title: VP & Manager

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             ABN AMRO BANK N.V.,
                                             as Lender



                                             By  /s/ Michel van Schaurdenbur
                                               ________________________________
                                               Name:  Michel van Schaurdenbur
                                               Title: Senior Managing Director


                                             By  /s/  Oscar Herrera
                                               ________________________________
                                               Name:  Oscar Herrera
                                               Title: Business Manager CPM NA

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             BANK OF AMERICA, N.A.
                                             as Lender



                                             By  /s/  Ernesto Alatorre
                                               ________________________________
                                               Name:  Ernesto Alatorre
                                               Title: Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             CALYON NEW YORK BRANCH,
                                             as Lender



                                             By  /s/  Attila Coach
                                               ________________________________
                                               Name:  Attila Coach
                                               Title: Managing Director


                                             By  /s/  Phillippe Soustra
                                               ________________________________
                                               Name:  Phillippe Soustra
                                               Title: Executive Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             CITIBANK, N.A. NASSAU, Bahamas
                                             Branch, as Lender



                                             By  /s/  Margaret A. Butler
                                               ________________________________
                                               Name:  Margaret A. Butler
                                               Title: Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             STANDARD CHARTERED BANK,
                                             as Lender



                                             By  /s/  Monica Molina
                                               ________________________________
                                               Name:  Monica Molina A2385
                                               Title: Assistant Vice President


                                             By  /s/  Ana M. Marchan
                                               ________________________________
                                               Name:  Ana M. Marchan
                                               Title: Assistant Vice President
                                                      A2380

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             BAYERISCHE LANDESBANK,
                                             Cayman Islands Branch, as Lender



                                             By  /s/  Dietmar Rieg
                                               ________________________________
                                               Name:  Dietmar Rieg
                                               Title: Senior Vice President


                                             By  /s/  James H. Boyle
                                               ________________________________
                                               Name:  James H. Boyle
                                               Title: Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             HSBC MEXICO, S.A., INSTITUCION
                                             DE BANCA MULTIPLE, GRUPO
                                             FINANCIERO HSBC, as Lender


                                             By  /s/  Jorge Casas De La Torre
                                               ________________________________
                                               Name:  Jorge Casas De La Torre
                                               Title: Corporate Banking

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             WACHOVIA BANK, NATIONAL
                                             ASSOCIATION, as Lender



                                             By  /s/  Laura McInnes
                                               ________________________________
                                               Name:  Laura McInnes
                                               Title: Director

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             WESTLB AG, New York Branch,
                                             as Lender


                                             By  /s/  Richard J. Pearse
                                               ________________________________
                                               Name:  Richard J. Pearse
                                               Title: Executive Director


                                             By  /s/  Daniel Hitchcock
                                               ________________________________
                                               Name:  Daniel Hitchcock
                                               Title: Director
                                                      Credit Americas

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             BANCO DE CREDITO B
                                             INVERSIONES,
                                             as Lender



                                             By  /s/  Roberto Gatica
                                               ________________________________
                                               Name:  Roberto Gatica
                                               Title: V.P. Commercial Lending


                                             By  /s/  Maria Grisel Vega
                                               ________________________________
                                               Name:  Maria Grisel Vega
                                               Title: First Vice President,
                                                      Comptroller
                                                      Bci Miami Branch

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             COMERICA BANK, as Lender



                                             By  /s/  Robert J. Hurley
                                               ________________________________
                                               Name:  Robert J. Hurley
                                               Title: Assistant Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             DEUTSCHE BANK AG New York Branch,
                                             as Lender



                                             By  /s/  Bettina Maier
                                               ________________________________
                                               Name:  Bettina Maier
                                               Title: Vice President


                                             By  /s/  Frank Farsi
                                               ________________________________
                                               Name:  Frank Farsi
                                               Title: Director

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                        DRESDNER BANK AG, acting through
                                        its Lending Offices at Dresdner Bank AG,
                                        New York and Grand Cayman Branches,
                                        as Lender


                                        By  /s/  Brian K. Schneider
                                          ________________________________
                                          Name:  Brian K. Schneider
                                          Title: Vice President


                                        By  /s/ Enrique Bustamante
                                          ________________________________
                                          Name:  Enrique Bustamante
                                          Title: Managing Director

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             BAYERISCHE HYPO-UND
                                             VEREINSBANK AG., as Lender



                                             By  /s/  Maria Lago
                                               ________________________________
                                               Name:  Maria Lago
                                               Title: Associate Director


                                             By  /s/  Lara Cunha
                                               ________________________________
                                               Name:  Lara Cunha
                                               Title: Associate Director

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             SANPAOLO IMI S.p.A., as Lender



                                             By  /s/  Benato Carducci
                                               ________________________________
                                               Name:  Benato Carducci
                                               Title: General Manager


                                             By  /s/  Barbara Bassi
                                               ________________________________
                                               Name:  Barbara Bassi
                                               Title: Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             BANCO DI ROMA, S.p.A., New York
                                             Branch, as Lender



                                             By  /s/  Alessandro Paoli
                                               ________________________________
                                               Name:  Alessandro Paoli
                                               Title: Vice President


                                             By  /s/  Claudio Perna
                                               ________________________________
                                               Name:  Claudio Perna
                                               Title: Exec. Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             BNP PARIBAS PANAMA BRANCH,
                                             as Lender



                                             By  /s/  Christian Giraudon
                                               ________________________________
                                               Name:  Christian Giraudon
                                               Title: General Manager

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             JPMORGAN CHASE BANK,
                                             as Lender



                                             By  /s/  Linda M. Meyer
                                               ________________________________
                                               Name:  Linda M. Meyer
                                               Title: Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF JUNE 23, 2004, AMONG CEMEX, AS BORROWER, CEMEX MEXICO, S.A. DE C.V. AND EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., AS GUARANTORS, BARCLAYS BANK PLC, AS ISSUING BANK AND DOCUMENTATION AGENT, ING BANK N.V., AS ISSUING BANK, THE SEVERAL LENDERS PARTY THERETO, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT BOOKRUNNER AND ING CAPITAL LLC, AS A JOINT BOOK RUNNER AND ADMINISTRATIVE AGENT.


                                             SOCIETE GENERALE
                                             as Lender



                                             By  /s/  Alejandro Grenier
                                               ________________________________
                                               Name:  Alejandro Grenier
                                               Title: Vice President


                                                          SCHEDULE 1.01(a)

                                                            Commitments


------------------------------------------ --------------------------------- --------------------------------
                                                      Commitment                       Commitment
                 Lender                                 Amount                         Percentage
------------------------------------------ --------------------------------- --------------------------------
Barclays Bank PLC                                    $50,000,000                          6.25%
------------------------------------------ --------------------------------- --------------------------------
ING Bank N.V.                                        $50,000,000                          6.25%
------------------------------------------ --------------------------------- --------------------------------
Banco Santander Central                              $50,000,000                          6.25%
Hispano, S.A., New York
Branch
------------------------------------------ --------------------------------- --------------------------------
BBVA Bancomer, S.A.,                                 $50,000,000                          6.25%
Institucion de Banca
Multiple, Grupo
Financiero BBVA- Bancomer
------------------------------------------ --------------------------------- --------------------------------
Mizuho Corporate Bank,                               $50,000,000                          6.25%
LTD.
------------------------------------------ --------------------------------- --------------------------------
The Bank of Nova Scotia                              $50,000,000                          6.25%
------------------------------------------ --------------------------------- --------------------------------
The Bank of Tokyo-                                   $50,000,000                          6.25%
Mitsubishi, Ltd.
------------------------------------------ --------------------------------- --------------------------------
ABN Amro Bank N.V.                                   $35,000,000                         4.375%
------------------------------------------ --------------------------------- --------------------------------
Bank of America, N.A.                                $35,000,000                         4.375%
------------------------------------------ --------------------------------- --------------------------------
Calyon New York Branch                               $35,000,000                         4.375%
------------------------------------------ --------------------------------- --------------------------------
Citibank, N.A. Nassau,                               $35,000,000                         4.375%
Bahamas Branch
------------------------------------------ --------------------------------- --------------------------------
Standard Chartered Bank                              $35,000,000                         4.375%
------------------------------------------ --------------------------------- --------------------------------
Bayerische Landesbank                                $30,000,000                          3.75%
------------------------------------------ --------------------------------- --------------------------------
HSBC Mexico, S.A.,                                   $30,000,000                          3.75%
Institucion de Banca
Multiple, Grupo
Financiero HSBC
------------------------------------------ --------------------------------- --------------------------------
Wachovia Bank, National                              $30,000,000                          3.75%
Association
------------------------------------------ --------------------------------- --------------------------------
WestLB AG, New York                                  $25,000,000                         3.125%
Branch
------------------------------------------ --------------------------------- --------------------------------
Banco de Credito e                                   $20,000,000                          2.5%
Inversiones
------------------------------------------ --------------------------------- --------------------------------
Comerica Bank                                        $20,000,000                          2.5%
------------------------------------------ --------------------------------- --------------------------------
Deutsche Bank AG New                                 $20,000,000                          2.5%
York Branch
------------------------------------------ --------------------------------- --------------------------------
Dresdner Bank AG,                                    $20,000,000                          2.5%
acting through its
Lending Offices at
Dresdner Bank AG, New
York and Grand Cayman
Branches
------------------------------------------ --------------------------------- --------------------------------
Bayerische Hypo-und                                  $20,000,000                          2.5%
Vereinsbank AG
------------------------------------------ --------------------------------- --------------------------------
SANPAOLO IMI S.p.A.                                  $20,000,000                          2.5%
------------------------------------------ --------------------------------- --------------------------------
Banca di Roma, S.p.A.,                               $10,000,000                          1.25%
New York Branch
------------------------------------------ --------------------------------- --------------------------------
BNP Paribas Panama                                   $10,000,000                          1.25%
Branch
------------------------------------------ --------------------------------- --------------------------------
JPMorgan Chase Bank                                  $10,000,000                          1.25%
------------------------------------------ --------------------------------- --------------------------------
Societe Generale                                     $10,000,000                          1.25%

------------------------------------------ --------------------------------- --------------------------------


                                                          SCHEDULE 1.01(b)

                                                          Lending Offices


------------------------------------------------------- -----------------------------------------------------
                        Lender                                            Lending Offices
------------------------------------------------------- -----------------------------------------------------
Barclays Bank PLC                                       200 Park Avenue
                                                        New York, New York 10166
                                                        Attention: Thomas Janson
                                                        Telephone: (212) 412-6888
                                                        Fax: (212) 412-7600
                                                        Email: Thomas.janson@barcap.com
------------------------------------------------------- -----------------------------------------------------
ING Bank N.V.                                           1325 Avenue of the Americas, 8th Floor New York,
                                                        New York 10019
                                                        Attention: Vicente Leon
                                                        Telephone: (646) 424-6054
                                                        Email: vicente.leon@americas.ing.com
------------------------------------------------------- -----------------------------------------------------
Banco Santander Central Hispano, S.A., New York Branch  45 East 53rd Street
                                                        New York, New York 10022
                                                        Attention: Ruben Perez-Romo
                                                        Telephone: (212) 350-0645
                                                        Fax: (212) 407-1141
------------------------------------------------------- -----------------------------------------------------
BBVA Bancomer, S.A.,  Institucion de Banca Multiple,    Ave. Vasconcelos #101 Ote. Piso 1
Grupo Financiero BBVA-Bancomer                          Col. Residencial San Agustin
                                                        66260 Garza Garcia, N.L.
                                                        Attention: Jesus Villarruel Ruvalcaba
                                                        Telephone: (52-81) 8368-6937
                                                        Fax: (52-81) 8368-6980
------------------------------------------------------- -----------------------------------------------------
Mizuho Coroporate Bank, LTD.                            1251 Avenue of the Americas, 32nd Floor
                                                        New York, New York 10020
                                                        Attention: David Costa
                                                        Telephone: (212) 282-4964
                                                        Fax: (212) 282-4385
------------------------------------------------------- -----------------------------------------------------
The Bank of Nova Scotia                                 Calzada del Valle 202, Ote, Piso 1
                                                        Col. Del Valle Garza Garcia
                                                        Nuevo Leon, Mexico 66220
                                                        Attention: Armando Contel
                                                        Telephone: (52-81) 8318-3099
                                                        Fax: (52-81) 8318-3072
------------------------------------------------------- -----------------------------------------------------
The Bank of Tokyo-Mitsubishi, Ltd.                      1251 Avenue of the Americas
                                                        New York, New York 10020-1104
                                                        Attention: Hiroshi Azuma
                                                        Telephone: (212) 782-4184
                                                        Fax: (212) 782-6400
                                                        E-mail: hazuma@btmna.com
------------------------------------------------------- -----------------------------------------------------
ABN Amro Bank N.V.                                      Prolongacion Reforma 600-320
                                                        Col. Santa Fe Pena Blanca
                                                        Mexico D.F., 01210 Mexico
                                                        Attention: Rosalia Noble
                                                        Telephone: (52-55) 5257-7842
                                                        Fax: (52-55) 5257-7829
------------------------------------------------------- -----------------------------------------------------
Bank of America, N.A.                                   100 SE 2nd St., 31st Floor
                                                        Miami, FL 33131
                                                        Attention: Ana Kube
                                                        Telephone: (305) 533-2486
                                                        Fax: (52-55) 5230-6317
------------------------------------------------------- -----------------------------------------------------
Calyon New York Branch                                  1301 Avenue of the Americas
                                                        New York, New York 10019
                                                        Attention: Ronald Finn
                                                        Telephone: (212) 261-7050
------------------------------------------------------- -----------------------------------------------------
Citibank, N.A. Nassau, Bahamas Branch                   Ave. Roble 701, 5o. Piso
                                                        Col. Valle del Campestre
                                                        66260 Garza Garcia NL
                                                        Attention: Ines Vargas
                                                        Telephone: (52-81) 1226-8525
                                                        Fax: (52-81) 1226-8538
------------------------------------------------------- -----------------------------------------------------
Standard Chartered Bank                                 One Madison Avenue
                                                        New York, New York 10010
                                                        Attn: Larry Fitzgerald
                                                        Phone : (212) 667-0107
                                                        Fax: (212) 667-0568
------------------------------------------------------- -----------------------------------------------------
Bayerische Landesbank                                   550 Lexington Ave.
                                                        New York, New York 10022
                                                        Attention: Dietmar Rieg
                                                        Telephone: (212) 310-9842
                                                        Fax: (212) 230-9166
------------------------------------------------------- -----------------------------------------------------
HSBC Mexico, S.A., Institucion de Banca Multiple,       Arq. Pedro Ramirez Vazquez 200-10,
Grupo Financiero HSBC                                   Piso 1
                                                        San Pedro Garza Garcia, NL CP 66269
                                                        Attention: Cordelia Gonzalez Flores
                                                        Telephone: (52-81) 8133-4528
                                                        Fax: (52-81) 8133-4558
                                                        E-mail: cordelia.gonzalez@hsbc.com.mx
------------------------------------------------------- -----------------------------------------------------
Wachovia Bank, National Association                     191 Peachtree St., NE
                                                        Internal Mail Code: GA8o88
                                                        Atlanta, GA 30303
                                                        Attention: Kay Reedy
                                                        Telephone (404) 332-5262
                                                        Fax: (404) 332-5905
                                                        E-mail: kathleen.reedy@wachovia.com
------------------------------------------------------- -----------------------------------------------------
WestLB AG, New York Branch                              1211 Avenue of the Americas
                                                        New York, New York 10036
                                                        Attention: Ricardo Fernandez
                                                        Telephone: (212) 852-6122
                                                        Fax: (212) 597-1428
------------------------------------------------------- -----------------------------------------------------
Banco de Credito e Inversiones                          701 Brickell Ave. Suite 1450
                                                        Miami, FL 33131-2813
                                                        Attention: Roberto Gatica
                                                        Telephone: (305) 347-3330
                                                        Fax: (305) 347-3332
------------------------------------------------------- -----------------------------------------------------
Comerica Bank                                           500 Woodward Ave.
                                                        International Dept., MC 3330
                                                        Detroit, Michigan 48226
                                                        Attention: Andres Cueva
                                                        Telephone: (52-81) 8368 0316
                                                        Fax: (52-81) 8368 0048
------------------------------------------------------- -----------------------------------------------------
Deutsche Bank AG New York Branch                        60 Wall Street
                                                        New York, New York 10005
                                                        Attention: Bettina Maier
                                                        Tel: (212) 250-5035
                                                        Fax: (212) 797-0510
------------------------------------------------------- -----------------------------------------------------
Dresdner Bank AG, acting through its Lending Offices    75 Wall Street
at Dresdner Bank AG, New York and Grand Cayman          New York, New York 10005
Branches                                                Attention:  Brian Schneider
                                                        Phone: (212) 895-1674
                                                        Fax: (212) 895-1560
------------------------------------------------------- -----------------------------------------------------
Bayerische Hypo-und Vereinsbank AG                      New York Branch / IBF Branch
                                                        150 East 42nd St, 31st Floor
                                                        New York, New York 10017
                                                        Attention: Lara Cunha / Maria Lago Telephone: (212)
                                                        672-5442 / 5899
                                                        Fax: (212) 672-5597
                                                        E-mail:  Lara_Cunha@hvbamericas.com
                                                        Maria_Lago@hvbamericas.com
------------------------------------------------------- -----------------------------------------------------
SANPAOLO IMI S.p.A.                                     245 Park Avenue, 35th Floor
                                                        New York, New York 10167
                                                        Attention: Barbara Bassi
                                                        Telephone: (213) 692-3141
                                                        Fax: (213) 599-5307
                                                        E-mail: barbara.bassi@sanpaoloimi.com
------------------------------------------------------- -----------------------------------------------------
Banca di Roma, S.p.A., New York Branch                  34 East 5151 Street
                                                        New York, New York 10022
                                                        Attention: Alessandro Paoli
                                                        Telephone: (212) 407-1746
                                                        Fax: (212) 407-1740
------------------------------------------------------- -----------------------------------------------------
BNP Paribas Panama Branch                               Via Espana No. 200, Edificio Omanco
                                                        P.O. Box 0816-07547, Panama 1
                                                        Panama, Republic of Panama
                                                        Attention: Efrain Rosas / Yoel Alveo Telephone:
                                                        (507) 263-1867 / 269-6802 Fax: (507) 263-6559 /
                                                        223-5529
                                                        E-mail: efrain.rosas@americas.bnpparibas.com
                                                        yoel.alveo@americas.bnpparibas.com
------------------------------------------------------- -----------------------------------------------------
JPMorgan Chase Bank                                     277 Park Avenue, 2nd Floor
                                                        New York, New York 10172
                                                        Attention: Linda M. Meyer
                                                        Telephone: (212) 622-7447
                                                        Fax: (646) 534-0839
------------------------------------------------------- -----------------------------------------------------
Societe Generale                                        1221 Ave. of the Americas
                                                        New York, New York 10020
                                                        Attention: Alejandro Garcia
                                                        Telephone: (212) 278-5988
                                                        Fax: (212) 278-6872
------------------------------------------------------- -----------------------------------------------------


                                                           Schedule 3.01

                                                       Existing Standby L/Cs

----------------------------- -------------------------------------------------------------------------------------
                                                         CEMEX Outstanding Standby L/Cs
----------------------------- -------------------------------------------------------------------------------------
        BENEIFICARY                AMOUNT            REFERENCE              ISSUANCE               MATURITY
----------------------------- ----------------- --------------------- ---------------------- ----------------------
Bank of American, NA          $50,000,000.00          SB00282               13-Jan-04              13-Jul-04
----------------------------- ----------------- --------------------- ---------------------- ----------------------
Total Outstanding             $50,000,000.00
----------------------------- ----------------- --------------------- ---------------------- ----------------------

                                 Schedule 6.06
                                 -------------

                                  Litigation
                                  ----------

         A description of material regulatory and legal matters affecting CEMEX and its Subsidiaries is provided below.

U.S. Anti-Dumping Sunset Reviews

         Under the U.S. anti-dumping and countervailing duty laws, the Commerce Department and the International Trade Commission are required to conduct "sunset reviews" of outstanding anti-dumping and countervailing duty orders and suspension agreements every five years. At the conclusion of these reviews, the Commerce Department is required to terminate the order or suspension agreement unless the agencies have found that termination is likely to lead to continuation or recurrence of dumping, or a subsidy in the case of countervailing duty orders, and material injury. Under special transition rules, the first sunset reviews commenced in August 1999 for cases involving gray Portland cement and clinker from Mexico and Venezuela (described below), which had orders and agreements issued before 1995, and were concluded by the Commerce Department in July 2000 and by the ITC in October 2000.

         In July 2000, the Commerce Department determined not to revoke the anti-dumping order on imports from Mexico. On October 5, 2000, the ITC found likelihood of injury to the U.S. industry and determined not to revoke this anti-dumping order. Thus, the order remains in place. On September 19, 2001, CEMEX filed a petition for a "changed circumstances" review. The International Trade Commission decided in December 2001 not to initiate such a review. CEMEX has appealed the ITC's decision in the "sunset review" and the "changed circumstances" review to NAFTA. As of March 1, 2004, no NAFTA Panel has been formed to review the ITC's decision to initiate a "changed circumstances" review.

         On October 5, 2000, the ITC determined that terminating the Anti-Dumping Suspension Agreement involving imports from Venezuela would not likely lead to a continuation or recurrence of injury to the U.S. market, and voted to terminate the agreement. Consequently, on November 8, 2000, the Commerce Department issued a notice terminating the Anti-Dumping Suspension Agreement covering imports of cement from Venezuela. On July 28, 2003, the United States Court of International Trade upheld the Commerce Department's decision to terminate the Suspension Agreement. The U.S. cement industry has appealed the decision of the Court of International Trade to the Court of Appeals for the Federal Circuit. The appeal is currently pending before the appellate court.

         On January 31, 2003, the Government of Mexico requested consultations with the United States regarding the final determinations of the United States Department of Commerce and the United States International Trade Commission concerning various administrative reviews and sunset reviews of the anti-dumping order on gray portland cement from Mexico; the Commission's dismissal of a request to initiate a changed circumstances review; and certain US laws, regulations, procedures and administrative provisions. Mexico and the US held consultations on April 2, 2003, but did not resolve the dispute. On July 29, 2003, Mexico requested the establishment of a WTO Panel. The Panel was established by the WTO's Dispute Settlement Body on August 29, 2003, and the case is in progress.

U.S. Anti-Dumping Rulings--Mexico

         Our exports of Mexican gray cement from Mexico to the United States are subject to an anti-dumping order that was imposed by the Commerce Department on August 30, 1990. Pursuant to this order, firms that import gray Portland cement from us in the United States must make cash deposits with the U.S. Customs Service to guarantee the eventual payment of anti-dumping duties.

         Mexican importers' deposits are being liquidated in stages, as appeals are exhausted for each annual review period. When the final anti-dumping rate for any review period causes the amount due to exceed the amount that was deposited, the Mexican importers are required to pay the difference with interest. When the final anti-dumping rate for any review period is lower than the amount that was deposited, the U.S. Customs Service refunds the difference, with interest, to the Mexican importers.

         As of December 31, 2003, CEMEX Corp., as the parent company to our U.S. subsidiaries that import Mexican cement into the United States, had accrued liabilities of U.S.$132.9 million, including accrued interest, for the difference between the amount of anti-dumping duties paid on imports and the latest findings by the Commerce Department in its administrative reviews.

         The Commerce Department has published its final dumping determinations for the first, second, third, fourth, fifth and seventh review periods. The Commerce Department's final results of its final determinations for the sixth, eighth, ninth, tenth, eleventh and twelfth review periods have also been published, but have been suspended pending review by NAFTA panels.

         On October 20, 2003, the NAFTA Extraordinary Challenge Committee upheld the NAFTA Panel reviewing the final results of the fifth administrative review, covering the period August 1, 1994 - July 1, 1995. The NAFTA Panel upheld the Commerce Department's remand results which lowered the antidumping duty margin for imports during the fifth review period to 44.9% ad valorem. The Customs Service has begun liquidating entries of cement from Mexico made during the fifth review period.

         On November 25, 2003, the NAFTA Panel reviewing the final results of the seventh review period upheld the Commerce Department's remand results of the seventh review period. The remand results lowered the antidumping margin for imports made during the seventh review period to 37.3% ad valorem.

         The latest final determination by the Commerce Department covering twelfth review period, commencing on August 1, 2001 and ending on July 31, 2002, was issued on September 16, 2003. The Commerce Department determined that the antidumping margin was 80.8% ad valorem. The final results for the twelfth review period establish the cash deposit rate for imports of gray Portland cement and cement clinker from Mexico made on or after September 16, 2003. The cash deposit rate was established at $52.41 per metric ton, which will remain in effect until the final results of the thirteenth review period are published.

         On June 15, 2004 the Commerce Department issued the Preliminary Results of the thirteenth review, which preliminarily reduce the antidumping margin to 55.01% ad valorem, and the cash deposit rate to $32.86 per metric ton. The rates established by the twelfth review will remain in place until the final results of the thirteenth review are issued later this year.


         The status of each period still under review or appeal is as follows:

    Period                          Cash Deposits                                     Status
----------------------        --------------------------------   --------------------------------------------------
8/1/95-7/31/96                     61.85%                             37.49% determined by the Commerce  Department
                                   (effective 5/5/1997)               upon review.  Liquidation suspended pending
                                                                      NAFTA panel review.
8/1/97-7/31/98                     73.69%, 35.88% and 37.49%          45.98% determined by the Commerce Department
                                   (effective 5/4/1998)               upon review.  Liquidation  suspended pending
                                                                      NAFTA panel review.
8/1/98-7/31/99                     37.49%, 49.58% (effective          38.65% determined by the Commerce Department
                                   3/17/1999)                         upon review.  Liquidation suspended pending
                                                                      NAFTA panel review.
8/1/99-7/31/00                     49.58%, 45.98% (effective          50.98% determined by the Commerce Department
                                   3/16/2000)                         upon review.  Liquidation suspended pending
                                                                      appeal to NAFTA panel review.
8/1/00-7/31/01                     49.58%, 38.65% (effective          73.74% determined by the Commerce Department
                                   5/14/2001)                         upon review.  Liquidation suspended pending
                                                                      appeal to NAFTA panel review.
8/1/01-7/31/02                     38.65%, 50.98% (effective          80.75% determined by the Commerce Department
                                   3/19/2002)                         upon review.  Liquidation suspended pending
                                                                      appeal to NAFTA panel review.
8/1/02 - 7/31/03                   50.98%, 73.74% (effective          Currently under review by the Commerce
                                   1/14/2003)                         Department.
8/1/03 -- to date                  73.74%, U.S.$52.41 per metric      Subject to review by the Commerce Department.
                                   ton (effective 10/15/2003)

U.S. Anti-Dumping Rulings--Venezuela

         On May 21, 1991, U.S. producers of gray cement and clinker filed petitions with the Commerce Department and the International Trade Commission, or ITC, claiming that imports of gray cement and clinker from Venezuela were subsidized by the Venezuelan government and were being dumped into the U.S. market. The producers asked the U.S. government to impose anti-dumping and countervailing duties on these imports. These claims arose prior to our acquisition of our Venezuelan operations in 1994, but for purposes of the following discussion, we refer to the actions taken by the predecessor company as actions taken by CEMEX Venezuela. CEMEX Venezuela contested the dumping claim and the countervailing duty claim, and both cases were suspended.

         The Commerce Department's preliminary determination regarding the dumping claim was published on November 4, 1991. The Commerce Department initially found that CEMEX Venezuela had a dumping margin of 49.2%. Rather than proceeding with the final Commerce Department and ITC determinations. CEMEX Venezuela and the Commerce Department entered into an Anti-Dumping Suspension Agreement on February 11, 1992. Under the Anti-Dumping Suspension Agreement, CEMEX Venezuela agreed not to sell gray cement or clinker in the United States at a price less than the "foreign market value." The foreign market value was determined by the Commerce Department based on information provided by CEMEX Venezuela each quarter. CEMEX Venezuela was required to report to the Commerce Department sales in the U.S. market, costs of production and related data. During its sunset review of the Anti-Dumping Suspension Agreement, the ITC determined that terminating the agreement would not likely lead to a continuation or recurrence of injury to the U.S. market, and voted to terminate the Anti-Dumping Suspension Agreement on October 5, 2000. Consequently, on November 8, 2000, the Commerce Department issued a notice terminating the Anti-Dumping Suspension Agreement.

         On July 28, 2003, the Court of International Trade upheld the Commerce Department's termination of the Suspension Agreement. The domestic petitioners have appealed the court's decision to the U.S. Court of Appeals for the Federal Circuit. No decision is expected until the second quarter of 2004 at the earliest.

         Anti-Dumping in Taiwan

         Five Taiwanese cement producers--Asia Cement Corporation, Taiwan Cement Corporation, Lucky Cement Corporation, Hsing Ta Cement Corporation and China Rebar--filed before the Tariff Commission under the Ministry of Finance
(MOF) of Taiwan an anti-dumping case involving imported gray Portland cement and clinker from the Philippines and Korea.

         In a letter dated July 19, 2001, the MOF informed the petitioners and the respondent producers in exporting countries that a formal investigation had been initiated. Among the respondents in the petition are APO Cement Corporation or APO, Rizal and Solid, indirect subsidiaries of CEMEX, which received their anti-dumping questionnaires from the International Trade Commission under the Ministry of Economic Affairs (ITC-MOEA) on August 2, 2001, and from the MOF on August 16, 2001.

         Rizal and Solid replied to the ITC-MOEA by confirming that they were not exporting cement/clinker during the covered period. On the other hand, in its position paper filed on August 18, 2001 and in the public hearing held on August 20, 2001, APO contested the allegation of "injury" in the anti-dumping proceedings before the ITC-MOEA.

         In a letter dated October 2, 2001, the ITC-MOEA notified the respondent producers about the result of the preliminary injury investigation and its determination that there is a reasonable indication that the domestic industry in Taiwan was materially injured by reason of imports of Portland cement and clinker from South Korea and the Philippines that are alleged to be sold in Taiwan at less than normal value. In keeping with the implementing regulations on the imposition of antidumping duties in Taiwan, the ITCMOEA has transferred the case to the MOF for further investigation.

         On October 12, 2001 and November 2, 2001, APO filed its replies to the MOF questionnaire to contest the allegation of "dumping" in the anti-dumping proceedings before the MOF. In a letter dated January 22, 2002, the MOF notified the petitioner and respondents that it adopted on January 15, 2002 a resolution preliminarily finding that there was "dumping" and resolving that investigation on the issue of "dumping" would continue, but that no provisional anti-dumping duty would be imposed.

         In a letter dated June 26, 2002, the ITC-MOEA notified respondent producers that its final injury investigation concluded that the imports from South Korea and the Philippines have caused material injury to the domestic industry in Taiwan.

         In a letter dated July 12, 2002, the MOF notified the respondent producers that a dumping duty would be imposed on Portland cement and clinker imports from the Philippines and South Korea commencing from July 19, 2002. The duty rate imposed on imports from APO, Rizal and Solid was 42%.

         On September 17, 2002, APO, Rizal and Solid filed before the Taipei High Administrative Court an appeal in opposition to the anti-dumping duty imposed by the MOF. As of April 30, 2004, there have been no material developments. We anticipate further hearings to be conducted with respect to this appeal.

Tax Matters

         As of December 31, 2003, we and some of our Mexican subsidiaries have been notified of several tax assessments determined by the Mexican tax office with respect to the tax years from 1992 through 1996 in a total amount of Ps4,885 million. With respect to the tax years from 1993 through 1996, the tax assessments are based primarily on: (i) recalculations of the inflationary tax deduction, since the tax authorities claim that "Advance Payments to Suppliers" and "Guaranty Deposits" are not by their nature credits, (ii) disallowed restatement of tax loss carryforwards in the same period in which they occurred, (iii) disallowed determination of tax loss carryforwards, and
(iv) disallowed amounts of business asset tax, commonly referred to as BAT, creditable against the controlling entity's income tax liability on the grounds that the creditable amount should be in proportion to the equity interest that the controlling entity has in its relevant controlled entities. We have filed an appeal for each of these tax claims before the Mexican federal tax court, and the appeals are pending resolution.

         As of December 31, 2003, the Philippine Bureau of Internal Revenue, or BIR, assessed APO Cement Corp. for a deficiency in the amount of income tax paid in the tax years 1998 through 2001 amounting to PhP832.1 million (U.S.$15.0 million as of December 31, 2003, based on an exchange rate of PhP55.569 to U.S.$1.00, which was the Philippine Peso/Dollar exchange rate on December 31, 2003 as published by the Bangko Sentral ng Pilipinas, the central bank of the Republic of the Philippines). The assessment disallows APO Cement Corp's income tax holiday related income. We have contested BIR's findings with the Court of Tax Appeal, or CTA. We believe that these claims will not have a material adverse effect on us. However, an adverse resolution of these claims could have a material adverse effect on our results of operations in the Philippines.

         The BIR also finalized its tax assessments for Solid Cement Corp.'s 1999 tax year amounting to PhP387.6 million (U.S.$7.0 million as of December 31, 2003, based on an exchange rate of PhP55.569 to U.S.$1.00) and APO Cement Corp.'s 1999 tax year amounting to PhP833.3 million (U.S.$15.0 million as of December 31, 2003, based on an exchange rate of PhP55.569 to U.S.$1.00). We continue to submit relevant evidence to the BIR to contest these assessments. Our next recourse is to contest these assessments with the CTA if the BIR issues a final collection letter.

         In addition, Solid Cement Corp.'s 1998 tax year and APO Cement Corp.'s 1997-1998 tax years are under preliminary review for deficiency taxes. Finalization of the assessment was held in abeyance by the BIR as we continue to present evidence to dispute their findings. We intend to contest any and all assessments if they arise.

Other Legal Proceedings

         In May 1999, several companies filed a civil liability suit in the civil court of the circuit of Ibague, Colombia, against two of our Colombian subsidiaries, alleging that these subsidiaries were responsible for deterioration in the rice production capacity of land of the plaintiffs, caused by pollution emanating from our cement plants located in Ibague, Colombia. On December 15, 2003, a judgment was entered against us under which we were ordered to pay to the plaintiffs an amount equal to CoP21,114 million (U.S.$7.6 million as of December 31, 2003, based on an exchange rate of CoP2,778.21 to U.S.$1.00, which was the Colombian Peso/Dollar exchange rate on December 31, 2003 as published by the Banco de la Republica de Colombia, the central bank of Colombia). We filed an appeal on January 13, 2004, and the case will be sent to the Superior Court of Ibague for review.

         In March 2001, 42 transporters filed a civil liability suit in the civil court of Ibague, Colombia, against three of our Colombian subsidiaries. The plaintiffs contend that these subsidiaries are responsible for the alleged damages caused by breach of raw material transportation contracts. The plaintiffs asked for relief in the amount of CoP127,242 million (U.S.$45.8 million as of December 31, 2003, based on an exchange rate of CoP2,778.21 to U.S.$1.00). As of April 30, 2004, this proceeding had not reached the evidentiary stage. Typically, proceedings of this nature continue for several years before final resolution.

         As of December 31, 2003, CEMEX, Inc. had accrued liabilities specifically relating to environmental matters in the aggregate amount of U.S.$ 32.4 million. The environmental matters relate to (i) the disposal of various materials in accordance with past industry practice, which might be categorized as hazardous substances or wastes, and (ii) the cleanup of sites used or operated by CEMEX. Inc., including discontinued operations, in regard to the disposal of hazardous substances or wastes, either individually or jointly with other parties. Most of the proceedings are in the preliminary stage, and a final resolution might take several years. For purposes of recording the provision, CEMEX. Inc. considers that it is probable that a liability has been incurred and the amount of the liability is reasonably estimable, whether or not claims have been asserted, and without giving effect to any possible future recoveries. Based on information developed to date, CEMEX, Inc. does not believe it will be required to spend significant sums on these matters in excess of the amounts previously recorded. Until all environmental studies, investigations, remediation work, and negotiations with or litigation against potential sources of recovery have been completed, the ultimate cost that might be incurred to resolve these environmental issues cannot be assured.

         In December 2002, an ex-maritime broker for Puerto Rican Cement Company. Inc. filed a civil liability lawsuit in Puerto Rico against CEMEX, S.A. de C.V., PRCC and other unaffiliated entities, including Puerto Rican authorities. The plaintiff contends that the defendants conspired to violate state and federal antitrust laws so that one of the defendants, who is not affiliated with us, could gain control of the maritime broker market in Port of Ponce, Puerto Rico. The plaintiff has asked for relief in the amount of approximately U.S.$18 million. In September 2003, the United States District Court for the District of Puerto Rico dismissed all claims against us, and entered judgment accordingly. The plaintiff has subsequently filed two post-judgment motions requesting reconsideration of the court's opinion, and we have requested the denial of such motions. Resolution of these motions is still pending before the court.

         In March 2003, a lawsuit was filed in the Indonesian province of West Sumatra in the Padang District Court against (i) Gresik, an Indonesian cement producer in which we own a 25.5% interest through Cemex Asia Holdings Ltd. or CAH and the Republic of Indonesia owns a 51% interest, (ii) Semen Padang, a 99.9%-owned subsidiary of Gresik that owns and operates Gresik's Padang cement plant, and (iii) several Indonesian government agencies. The lawsuit, which was filed by a foundation purporting to act in the interest of the people of West Sumatra, challenged the validity of the sale of Semen Padang by the Indonesian government to Gresik in 1995 on the grounds that the Indonesian government did not obtain the necessary approvals for such sale. On May 9, 2003, the Padang District Court issued an interim decision suspending Gresik's rights as a shareholder in Semen Padang on the grounds that ownership of Semen Padang was an issue in dispute. On March 31, 2004, the Padang District Court announced its final decision in favor of the foundation. On April 12, 2004, Gresik filed an appeal of this decision with the Padang District Court, which will in turn forward the appeal to the High Court of the West Sumatra province.

         After the failure of several attempts to reach a negotiated or mediated solution to these problems involving Gresik, on December 10, 2003, CAH filed a request for arbitration against the Republic of Indonesia and the Indonesian government before the International Centre for Settlement of Investment Disputes, or ICSID, based in Washington D.C. CAH is seeking, among other things, rescission of the purchase agreement entered into with the Republic of Indonesia in 1998, plus repayment of all costs and expenses, and compensatory damages. ICSID has accepted and registered CAH's request for arbitration and issued a formal notice of registration on January 27, 2004. As a result of the registration, an Arbitral Tribunal will be established to hear the dispute. We cannot predict, however, what effect, if any, this action will have on our investment in Gresik or what the ruling of the Arbitral Tribunal will be.

         On April 27, 2004, a subsidiary of CEMEX Colombia received notice as a co-defendant, along with a government agency in charge of urban development in Bogota, another supplier, and a ready-mix industry association, in an action brought by a Colombian law firm on "public interest" grounds. The lawsuit alleges that the use of a certain type of cement-based material in the construction of roads for the "Transmilenio" public transport system and for regular traffic resulted in defects that impede the proper functioning of the "Transmilenio" system and hamper traffic flow. The lawsuit argues that CEMEX Colombia's subsidiary, the other supplier, and the ready mix-industry association promoted the use of the material, and seeks damages to pay for the repair of the defects or, if repair is not possible, the rebuilding of the defective road sections. We are currently evaluating the potential impact of this matter on our Colombian operations. Because it is very early in the process, we cannot estimate the financial implications of an adverse resolution, but we believe that it is unlikely to have a material adverse effect on our results of operations. We believe that this will be a protracted matter that may result in additional lawsuits or actions. We intend to defend our interests vigorously.

         In the ordinary course of our business, we are party to various legal proceedings. Other than as disclosed herein, we are not currently involved in any litigation or arbitration proceedings. including any such proceedings which are pending, which we believe will have, or have had, a material adverse effect on us, nor, so far as we are aware, are any proceedings of that kind threatened.

                                 Schedule 6.10
                                 -------------

                                 Subsidiaries
                                 ------------


         Name                                           Jurisdiction of Incorporation
         ----                                           -----------------------------
Cemex Mexico, S.A. de C.V.                                   Mexico
Empresas Tolteca de Mexico, S.A. de C.V.                     Mexico
Cemex Concretos, S.A. de C.V.                                Mexico
Sunward Acquisitions N.V.                                    Netherlands
Cemex Espana, S.A.                                           Spain
Cemex, Inc.                                                  Louisiana
Cemex Colombia, S.A.                                         Colombia
Cementos Nacionales, S.A.                                    Dominican Republic

                                 Schedule 7.05
                                 -------------

                                  Litigation
                                  ----------

         A description of material regulatory and legal matters affecting CEMEX and its Subsidiaries is provided below.

U.S. Anti-Dumping Sunset Reviews

         Under the U.S. anti-dumping and countervailing duty laws, the Commerce Department and the International Trade Commission are required to conduct "sunset reviews" of outstanding anti-dumping and countervailing duty orders and suspension agreements every five years. At the conclusion of these reviews, the Commerce Department is required to terminate the order or suspension agreement unless the agencies have found that termination is likely to lead to continuation or recurrence of dumping, or a subsidy in the case of countervailing duty orders, and material injury. Under special transition rules, the first sunset reviews commenced in August 1999 for cases involving gray Portland cement and clinker from Mexico and Venezuela (described below), which had orders and agreements issued before 1995, and were concluded by the Commerce Department in July 2000 and by the ITC in October 2000.

         In July 2000, the Commerce Department determined not to revoke the anti-dumping order on imports from Mexico. On October 5, 2000, the ITC found likelihood of injury to the U.S. industry and determined not to revoke this anti-dumping order. Thus, the order remains in place. On September 19, 2001, CEMEX filed a petition for a "changed circumstances" review. The International Trade Commission decided in December 2001 not to initiate such a review. CEMEX has appealed the ITC's decision in the "sunset review" and the "changed circumstances" review to NAFTA. As of March 1, 2004, no NAFTA Panel has been formed to review the ITC's decision to initiate a "changed circumstances" review.

         On October 5, 2000, the ITC determined that terminating the Anti-Dumping Suspension Agreement involving imports from Venezuela would not likely lead to a continuation or recurrence of injury to the U.S. market, and voted to terminate the agreement. Consequently, on November 8, 2000, the Commerce Department issued a notice terminating the Anti-Dumping Suspension Agreement covering imports of cement from Venezuela. On July 28, 2003, the United States Court of International Trade upheld the Commerce Department's decision to terminate the Suspension Agreement. The U.S. cement industry has appealed the decision of the Court of International Trade to the Court of Appeals for the Federal Circuit. The appeal is currently pending before the appellate court.

         On January 31, 2003, the Government of Mexico requested consultations with the United States regarding the final determinations of the United States Department of Commerce and the United States International Trade Commission concerning various administrative reviews and sunset reviews of the anti-dumping order on gray portland cement from Mexico; the Commission's dismissal of a request to initiate a changed circumstances review; and certain US laws, regulations, procedures and administrative provisions. Mexico and the US held consultations on April 2, 2003, but did not resolve the dispute. On July 29, 2003, Mexico requested the establishment of a WTO Panel. The Panel was established by the WTO's Dispute Settlement Body on August 29, 2003, and the case is in progress.

U.S. Anti-Dumping Rulings--Mexico

         Our exports of Mexican gray cement from Mexico to the United States are subject to an anti-dumping order that was imposed by the Commerce Department on August 30, 1990. Pursuant to this order, firms that import gray Portland cement from us in the United States must make cash deposits with the U.S. Customs Service to guarantee the eventual payment of anti-dumping duties.

         Mexican importers' deposits are being liquidated in stages, as appeals are exhausted for each annual review period. When the final anti-dumping rate for any review period causes the amount due to exceed the amount that was deposited, the Mexican importers are required to pay the difference with interest. When the final anti-dumping rate for any review period is lower than the amount that was deposited, the U.S. Customs Service refunds the difference, with interest, to the Mexican importers.

         As of December 31, 2003, CEMEX Corp., as the parent company to our U.S. subsidiaries that import Mexican cement into the United States, had accrued liabilities of U.S.$132.9 million, including accrued interest, for the difference between the amount of anti-dumping duties paid on imports and the latest findings by the Commerce Department in its administrative reviews.

         The Commerce Department has published its final dumping determinations for the first, second, third, fourth, fifth and seventh review periods. The Commerce Department's final results of its final determinations for the sixth, eighth, ninth, tenth, eleventh and twelfth review periods have also been published, but have been suspended pending review by NAFTA panels.

         On October 20, 2003, the NAFTA Extraordinary Challenge Committee upheld the NAFTA Panel reviewing the final results of the fifth administrative review, covering the period August 1, 1994 -- July 1, 1995. The NAFTA Panel upheld the Commerce Department's remand results which lowered the antidumping duty margin for imports during the fifth review period to 44.9% ad valorem. The Customs Service has begun liquidating entries of cement from Mexico made during the fifth review period.

         On November 25, 2003, the NAFTA Panel reviewing the final results of the seventh review period upheld the Commerce Department's remand results of the seventh review period. The remand results lowered the antidumping margin for imports made during the seventh review period to 37.3% ad valorem.

         The latest final determination by the Commerce Department covering twelfth review period, commencing on August 1, 2001 and ending on July 31, 2002, was issued on September 16, 2003. The Commerce Department determined that the antidumping margin was 80.8% ad valorem. The final results for the twelfth review period establish the cash deposit rate for imports of gray Portland cement and cement clinker from Mexico made on or after September 16, 2003. The cash deposit rate was established at $52.41 per metric ton, which will remain in effect until the final results of the thirteenth review period are published.

         On June 15, 2004 the Commerce Department issued the Preliminary Results of the thirteenth review, which preliminarily reduce the antidumping margin to 55.01% ad valorem, and the cash deposit rate to $32.86 per metric ton. The rates established by the twelfth review will remain in place until the final results of the thirteenth review are issued later this year.

         The status of each period still under review or appeal is as follows:

             Period                          Cash Deposits                                Status
-----------------------------    ------------------------------     -----------------------------------------------
8/1/95-7/31/96                     61.85%                             37.49% determined by the Commerce  Department
                                                                      upon review.  Liquidation suspended pending
                                   (effective 5/5/1997)               NAFTA panel review.
8/1/97-7/31/98                     73.69%, 35.88% and 37.49%          45.98% determined by the Commerce Department
                                   (effective 5/4/1998)               upon review.  Liquidation  suspended pending
                                                                      NAFTA panel review.
8/1/98-7/31/99                     37.49%, 49.58% (effective          38.65% determined by the Commerce Department
                                   3/17/1999)                         upon review.  Liquidation suspended pending
                                                                      NAFTA panel review.
8/1/99-7/31/00                     49.58%, 45.98% (effective          50.98% determined by the Commerce Department
                                   3/16/2000)                         upon review.  Liquidation suspended pending
                                                                      appeal to NAFTA panel review.
8/1/00-7/31/01                     49.58%, 38.65% (effective          73.74% determined by the Commerce Department
                                   5/14/2001)                         upon review.  Liquidation suspended pending
                                                                      appeal to NAFTA panel review.
8/1/01-7/31/02                     38.65%, 50.98% (effective          80.75% determined by the Commerce Department
                                   3/19/2002)                         upon review.  Liquidation suspended pending
                                                                      appeal to NAFTA panel review.
8/1/02 - 7/31/03                   50.98%, 73.74% (effective          Currently under review by the Commerce
                                   1/14/2003)                         Department.
8/1/03 -- to date                  73.74%, U.S.$52.41 per metric      Subject to review by the Commerce Department.
                                   ton (effective 10/15/2003)

U.S. Anti-Dumping Rulings--Venezuela

         On May 21, 1991, U.S. producers of gray cement and clinker filed petitions with the Commerce Department and the International Trade Commission, or ITC, claiming that imports of gray cement and clinker from Venezuela were subsidized by the Venezuelan government and were being dumped into the U.S. market. The producers asked the U.S. government to impose anti-dumping and countervailing duties on these imports. These claims arose prior to our acquisition of our Venezuelan operations in 1994, but for purposes of the following discussion, we refer to the actions taken by the predecessor company as actions taken by CEMEX Venezuela. CEMEX Venezuela contested the dumping claim and the countervailing duty claim, and both cases were suspended.

         The Commerce Department's preliminary determination regarding the dumping claim was published on November 4, 1991. The Commerce Department initially found that CEMEX Venezuela had a dumping margin of 49.2%. Rather than proceeding with the final Commerce Department and ITC determinations, CEMEX Venezuela and the Commerce Department entered into an Anti-Dumping Suspension Agreement on February 11, 1992. Under the Anti-Dumping Suspension Agreement, CEMEX Venezuela agreed not to sell gray cement or clinker in the United States at a price less than the "foreign market value." The foreign market value was determined by the Commerce Department based on information provided by CEMEX Venezuela each quarter. CEMEX Venezuela was required to report to the Commerce Department sales in the U.S. market, costs of production and related data. During its sunset review of the Anti-Dumping Suspension Agreement, the ITC determined that terminating the agreement would not likely lead to a continuation or recurrence of injury to the U.S. market, and voted to terminate the Anti-Dumping Suspension Agreement on October 5, 2000. Consequently, on November 5, 2000, the Commerce Department issued a notice terminating the Anti-Dumping Suspension Agreement.

         On July 28, 2003, the Court of International Trade upheld the Commerce Department's termination of the Suspension Agreement. The domestic petitioners have appealed the court's decision to the U.S. Court of Appeals for the Federal Circuit. No decision is expected until the second quarter of 2004 at the earliest.

         Anti-Dumping in Taiwan

         Five Taiwanese cement producers--Asia Cement Corporation, Taiwan Cement Corporation, Lucky Cement Corporation, Hsing Ta Cement Corporation and China Rebar--filed before the Tariff Commission under the Ministry of Finance
(MOF) of Taiwan an anti-dumping case involving imported gray Portland cement and clinker from the Philippines and Korea.

         In a letter dated July 19, 2001, the MOF informed the petitioners and the respondent producers in exporting countries that a formal investigation had been initiated. Among the respondents in the petition are APO Cement Corporation or APO, Rizal and Solid, indirect subsidiaries of CEMEX, which received their anti-dumping questionnaires from the International Trade Commission under the Ministry of Economic Affairs (ITC-MOEA) on August 2, 2001, and from the MOF on August 16, 2001.

         Rizal and Solid replied to the ITC-MOEA by confirming that they were not exporting cement/clinker during the covered period. On the other hand, in its position paper filed on August 18, 2001 and in the public hearing held on August 20, 2001, APO contested the allegation of "injury" in the anti-dumping proceedings before the ITC-MOEA.

         In a letter dated October 2, 2001, the ITC-MOEA notified the respondent producers about the result of the preliminary injury investigation and its determination that there is a reasonable indication that the domestic industry in Taiwan was materially injured by reason of imports of Portland cement and clinker from South Korea and the Philippines that are alleged to be sold in Taiwan at less than normal value. In keeping with the implementing regulations on the imposition of antidumping duties in Taiwan, the ITC-MOEA has transferred the case to the MOF for further investigation.

         On October 12, 2001 and November 2, 2001, APO filed its replies to the MOF questionnaire to contest the allegation of "dumping" in the anti-dumping proceedings before the MOF. In a letter dated January 22, 2002, the MOF notified the petitioner and respondents that it adopted on January 15, 2002 a resolution preliminarily finding that there was "dumping" and resolving that investigation on the issue of "dumping" would continue, but that no provisional anti-dumping duty would be imposed.

         In a letter dated June 26, 2002, the ITC-MOEA notified respondent producers that its final injury investigation concluded that the imports from South Korea and the Philippines have caused material injury to the domestic industry in Taiwan.

         In a letter dated July 12, 2002, the MOF notified the respondent producers that a dumping duty would be imposed on Portland cement and clinker imports from the Philippines and South Korea commencing from July 19, 2002. The duty rate imposed on imports from APO, Rizal and Solid was 42%.

         On September 17, 2002, APO, Rizal and Solid filed before the Taipei High Administrative Court an appeal in opposition to the anti-dumping duty imposed by the MOF. As of April 30, 2004, there have been no material developments. We anticipate further hearings to be conducted with respect to this appeal.

Tax Matters

         As of December 31, 2003, we and some of our Mexican subsidiaries have been notified of several tax assessments determined by the Mexican tax office with respect to the tax years from 1992 through 1996 in a total amount of Ps4,885 million. With respect to the tax years from 1993 through 1996, the tax assessments are based primarily on: (i) recalculations of the inflationary tax deduction, since the tax authorities claim that "Advance Payments to Suppliers" and "Guaranty Deposits" are not by their nature credits, (ii) disallowed restatement of tax loss carryforwards in the same period in which they occurred, (iii) disallowed determination of tax loss carryforwards, and
(iv) disallowed amounts of business asset tax, commonly referred to as BAT, creditable against the controlling entity's income tax liability on the grounds that the creditable amount should be in proportion to the equity interest that the controlling entity has in its relevant controlled entities. We have filed an appeal for each of these tax claims before the Mexican federal tax court, and the appeals are pending resolution.

         As of December 31, 2003, the Philippine Bureau of Internal Revenue, or BIR, assessed APO Cement Corp. for a deficiency in the amount of income tax paid in the tax years 1998 through 2001 amounting to PhP832.1 million (U.S.$15.0 million as of December 31, 2003, based on an exchange rate of PhP55.569 to U.S.$1.00, which was the Philippine Peso/Dollar exchange rate on December 31, 2003 as published by the Bangko Sentral ng Pilipinas, the central bank of the Republic of the Philippines). The assessment disallows APO Cement Corp's income tax holiday related income. We have contested BIR's findings with the Court of Tax Appeal, or CTA. We believe that these claims will not have a material adverse effect on us. However, an adverse resolution of these claims could have a material adverse effect on our results of operations in the Philippines.

         The BIR also finalized its tax assessments for Solid Cement Corp.'s 1999 tax year amounting to PhP387.6 million (U.S.$7.0 million as of December 31, 2003, based on an exchange rate of PhP55.569 to U.S.$1.00) and APO Cement Corp.'s 1999 tax year amounting to PhP833.3 million (U.S.$15.0 million as of December 31, 2003, based on an exchange rate of PhP55.569 to U.S.$1.00). We continue to submit relevant evidence to the BIR to contest these assessments. Our next recourse is to contest these assessments with the CTA if the BIR issues a final collection letter.

         In addition, Solid Cement Corp.'s 1998 tax year and APO Cement Corp.'s 1997-1998 tax years are under preliminary review for deficiency taxes. Finalization of the assessment was held in abeyance by the BIR as we continue to present evidence to dispute their findings. We intend to contest any and all assessments if they arise.

Other Legal Proceedings

         In May 1999, several companies filed a civil liability suit in the civil court of the circuit of Ibague, Colombia, against two of our Colombian subsidiaries, alleging that these subsidiaries were responsible for deterioration in the rice production capacity of land of the plaintiffs, caused by pollution emanating from our cement plants located in Ibague, Colombia. On December 15, 2003, a judgment was entered against us under which we were ordered to pay to the plaintiffs an amount equal to CoP21,114 million (U.S.$7.6 million as of December 31, 2003, based on an exchange rate of CoP2,778.21 to U.S.$1.00, which was the Colombian Peso/Dollar exchange rate on December 31, 2003 as published by the Banco de la Republica de Colombia, the central bank of Colombia). We filed an appeal on January 13, 2004, and the case will be sent to the Superior Court of Ibague for review.

         In March 2001, 42 transporters filed a civil liability suit in the civil court of Ibague, Colombia, against three of our Colombian subsidiaries. The plaintiffs contend that these subsidiaries are responsible for the alleged damages caused by breach of raw material transportation contracts. The plaintiffs asked for relief in the amount of CoP127,242 million (U.S.$45.8 million as of December 31, 2003, based on an exchange rate of CoP2,778.21 to U.S.$1.00). As of April 30, 2004, this proceeding had not reached the evidentiary stage. Typically, proceedings of this nature continue for several years before final resolution.

         As of December 31, 2003, CEMEX, Inc. had accrued liabilities specifically relating to environmental matters in the aggregate amount of U.S.$ 32.4 million. The environmental matters relate to (i) the disposal of various materials in accordance with past industry practice, which might be categorized as hazardous substances or wastes, and (ii) the cleanup of sites used or operated by CEMEX, Inc., including discontinued operations, in regard to the disposal of hazardous substances or wastes, either individually or jointly with other parties. Most of the proceedings are in the preliminary stage, and a final resolution might take several years. For purposes of recording the provision, CEMEX, Inc. considers that it is probable that a liability has been incurred and the amount of the liability is reasonably estimable, whether or not claims have been asserted, and without giving effect to any possible future recoveries. Based on information developed to date, CEMEX, Inc. does not believe it will be required to spend significant sums on these matters in excess of the amounts previously recorded. Until all environmental studies, investigations, remediation work, and negotiations with or litigation against potential sources of recovery have been completed, the ultimate cost that might be incurred to resolve these environmental issues cannot be assured.

         In December 2002, an ex-maritime broker for Puerto Rican Cement Company, Inc. filed a civil liability lawsuit in Puerto Rico against CEMEX, S.A. de C.V., PRCC and other unaffiliated entities, including Puerto Rican authorities. The plaintiff contends that the defendants conspired to violate state and federal antitrust laws so that one of the defendants, who is not affiliated with us, could gain control of the maritime broker market in Port of Ponce, Puerto Rico. The plaintiff has asked for relief in the amount of approximately U.S.$18 million. In September 2003, the United States District Court for the District of Puerto Rico dismissed all claims against us, and entered judgment accordingly. The plaintiff has subsequently filed two post-judgment motions requesting reconsideration of the court's opinion, and we have requested the denial of such motions. Resolution of these motions is still pending before the court.

         In March 2003, a lawsuit was filed in the Indonesian province of West Sumatra in the Padang District Court against (i) Gresik, an Indonesian cement producer in which we own a 25.5% interest through Cemex Asia Holdings Ltd. or CAH and the Republic of Indonesia owns a 51% interest, (ii) Semen Padang, a 99.9%-owned subsidiary of Gresik that owns and operates Gresik's Padang cement plant, and (iii) several Indonesian government agencies. The lawsuit, which was filed by a foundation purporting to act in the interest of the people of West Sumatra, challenged the validity of the sale of Semen Padang by the Indonesian government to Gresik in 1995 on the grounds that the Indonesian government did not obtain the necessary approvals for such sale. On May 9, 2003, the Padang District Court issued an interim decision suspending Gresik's rights as a shareholder in Semen Padang on the grounds that ownership of Semen Padang was an issue in dispute. On March 31, 2004, the Padang District Court announced its final decision in favor of the foundation. On April 12, 2004, Gresik filed an appeal of this decision with the Padang District Court, which will in turn forward the appeal to the High Court of the West Sumatra province.

         After the failure of several attempts to reach a negotiated or mediated solution to these problems involving Gresik, on December 10, 2003, CAH filed a request for arbitration against the Republic of Indonesia and the Indonesian government before the International Centre for Settlement of Investment Disputes, or ICSID, based in Washington D.C. CAH is seeking, among other things, rescission of the purchase agreement entered into with the Republic of Indonesia in 1998, plus repayment of all costs and expenses, and compensatory damages. ICSID has accepted and registered CAH's request for arbitration and issued a formal notice of registration on January 27, 2004. As a result of the registration, an Arbitral Tribunal will be established to hear the dispute. We cannot predict, however, what effect, if any, this action will have on our investment in Gresik or what the ruling of the Arbitral Tribunal will be.

         On April 27, 2004, a subsidiary of CEMEX Colombia received notice as a co-defendant, along with a government agency in charge of urban development in Bogota, another supplier, and a ready-mix industry association, in an action brought by a Colombian law firm on "public interest" grounds. The lawsuit alleges that the use of a certain type of cement-based material in the construction of roads for the "Transmilenio" public transport system and for regular traffic resulted in defects that impede the proper functioning of the "Transmilenio" system and hamper traffic flow. The lawsuit argues that CEMEX Colombia's subsidiary, the other supplier, and the ready mix-industry association promoted the use of the material, and seeks damages to pay for the repair of the defects or, if repair is not possible, the rebuilding of the defective road sections. We are currently evaluating the potential impact of this matter on our Colombian operations. Because it is very early in the process, we cannot estimate the financial implications of an adverse resolution, but we believe that it is unlikely to have a material adverse effect on our results of operations. We believe that this will be a protracted matter that may result in additional lawsuits or actions. We intend to defend our interests vigorously.

         In the ordinary course of our business, we are party to various legal proceedings. Other than as disclosed herein, we are not currently involved in any litigation or arbitration proceedings, including any such proceedings which are pending, which we believe will have, or have had, a material adverse effect on us, nor, so far as we are aware, are any proceedings of that kind threatened.


                                                        CEMEX, S.A. de C.V.
                                                           LIEN SCHEDULE
                                                (Figures in millions of US Dollars)

------------------------------------------ ----------------------- ------------------------------------- -------------
                 COMPANY                           LENDER                     LIENS CONCEPT                BALANCE
------------------------------------------ ----------------------- ------------------------------------- -------------

------------------------------------------ ----------------------- ------------------------------------- -------------
CEMEX, Inc.                                GE Capital 279,280      Equipment related with the credit         1.03
------------------------------------------ ----------------------- ------------------------------------- -------------
CEMEX, Inc.                                City of Long Beach      Cement Terminal (Capital Lease            0.00
                                                                       Obligation)
------------------------------------------ ----------------------- ------------------------------------- -------------
CEMEX, Inc.                                Hampton                 Land related with the credit              0.28
------------------------------------------ ----------------------- ------------------------------------- -------------
CEMEX, Inc.                                RIO                     Land related with the credit              0.00
------------------------------------------ ----------------------- ------------------------------------- -------------
Mineral Resource Technologies, Inc.        Met-South, Inc.         Ash storage facility                      0.20
------------------------------------------ ----------------------- ------------------------------------- -------------
Centro Distribuidor de Cemento, S.A. de    Bank of America         Cash Collateral                           2.10
   C.V.
------------------------------------------ ----------------------- ------------------------------------- -------------
                                                                                                             3.61
------------------------------------------ ----------------------- ------------------------------------- -------------

                                                                  EXHIBIT A
                                                                  ---------

                                 FORM OF NOTE

U.S.$______________                                          Date_______________
                                                             New York, New York,

                  FOR VALUE RECEIVED, the undersigned, CEMEX, S.A. de C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States and located at Ave. Ricardo Margain Zozoya #325, Col. Valle Del Campestre, Garza Garcia, N.L. 66265, Mexico (the "Borrower"), unconditionally promises to pay, without setoff or counterclaim, to the order of ____________ (the "Lender") on the Maturity Date, as defined in the Credit Agreement (as defined below), at the office of [ING Capital LLC, 1325 Avenue of the Americas, New York, New York 10019,] in lawful money of the United States of America and in immediately available funds, the principal amount of _____________ Dollars (U.S.$_________) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the undersigned pursuant to the Credit Agreement which are then due and payable to the Lender pursuant thereto. The undersigned further unconditionally agrees to pay, without setoff or counterclaim, interest in like money at such office from the date hereof until paid in full on the unpaid principal amount hereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, the Credit Agreement. The Lender is authorized to record the date, type and amount of each Loan made by the Lender pursuant to the Credit Agreement, the date and amount of each repayment of principal hereof, the date of each interest rate conversion and each continuation pursuant to Section 3.05 of the Credit Agreement and the principal amount subject thereto, and, in the case of Eurodollar Loans, the interest rate with respect thereto on the schedules annexed hereto and made a part hereof or on any other record customarily maintained by the Lender with respect to this Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of the Lender to make such recordation (or any error is such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Notes referred to in the Credit Agreement dated as of __________, among the Borrower, the Guarantors, the several Lenders party thereto, Barclays Bank PLC, as Issuing Bank and Documentation Agent, ING Bank N.V., as Issuing Bank, Barclays Capital, the Investment Banking Division of Barclays Bank PLC, as Joint Bookrunner and ING Capital LLC, as Joint Bookrunner and Administrative Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as so defined), and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  The Borrower agrees to pay all reasonable costs and expenses, including all reasonable fees and disbursements of counsel (including the allocated cost of internal counsel), incurred by the Lender in connection with the enforcement of the Lender's rights and remedies under the Credit Agreement and this Note.

                  The Borrower hereby irrevocably and unconditionally submits for itself and its property in any legal suit, action or proceeding relating to this Note or for recognition and enforcement of any judgment in respect thereof, to the jurisdiction of the United States District Court for the Southern District of New York and of any New York State court located in the Borough of Manhattan in New York City, to the jurisdiction of any competent court in the place of its corporate domicile and any appellate courts thereof, and consents that any such suit, action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The Borrower hereby irrevocably agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation System having offices on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, U.S.A. (the "Process Agent"), and the Borrower hereby irrevocably appoints the Process Agent as its authorized agent to accept such service of any and all such writs, process and summonses and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon.

                  The obligations of the Borrower hereunder to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by the Lender of the full amount of Dollars payable hereunder and the Borrower shall be obligated to indemnify the Lender (and the Lender shall have an additional legal claim) for any difference between such full amount and the amount effectively received by the Lender pursuant to any such tender or recovery. The Lender's determination of amounts effectively received by it shall be presumptively correct in the absence of manifest error.

                  To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Note and the other Transaction Documents. The foregoing waiver and consent are intended to be effective to the fullest extent now or hereafter permitted by applicable law of any jurisdiction in which any suit, action or proceeding with respect to this Note may be commenced.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                              CEMEX, S.A. de C.V.


                                              By:______________________________
                                              Title:___________________________

Guaranteed:

CEMEX MEXICO, S.A. de C.V.,
in its capacity as Guarantor
Under Article X of the Credit Agreement

By:_____________________________________
Title:__________________________________


Guaranteed:

EMPRESAS TOLTECA DE MEXICO,
S.A. de C.V., in its capacity as
Guarantor under Article X of the Credit
Agreement

By:_____________________________________
Title:__________________________________


                                                                                                  Schedule 1 to Note
                                                                                                  ------------------
                                                          BASE RATE LOANS
                                                          ---------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
                       Amount of Base
                         Rate Loans                               Amount            Updated
                           Made or           Amount of         Converted to        Principal
                       Converted from        Principal             LIBOR         Balance of Base        Notation
       Date              LIBOR Loans           Repaid              Loans            Rate Loans           Made by
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

                                                                                               Schedule 2 to Note
                                                                                               ------------------
                                                            LIBOR LOANS
                                                            -----------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
                      Amount of
                     LIBOR Loans       Interest                                           Unpaid
                       Made or        Period and                         Amount         Principal
                      Converted      Interest Rate     Amount of       Converted        Balance of
                      from Base      with Respect      Principal      to Base Rate         LIBOR         Notation
      Date           Rate Loans         Thereto          Repaid           Loans            Loans          Made By
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

                                                                    EXHIBIT B
                                                                    ---------

                          FORM OF NOTICE OF BORROWING
                          ---------------------------

ING CAPITAL LLC,
  as Administrative Agent
1325 Avenue of the Americas
New York, New York 10019
Attention: [Client Services Unit]

                  Reference is made to the Credit Agreement, dated as of ________________, 2004, among Cemex, S.A. de C.V., as Borrower (the "Borrower"), Cemex Mexico, S.A. de C.V., as Guarantor, Empresas Tolteca de Mexico, S.A. de C.V., as Guarantor, Barclays Bank PLC, as Issuing Bank and Documentation Agent, ING Bank N.V., as Issuing Bank, Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as Joint Bookrunner, ING Capital LLC, as Joint Bookrunner and Administrative Agent, and certain other lenders party thereto (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement. The undersigned hereby gives notice pursuant to Section 2.01 of the Credit Agreement of its request for [a] Revolving Loan[s] with the following terms:

         (A)      Requested Disbursement Date     ____________________________
                  (which is a Business Day)

         (B)      Principal amount of Borrowing   ____________________________

         (C)      Interest rate basis

         (D)      (If a LIBOR loan is requested)  ____________________________
                  Interest Period and the last
                  date thereof

                  The disbursement shall be deposited in the account specified in and in accordance with the requirements of Section 2.01(d) of the Credit Agreement.

                  The Borrower hereby represents and warrants that each condition specified in Section 5.02 of the Credit Agreement has been satisfied or waived.

                  IN WITNESS WHEREOF, the undersigned has hereto set his name on this _________ day of _________, ____.

                                            CEMEX, S.A. DE C.V.
                                              as Borrower

                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________

                                                                 EXHIBIT C
                                                                 ---------

                    FORM OF NOTICE OF EXTENSION/CONVERSION
                    --------------------------------------

ING CAPITAL LLC,
as Administrative Agent
1325 Avenue of the Americas
New York, New York 10019
Attention: [Client Services Unit]

                  Reference is made to the Credit Agreement, dated as of __________, 2004, among Cemex, S.A. de C.V., as Borrower (the "Borrower"), Cemex Mexico, S.A. de C.V., as Guarantor, Empresas Tolteca de Mexico, S.A. de C.V., as Guarantor, Barclays Bank PLC, as Issuing Bank and Documentation Agent, ING Bank N.V., as Issuing Bank, Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as Joint Bookrunner, ING Capital LLC, as Joint Bookrunner and Administrative Agent, and certain other lenders party thereto (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement. The undersigned hereby gives notice pursuant to Section 2.01(e) of the Credit Agreement that it requests an extension or conversion of [a] Revolving Loan[s] outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

         (A)      Date of Extension or Conversion     ________________________

         (B)      The Loan[s] to be Extended/         ________________________
                  Converted and the
                  Principal Amount thereof

         (C)      Interest rate basis                 ________________________

         (D)      (If a LIBOR loan) Interest          ________________________
                  Period and the last date thereof

                  The Borrower hereby represents and warrants that each condition specified in Section 5.02 of the Credit Agreement has been satisfied or waived.

                  IN WITNESS WHEREOF, the undersigned has hereto set his name on this __________day of __________, ___.

                                              CEMEX, S.A. DE C.V.. as Borrower

                                              By:  ___________________________
                                                   Name:______________________
                                                   Title:_____________________

                                                                 EXHIBIT D
                                                                 ---------

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                  -------------------------------------------

                  ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of ___________, _____ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), CEMEX, S.A. de C.V. (the "Borrower"), CEMEX MEXICO, S.A. de C.V. (a "Guarantor"), EMPRESAS TOLTECA DE MEXICO, S.A. de C.V. (a "Guarantor"), BARCLAYS BANK PLC, NEW YORK BRANCH, as Issuing Bank, ING CAPITAL N.V. as Issuing Bank (together with Barclays Bank PLC, each in such capacity, the "Issuing Banks") and ING CAPITAL LLC as Administrative Agent (in such capacity, the "Administrative Agent").

                             W I T N E S S E T H:
                             - - - - - - - - - -

                  WHEREAS, this Assignment and Assumption Agreement (this "Agreement") relates to the Credit Agreement dated as of __________ among the Borrower, the Guarantors, the Assignor and the other Lenders party thereto, the Issuing Banks, the Administrative Agent, Barclays Bank PLC, as Documentation Agent, Barclays Capital, the Investment Banking Division of Barclays Bank PLC, as a Joint Bookrunner and ING Capital LLC, as a Joint Bookrunner (as from time to time further amended, supplemented or otherwise modified, the "Credit Agreement");

                  WHEREAS, as provided in the Credit Agreement, the Assignor has purchased a participation in the Letter of Credit has purchased and/or agreed to purchase a participation in Standby L/Cs and has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed U.S.$____________ (the "Assignor's Commitment");

                  [WHEREAS, [the Assignor has purchased participations in Standby L/C Drawings in an aggregate principal amount of U.S.$________ outstanding on the date hereof] [Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of U.S.$__________ are outstanding on the date hereof];

                  WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of [a portion of] its Commitment thereunder in an amount equal to U.S.$__________ (the "Assigned Amount"), together with a corresponding portion of its participation in the Standby L/Cs [and] [of its participations in unreimbursed Standby L/C Drawings] [and] [of its outstanding Loans] and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on the terms set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

                  SECTION 2. Assignment. The Assignor hereby irrevocably assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement [to the extent of the Assigned Amount], and the Assignee hereby irrevocably accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement [to the extent of the Assigned Amount][, including the purchase from the Assignor of the corresponding portion of the principal amount of the [participations by the Assignor in unreimbursed Standby L/C Drawings outstanding on the date hereof [and] [principal amount of the Loans made by the Assignor]. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrower,] the Issuing Bank [and the Administrative Agent] and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof (a) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount [in addition to its existing Commitment], and (b) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

                  SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that any Participation Fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if either party receives any amount under the Credit Agreement that is for the account of the other party, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.


-------------------

* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.


                  SECTION 4. Consent Of [The Borrower,] The Issuing Banks [And The Administrative Agent]. This Agreement is conditioned upon the consent of [the Borrower,] the Issuing Banks [and the Administrative Agent] pursuant to
Section 4.12 of the Credit Agreement and the payment of a processing fee of U.S.$3,500 to the Administrative Agent and a fee of U.S.$1,500 to the Appropriate Issuing Bank. The execution of this Agreement by [the Borrower,] the Issuing Banks [and the Administrative Agent] is evidence of this consent. Pursuant to Section 16.06(b) of the Credit Agreement, the Borrower agrees to execute and deliver a new Note to the Assignee.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES.

                  (a) The Assignor (i) represents and warrants that it is legally authorized to enter into this Agreement; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Guarantors, any of their Affiliates or any other obligor or the performance or observance by the Borrower, the Guarantors, any of their Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto.

                  (b) The Assignee (i) represents and warrants that it is legally authorized to enter into this Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 8.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Issuing Banks or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

                  SECTION 6. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower and the Guarantors, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement, the Standby L/Cs or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

                  SECTION 7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successor and assigns.

                  SECTION 8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

                  SECTION 9. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                  [ASSIGNOR]


                                  By:__________________________________
                                  Title:_______________________________


                                  [ASSIGNEE]


                                  By:__________________________________
                                  Title:_______________________________


                                  CEMEX, S.A. de C.V.,
                                  as Borrower


                                  By:__________________________________
                                  Title:_______________________________


                                  CEMEX MEXICO, S.A. de C.V.,
                                  as Guarantor


                                  By:__________________________________
                                  Title:_______________________________


                                  EMPRESAS TOLTECA DE MEXICO, S.A. de C.V., as Guarantor


                                  By:__________________________________
                                  Title:_______________________________

                                  BARCLAYS BANK PLC,
                                  as Issuing Bank


                                  By:__________________________________
                                  Title:_______________________________



                                  By:__________________________________
                                  Title:_______________________________


                                  ING BANK N.V.,
                                  as Issuing Bank


                                  By:__________________________________
                                  Title:_______________________________



                                  By:__________________________________
                                  Title:_______________________________


                                  ING CAPITAL LLC,
                                  as Administrative Agent


                                  By:__________________________________
                                  Title:_______________________________

                                                                      EXHIBIT E
                                                                      ---------

                  FORM OF OPINION OF SPECIAL NEW YORK COUNSEL
                         TO THE ISSUER AND GUARANTORS

                                                                      EXHIBIT F
                                                                      ---------

                      FORM OF OPINION OF MEXICAN COUNSEL
                      TO THE BORROWER AND THE GUARANTORS

                                                                      EXHIBIT G
                                                                      ---------


                       FORM OF STAND-BY LETTER OF CREDIT

[THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____ IS ONE OF THE STANDBY LETTERS OF CREDIT REFERRED TO IN THE CREDIT AGREEMENT, DATED _____ AMONG CEMEX, S.A. DE C.V., CEMEX MEXICO, S.A. DE C.V., EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., BARCLAYS BANK PLC, ING BANK N.V., BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, ING CAPITAL LLC, AND THE SEVERAL LENDERS PARTY THERETO.]*


Date: [_________________]

To:
[name and address of Beneficiary]
Attn.___________________
[Telex No./ Swift No./ Facsimile No.]

Ladies and Gentlemen:

                  We hereby establish our irrevocable standby letter of credit No. ______________ [in support of obligations of _______________]** by order of our client CEMEX, S.A. de C.V. (the "Company") in favor of you, [name of beneficiary] (the "Beneficiary") for an aggregate amount not in excess of U.S.$[_____________]*** (as reduced from time to time in accordance with the terms of this letter of credit, the "Stated Amount") expiring on [_____________]**** (the "The Letter of Credit").

                  Drawings under this Letter of Credit are unconditionally available to the Beneficiary against presentation of the certificate in the form attached hereto as Annex I (each, a "Drawing Certificate") appropriately completed and purportedly signed by the Beneficiary. Each Drawing Certificate presented hereunder shall be dated the date of presentation and may be presented to us either in writing delivered to us at [address (in New York)] or in writing transmitted to us by facsimile telecopy at [fax number (in New
York)].


-------------------

*        Optional.

**       Optional.

***      must have a minimum stated amount equal to U.S.$5,000,000.

**** must expire on the ealier of 360 days after the date of issuance or [insert date that is five business days prior to stated termination date].


                  We hereby agree with you that if any Drawing Certificate is presented under this Letter of Credit at or prior to 11:00 am (New York time), on a Business Day, and provided that such Drawing Certificate presented conforms with the terms and conditions of this Letter of Credit, payment shall be effected by us in same day funds by the close of business on such Business Day. If any Drawing Certificate is presented under this Letter of Credit after 11:00 am (New York time), on a Business Day, and provided that such documents conform with the terms and conditions of this Letter of Credit, payment shall be effected by us in immediately available funds on the following Business Day. As used in this Letter of Credit, "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or required by law to close.

                  Partial and multiple drawings are permitted, provided however that the Stated Amount available under this Letter of Credit shall be reduced immediately following our payment of any drawing hereunder in the amount equal to the amount to such drawing. No payment hereunder shall exceed the Stated Amount.

                  Upon the payment to you or to your account of the amount in respect of a drawing hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to the amount of such drawing, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such drawing to you or any other person. By paying to you the amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded, and we shall not be liable to you or to any other person for, or in respect of any amount so paid or disbursed for any reason whatsoever, including any non-application or misapplication by you of the proceeds of such payment or disbursement.

                  This Letter of Credit may not be assigned, except that you may by written assignment of proceeds to us in the form of Annex II, assign your rights and obligations under this Letter of Credit to any assignee identified in such certification. [This Letter of Credit may be transferred]/ [This Letter of Credit may not be transferred]*

                  This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any other document, instrument or agreement, except only the Drawing Certificate; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

                  All bank charges and commissions incurred by the issuer of this Letter of Credit in connection with the issuance or administration of this Letter of Credit (including any drawing hereunder) shall be the responsibility of the Company.

                  All payments under this Letter of Credit shall be in United States dollars, regardless of the currency in which the obligations to the Beneficiary referred to in the Drawing Certificate are denominated, in the account indicated by the Beneficiary in the Drawing Certificate.


-------------------


*        Insert Appropriate Language


                  This Letter of Credit is subject to the international standby practice, International Chamber of Commerce (ICC) publication No. 590 ("ISP98") and as to matters not addressed by the ISP98 shall be governed by and construed in accordance with the laws of the state of New York (including without limitation, Article 5 of the Uniform Commercial Code of the State of New York).

                  All communication regarding this Letter of Credit should be addressed to: [Issuing bank address], attention _____________, department _________. The number and the date of this Letter of Credit and the name of our bank must be quoted in all communications.

Very truly yours,

[Full name of L/C Issuing Bank]

By:  [authorized signatory]
      --------------------
Name:
Title:

                                    Annex I

                ATTACHMENT TO FORM OF STAND-BY LETTER OF CREDIT
                       ISSUED BY (NAME OF ISSUING BANK)

                          FORM OF DRAWING CERTIFICATE


Date: __________

Ref. ___________

To:
[Name of L/C Issuing Bank]
[address]
Attn.__________________
[Swift No./ Facsimile No.]

Ladies and Gentlemen:

Reference is made to irrevocable standby letter of credit No. _______ dated __________ (the "Letter of Credit") issued by order and for account of
_________ (the "Company").

The undersigned, a duly authorized representative of _________ (the "Beneficiary"), hereby certifies that:

                  1. The Beneficiary is the Beneficiary of the Letter of Credit.

                  2. We are hereby drawing in the amount of ________ because ___________ has failed to fulfill its [payment obligations] / [obligations]* to ________ in accordance with the terms of the ___________ agreement between __________ and ___________ dated as of _________. The amount being drawn does not exceed that amount which the Beneficiary is entitled to draw under the Letter of Credit.

                  3. The amount noted in paragraph 2 above should be remitted to the following location in accordance with the Letter of Credit:


                           Name of Beneficiary: [______________________]
                           Department: [______________________]
                           Address: [_________________________]
                           Attention: [_______________________]
                           Telephone: [_______________________]
                           Facsimile: [_______________________]
                           Wiring Instructions: [_____________]

                  4. If this Drawing Certificate shall be sent by facsimile, the original copy of this Drawing Certificate shall be sent immediately to the Issuing Bank via overnight mail to the following address: [address in New York].

                  5. For verification purposes, the Issuing Bank may contact: [contact person of Beneficiary, such person being someone other than the sender of this Drawing Certificate via facsimile or via overnight mail].

In witness whereof, the undersigned has executed this certificate on __________.

Very truly yours,

[Full name of the Beneficiary]

By: [authorized signatory]
     --------------------
Name:
Title:

                                   Annex II

                ATTACHMENT TO FORM OF STAND-BY LETTER OF CREDIT
                       ISSUED BY (NAME OF ISSUING BANK)


                        FORM OF ASSIGNMENT OF PROCEEDS


Date:_______________

Ref.________________
To:
[Name of L/C Issuing Bank]
[address]
Attn._______________
[Telex No./ Swift No./ Facsimile No.]

Letter of Credit No.__________ (the "Letter of Credit")
Issued by:

         With reference to the Letter of Credit which you have issued to us, out of the proceeds due under the Letter of Credit (or from any payment of proceeds you at any time may make under or in relation to the Letter of Credit), we hereby irrevocably authorize and direct you to pay the sum of:

Words ___________________________ Figures _______________________________

To:      Name:___________________________________________________________

         Address:________________________________________________________

Pursuant to an assignment agreement which we have entered into with them.

In the event of part payments becoming due, please give effect to these instructions by paying the Assignees named above:

                  ? The full amount of all drawings until the sum mentioned above has been fully discharged.

                  ? Per cent of any drawing (but all payments when added together must not exceed the amount of this assignment).

         * * Please delete and initial the instruction which does not apply.

You are hereby authorized also to communicate such information to the Assignee relating to the Letter of Credit or our performance of the conditions thereof as you may in your absolute discretion determine.

Please send to the Assignee a copy of this Notice of Assignment which is give pursuant to International Chamber of Commerce (ICC) Publication No. 590 ("ISP98"), to which the above Letter of Credit is subject.

For and on behalf of

____________________
Authorized Signature

_______________________________________________________________________________

To be completed by Beneficiary's bankers:

We hereby confirm the authenticity of ______________ who is/are authorized to commit the Company to this Assignment.

__________________________ (Bankers)